UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K/A
(Amendment No. 1)

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2021

ARRIVED HOMES, LLC
(Exact name of issuer as specified in its charter)

Delaware	85-2046587
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814)-277-4833
(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Homes Series Lierly; Arrived Homes Series Soapstone; Arrived Homes Series Patrick; Arrived Homes Series Pecan; Arrived Homes Series Plumtree; Arrived Homes Series Chaparral; Arrived Homes Series Splash; Arrived Homes Series Salem; Arrived Homes Series Tuscan; Arrived Homes Series Malbec; Arrived Homes Series Pinot; Arrived Homes Series Mojave; Arrived Homes Series Wentworth; Arrived Homes Series Cupcake; Arrived Homes Series Luna; Arrived Homes Series Kingsley; Arrived Homes Series Shoreline; Arrived Homes Series Holloway; Arrived Homes Series Badminton; Arrived Homes Series Eastfair; Arrived Homes Series Centennial; Arrived Homes Series Basil; Arrived Homes Series Lallie; Arrived Homes Series Spencer; Arrived Homes Series Summerset; Arrived Homes Series Dewberry; Arrived Homes Series Roseberry; Arrived Homes Series Windsor; Arrived Homes Series Amber; Arrived Homes Series Bayside; Arrived Homes Series Coatbridge; Arrived Homes Series Collinston; Arrived Homes Series Dawson; Arrived Homes Series Elevation; Arrived Homes Series Elm; Arrived Homes Series Forest; Arrived Homes Series Holland; Arrived Homes Series Jupiter; Arrived Homes Series Lennox; Arrived Homes Series Lily; Arrived Homes Series Limestone; Arrived Homes Series Meadow; Arrived Homes Series Odessa; Arrived Homes Series Olive; Arrived Homes Series Ridge; Arrived Homes Series River; Arrived Homes Series Saddlebred; Arrived Homes Series Saturn; Arrived Homes Series Sugar; Arrived Homes Series Weldon; Arrived Homes Series Westchester; Arrived Homes Series Bandelier; Arrived Homes Series Butter; Arrived Homes Series Davidson; Arrived Homes Series Diablo; Arrived Homes Series Dolittle; Arrived Homes Series Ensenada; Arrived Homes Series Grant; Arrived Homes Series KerriAnn; Arrived Homes Series Matchingham; Arrived Homes Series McLovin; Arrived Homes Series Murphy; Arrived Homes Series Oly; Arrived Homes Series Ribbonwalk; Arrived Homes Series Rooney; Arrived Homes Series Scepter; Arrived Homes Series Sigma; Arrived Homes Series Vernon; Arrived Homes Series Avebury; Arrived Homes Series Chelsea; Arrived Homes Series Hadden; Arrived Homes Series Hollandaise; Arrived Homes Series Otoro; Arrived Homes Series Terracotta; Arrived Homes Series Bedford; Arrived Homes Series Gardens; Arrived Homes Series Jack; Arrived Homes Series Louise; Arrived Homes Series Peanut; Arrived Homes Series Tulip; Arrived Homes Series 100; Arrived Homes Series Grove; Arrived Homes Series Heritage; Arrived Homes Series Heron; Arrived Homes Series Kirkwood; Arrived Homes Series Lanier; Arrived Homes Series Magnolia; Arrived Homes Series Mammoth; Arrived Homes Series McGregor; Arrived Homes Series Point; Arrived Homes Series Rosewood; Arrived Homes Series Roxy; Arrived Homes Series Stonebriar; Arrived Homes Series Wisteria

(Title of each class of securities issued pursuant to Regulation A)

Explanatory Note

This Amendment No. 1 to the Annual Report on Form 1-K/A is being filed to include the Independent Auditor's Report of Artesian CPA, LLC for the financial statements as of December 31, 2020 and for the period from July 13, 2020 (Inception) to December 31, 2020 and to include the Report of Independent Registered Public Accounting Firm of Morison Cogen LLP as well as the corresponding Consolidated and Consolidating financial statements as of December 31, 2021.

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived Homes platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived Homes platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which, including the impact of the COVID-19 coronavirus, are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in the most recent post-qualification amendment to the offering statement on Form 1-A filed by the company with the Securities and Exchange Commission (the “Commission”)e, as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

iii

Item 1. Description of Business

Company Overview – Our Mission

Arrived Homes, LLC, a Delaware series limited liability company, was formed in July 2020 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived Homes platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business will be the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

We are managed by Arrived Holdings, Inc., a Delaware corporation. Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a technology-enabled asset management company that operates a web-based investment platform, the Arrived Homes platform, used by our company for the offer and sale of interests in the series of our company.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 MSAs (metropolitan statistical areas with populations greater than 500,000) which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

For a brief overview of the particular geographic market in which a series property is located, see the individual series property listings in the section titled “The Series Properties Being Offered” below.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the manager and subject to the limitations in the operating agreement.

The manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the manager will utilize the manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the manager’s underwriting criteria, the manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the applicable offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate. The differences in these acquisition methods are described below:

1.	Acquisition of a Series Property from an Unaffiliated Third-Party Seller

If a new property is to be acquired for a new series prior to the establishment of that series, the manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which the applicable offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will be provided by some combination of mortgage proceeds and cash payment. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager’s loan. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note issued to the manager.  The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series.   If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note, (i) the available net proceeds of the offering will be used to pay down the promissory note to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

2.	Acquisition of a Series Property from the Manager or an Affiliate of the Manager

If the entity selling the property to series is the manager or an affiliate of the manager who had previously purchased the property from a third-party seller, the series will purchase the property (or a 100% interest in the LLC that may own the property) at a purchase price equal to the price the manager or affiliate actually paid for the property (inclusive of acquisition and closing costs).  The series will also pay the manager (or the affiliate of the manager) the sourcing fee as indicated in the use of proceeds table for the particular offering. The series will purchase the property through the issuance to the manager (or the affiliate of the manager) of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. The series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the series offering. Prior to the repayment of the note, the manager (or the affiliate of the manager) will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering circular amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to the applicable offering circular to reflect such material adjustment.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series in the Northwest Arkansas market with Blue Canopy. However, we reserve the right to change property managers at any time. The following is a summary of the material terms of the proposed property management agreement with Blue Canopy Realty for each series:

●	12 month term with optional annual renewals;

●	Early cancellation fee of $500;

●	Property management fee of 7% of monthly rents collected; and

●	A fee of 25% of the first month’s rent, waived if the tenant is sourced by Blue Canopy Realty or Arrived. This fee will cover any expected additional cost if there is a tenant agent involved in the rental sourcing.

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to one percent (1%) of the actual capital contributions to that series. This fee will be paid out of the net operating rental income of a series.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (HOA) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager

Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Homes Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived Homes, LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our,” “Arrived” or the “company”) was formed in July 2020 to permit public investment in specific single family rental homes. Arrived Holdings, Inc. is the manager of the company (our “manager”). We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together we align incentives towards creating value for everyone.

Since its formation in July 2020, our company has been engaged primarily in preparing to acquire properties for its series offerings, and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Impact of the COVID-19 Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this Form 1-K, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of real estate. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the real estate industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Arrived Platform for an average of five to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests. See “Risk Factors” above.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series for the period July 13, 2020 (date of inception) through December 31, 2020 and for the year ended December 31, 2021 are listed in the table below. The increases in revenues for the relevant series and for the company are a result of each series beginning operations during the year ended December 31, 2021. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Revenues

Applicable Series	12/31/20	12/31/21
Amber	$-	$-
Badminton	$-	$9,782.00
Bandelier	$-	$-
Basil	$-	$5,880.00
Bayside	$-	$2,095.00
Butter	$-	$-
Centennial	$-	$9,169.00
Chaparral	$-	$13,050.00
Coatbridge	$-	$1,995.00
Collinston	$-	$-
Cupcake	$-	$4,382.00
Davidson	$-	$-
Dawson	$-	$1,695.00
Dewberry	$-	$7,604.00
Diablo	$-	$-
Dolittle	$-	$-
Eastfair	$-	$7,180.00
Elevation	$-	$6,717.00
Elm	$-	$1,595.00
Ensenada	$-	$-
Forest	$-	$4,824.00
Grant	$-	$-
Holland	$-	$-
Holloway	$-	$11,831.00
Jupiter	$-	$-
KerriAnn	$-	$-
Kingsley	$-	$12,660.00
Lallie	$-	$13,441.00
Lennox	$-	$1,695.00
Lierly	$-	$14,796.00
Lily	$-	$-
Limestone	$-	$-
Luna	$-	$9,315.00
Malbec	$-	$8,980.00

Matchingham	$-	$-
McLovin	$-	$-
Meadow	$-	$-
Mojave	$-	$3,653.00
Murphy	$-	$-
Odessa	$-	$695.00
Olive	$-	$3,664.00
Oly	$-	$-
Patrick	$-	$9,000.00
Pecan	$-	$13,900.00
Pinot	$-	$8,915.00
Plumtree	$-	$13,025.00
Ribbonwalk	$-	$-
Ridge	$-	$1,695.00
River	$-	$1,995.00
Rooney	$-	$-
Roseberry	$-	$7,956.00
Saddlebred	$-	$-
Salem	$-	$9,536.00
Saturn	$-	$-
Scepter	$-	$-
Shoreline	$-	$9,550.00
Sigma	$-	$-
Soapstone	$-	$14,400.00
Spencer	$-	$10,267.00
Splash	$-	$5,890.00
Sugar	$-	$7,238.00
Summerset	$-	$8,679.00
Tuscan	$-	$9,130.00
Vernon	$-	$-
Weldon	$-	$-
Wentworth	$-	$5,110.00
Westchester	$-	$6,922.00
Windsor	$-	$10,799.00
TOTAL	$-	$310,705.00

Operating Expenses

The company incurred no operating expenses for the period July 13, 2020 (date of inception) through December 31, 2020 and $404,717 in operating expenses for the year ended December 31, 2021. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

For the period July 13, 2020 (date of inception) through December 31, 2020 and for the year ended December 31, 2021, at the close of the respective offerings for the series, each individual series became responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series for the period July 13, 2020 (date of inception) through December 31, 2020 and for the year ended December 31, 2021. The increases in operating expenses for the relevant series and for the company are a result of each series beginning operations during the year ended December 31, 2021. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Operating Expenses

Applicable Series	12/31/20	12/31/21
Amber	$-	$2,784
Badminton	$-	$10,585
Bandelier	$-	$2,788
Basil	$-	$6,382
Bayside	$-	$1,787
Butter	$-	$-
Centennial	$-	$9,037
Chaparral	$-	$8,158
Coatbridge	$-	$3,903
Collinston	$-	$1,310
Cupcake	$-	$4,049
Davidson	$-	$160
Dawson	$-	$2,644
Dewberry	$-	$10,655
Diablo	$-	$-
Dolittle	$-	$-
Eastfair	$-	$4,916
Elevation	$-	$9,484
Elm	$-	$2,452
Ensenada	$-	$3,794
Forest	$-	$17,266
Grant	$-	$3,296
Holland	$-	$1,462
Holloway	$-	$17,606
Jupiter	$-	$1,285
KerriAnn	$-	$11,707
Kingsley	$-	$11,050
Lallie	$-	$11,912
Lennox	$-	$3,031
Lierly	$-	$10,348
Lily	$-	$5,778
Limestone	$-	$2,143
Luna	$-	$9,668
Malbec	$-	$6,478
Matchingham	$-	$-

McLovin	$-	$-
Meadow	$-	$8,668
Mojave	$-	$4,206
Murphy	$-	$-
Odessa	$-	$6,428
Olive	$-	$10,278
Oly	$-	$-
Patrick	$-	$8,929
Pecan	$-	$10,838
Pinot	$-	$6,583
Plumtree	$-	$9,481
Ribbonwalk	$-	$5,966
Ridge	$-	$1,670
River	$-	$3,502
Rooney	$-	$2,787
Roseberry	$-	$14,019
Saddlebred	$-	$5,387
Salem	$-	$6,587
Saturn	$-	$3,839
Scepter	$-	$2,363
Shoreline	$-	$13,359
Sigma	$-	$-
Soapstone	$-	$10,072
Spencer	$-	$9,948
Splash	$-	$5,081
Sugar	$-	$11,703
Summerset	$-	$11,410
Tuscan	$-	$7,261
Vernon	$-	$-
Weldon	$-	$1,553
Wentworth	$-	$4,338
Westchester	$-	$8,975
Windsor	$-	$11,568
TOTAL	$-	$404,717

Other Expenses

During the year ended December 31, 2021, each series incurred interest expenses and offering expenses, and no such expenses were incurred by any series for the period July 13, 2020 (date of inception) through December 31, 2020. The following table summarizes the total of such expenses incurred by each series for the period July 13, 2020 (date of inception) through December 31, 2020 and for the year ended December 31, 2021. The increases in other expenses for the relevant series and for the company are a result of each series beginning operations during the year ended December 31, 2021. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Other Expenses

Applicable Series	12/31/20	12/31/21
Amber	$-	$696.00
Badminton	$-	$4,549.00
Bandelier	$-	$1,728.00
Basil	$-	$2,052.00
Bayside	$-	$646.00
Butter	$-	$-
Centennial	$-	$5,514.00
Chaparral	$-	$3,329.00
Coatbridge	$-	$683.00
Collinston	$-	$446.00
Cupcake	$-	$1,021.00
Davidson	$-	$-
Dawson	$-	$570.00
Dewberry	$-	$2,917.00
Diablo	$-	$-
Dolittle	$-	$-
Eastfair	$-	$2,338.00
Elevation	$-	$3,353.00
Elm	$-	$4.00
Ensenada	$-	$3,269.00
Forest	$-	$4,425.00
Grant	$-	$1,771.00
Holland	$-	$480.00
Holloway	$-	$5,905.00
Jupiter	$-	$544.00
KerriAnn	$-	$1,552.00
Kingsley	$-	$6,372.00
Lallie	$-	$6,274.00
Lennox	$-	$545.00
Lierly	$-	$4,179.00
Lily	$-	$3,077.00
Limestone	$-	$662.00
Luna	$-	$4,138.00
Malbec	$-	$3,260.00
Matchingham	$-	$-
McLovin	$-	$-
Meadow	$-	$2,194.00
Mojave	$-	$1,094.00
Murphy	$-	$-
Odessa	$-	$3,698.00
Olive	$-	$2,464.00
Oly	$-	$-
Patrick	$-	$3,383.00

Pecan	$-	$3,524.00
Pinot	$-	$3,296.00
Plumtree	$-	$3,544.00
Ribbonwalk	$-	$1,557.00
Ridge	$-	$547.00
River	$-	$670.00
Rooney	$-	$2,217.00
Roseberry	$-	$3,283.00
Saddlebred	$-	$3,284.00
Salem	$-	$3,322.00
Saturn	$-	$2,193.00
Scepter	$-	$1,640.00
Shoreline	$-	$5,530.00
Sigma	$-	$-
Soapstone	$-	$4,091.00
Spencer	$-	$4,928.00
Splash	$-	$1,696.00
Sugar	$-	$3,929.00
Summerset	$-	$4,329.00
Tuscan	$-	$2,510.00
Vernon	$-	$-
Weldon	$-	$446.00
Wentworth	$-	$1,129.00
Westchester	$-	$3,879.00
Windsor	$-	$4,699.00
TOTAL	$-	$155,375.00

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2020 and December 31, 2021. The increases in cash and cash equivalents for the relevant series and for the company are a result of each series beginning operations and conducting the offering of series interests during the year ended December 31, 2021. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Applicable Series	12/31/20	12/31/21
Amber	$-	$122
Badminton	$-	$10,370
Bandelier	$-	$-
Basil	$-	$7,938
Bayside	$-	$3,337
Butter	$-	$-
Centennial	$-	$9,856
Chaparral	$-	$13,754
Coatbridge	$-	$1,460
Collinston	$-	$-
Cupcake	$-	$6,540
Davidson	$-	$-
Dawson	$-	$4,852
Dewberry	$-	$5,617
Diablo	$-	$-
Dolittle	$-	$-
Eastfair	$-	$10,835
Elevation	$-	$776
Elm	$-	$477
Ensenada	$-	$-
Forest	$-	$-
Grant	$-	$-
Holland	$-	$1,110
Holloway	$-	$11,032
Jupiter	$-	$-
KerriAnn	$-	$209
Kingsley	$-	$12,813
Lallie	$-	$14,420
Lennox	$-	$4,431
Lierly	$-	$15,054
Lily	$-	$-
Limestone	$-	$-
Luna	$-	$9,299
Malbec	$-	$13,709
Matchingham	$-	$86
McLovin	$-	$-
Meadow	$-	$-
Mojave	$-	$6,496
Murphy	$-	$-
Odessa	$-	$-
Olive	$-	$-

Oly	$-	$-
Patrick	$-	$10,913
Pecan	$-	$16,203
Pinot	$-	$14,131
Plumtree	$-	$18,569
Ribbonwalk	$-	$-
Ridge	$-	$677
River	$-	$2,390
Rooney	$-	$101
Roseberry	$-	$2,749
Saddlebred	$-	$-
Salem	$-	$13,926
Saturn	$-	$77
Scepter	$-	$-
Shoreline	$-	$8,882
Sigma	$-	$-
Soapstone	$-	$12,913
Spencer	$-	$10,725
Splash	$-	$12,537
Sugar	$-	$3,105
Summerset	$-	$8,216
Tuscan	$-	$15,689
Vernon	$-	$-
Weldon	$-	$-
Wentworth	$-	$6,607
Westchester	$-	$1,483
Windsor	$-	$12,404
TOTAL	$-	$336,890

Plan of Operations

We intend to list our series properties for lease with a real estate broker, if not already rented upon acquisition. The asking rent for the series properties is expected to be in the range which is consistent with other single family homes in a given market area. We intend to hold the series properties for five to seven years during which time we will operate the series properties as rental income properties. During this period, we intend to distribute any free cash flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning the lease to a new buyer where allowed under applicable laws.

We plan to launch a number of additional series and related offerings in the next twelve months.  As of the current date, we do not know how many series we will be offering, however, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period following qualification of our Form 1-A by the Commission will not exceed the maximum amount allowed under Regulation A. The proceeds from any offerings closed during the next twelve months will be used to acquire additional properties for the series conducting the offerings.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by any series during the period from January 1, 2022 to March 31, 2022 are listed below. For the avoidance of doubt, the below amounts are unaudited.

Revenues

Applicable Series	3/31/22
Amber	$-
Badminton	$5,985.00
Bandelier	$-
Basil	$4,485.00
Bayside	$6,285.00
Butter	$-
Centennial	$5,685.00
Chaparral	$4,350.00
Coatbridge	$5,985.00
Collinston	$-
Cupcake	$4,935.00
Davidson	$-
Dawson	$5,085.00
Dewberry	$4,895.00
Diablo	$-
Dolittle	$3,004.82
Eastfair	$5,385.00
Elevation	$5,985.00

Elm	$4,785.00
Ensenada	$2,550.97
Forest	$7,485.00
Grant	$2,777.14
Holland	$-
Holloway	$7,485.00
Jupiter	$385.81
KerriAnn	$-
Kingsley	$6,885.00
Lallie	$7,485.00
Lennox	$5,085.00
Lierly	$5,250.00
Lily	$-
Limestone	$4,990.00
Luna	$5,250.00
Malbec	$6,735.00
Matchingham	$5,385.00
McLovin	$1,669.84
Meadow	$-
Mojave	$4,785.00
Murphy	$4,916.25
Odessa	$-
Olive	$5,685.00
Oly	$5,640.00
Patrick	$3,450.00
Pecan	$4,850.00
Pinot	$6,585.00
Plumtree	$5,000.00
Ribbonwalk	$-
Ridge	$5,085.00
River	$5,985.00
Rooney	$-
Roseberry	$6,885.00
Saddlebred	$-
Salem	$6,585.00
Saturn	$-
Scepter	$1,196.67
Shoreline	$6,885.00
Sigma	$-
Soapstone	$4,800.00
Spencer	$6,585.00
Splash	$4,350.00
Sugar	$5,385.00
Summerset	$5,085.00

Tuscan	$6,735.00
Vernon	$-
Weldon	$-
Wentworth	$4,860.00
Westchester	$7,485.00
Windsor	$7,785.00
Avebury	$-
Bedford	$-
Chelsea	$-
Delta	$-
Emporia	$814.35
Gardens	$-
Greenhill	$3,475.18
Grove	$-
Hadden	$-
Hollandaise	$-
Jack	$-
Kawana	$-
Louise	$-
Lovejoy	$-
Mammoth	$-
Otoro	$-
Peanut	$-
Saint	$4,966.43
Terracotta	$-
Tulip	$-
Tuxford	$-
Wave	$778.87
Wisteria	$-
TOTAL	$272,906.33

Operating Expenses

The company incurred $321,052.14 in operating expenses during the period between January 1, 2022 and March 31, 2022. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

During the period between January 1, 2022 and March 31, 2022, at the close of the respective offerings for the series, each individual series became or will become, as applicable, responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series during the period between January 1, 2022 and March 31, 2022. For the avoidance of doubt, the below amounts are unaudited.

Operating Expenses

Applicable Series	3/31/22
Amber	$3,903.95
Badminton	$3,214.20
Bandelier	$5,250.30
Basil	$2,384.99
Bayside	$3,577.17
Butter	$8,333.47
Centennial	$4,109.95

Chaparral	$2,412.84
Coatbridge	$3,686.86
Collinston	$2,217.13
Cupcake	$2,917.44
Davidson	$2,527.30
Dawson	$3,066.31
Dewberry	$2,396.77
Diablo	$4,987.85
Dolittle	$5,526.07
Eastfair	$2,797.11
Elevation	$4,126.04
Elm	$2,225.17
Ensenada	$8,253.40
Forest	$3,957.14
Grant	$6,892.02
Holland	$2,992.89
Holloway	$4,373.61
Jupiter	$3,055.27
KerriAnn	$4,790.39
Kingsley	$4,279.71
Lallie	$4,079.75
Lennox	$2,714.33
Lierly	$3,302.75
Lily	$6,971.95
Limestone	$7,512.99
Luna	$2,789.55
Malbec	$3,863.34
Matchingham	$3,800.79
McLovin	$7,335.44
Meadow	$4,107.95
Mojave	$3,088.83
Murphy	$7,075.20
Odessa	$6,897.47
Olive	$2,838.52
Oly	$7,450.87
Patrick	$3,863.90
Pecan	$3,133.85
Pinot	$3,914.03
Plumtree	$3,370.92
Ribbonwalk	$5,946.20
Ridge	$2,961.02
River	$3,532.59
Rooney	$7,857.34
Roseberry	$4,145.41
Saddlebred	$9,594.38
Salem	$4,207.44
Saturn	$2,914.83
Scepter	$4,428.81
Shoreline	$4,169.42
Sigma	$9,265.71
Soapstone	$3,116.26
Spencer	$4,533.92
Splash	$2,593.86
Sugar	$4,057.37
Summerset	$3,077.37
Tuscan	$4,631.64

Vernon	$5,227.58
Weldon	$3,076.33
Wentworth	$3,024.24
Westchester	$4,957.60
Windsor	$4,616.67
Avebury	$218.09
Bedford	$368.73
Chelsea	$436.25
Delta	$1,836.12
Emporia	$3,420.60
Gardens	$-
Greenhill	$4,540.94
Grove	$-
Hadden	$923.26
Hollandaise	$864.38
Jack	$1,119.31
Kawana	$255.97
Louise	$-
Lovejoy	$1,220.16
Mammoth	$-
Otoro	$640.00
Peanut	$-
Saint	$2,517.61
Terracotta	$463.57
Tulip	$-
Tuxford	$962.62
Wave	$2,735.76
Wisteria	$225.00
TOTAL	$321,052.14

Other Expenses

During the period between January 1, 2022 and March 31, 2022, each series incurred interest expenses and offering expenses. The following table summarizes the total of such expenses incurred by each series during the period between January 1, 2022 and March 31, 2022. For the avoidance of doubt, the below amounts are unaudited.

Other Expenses

Applicable Series	3/31/22
Amber	$2,068.29
Badminton	$2,014.20
Bandelier	$2,372.76
Basil	$1,521.90
Bayside	$1,916.49
Butter	$2,542.26
Centennial	$2,196.87
Chaparral	$1,077.87
Coatbridge	$2,029.20
Collinston	$1,322.34
Cupcake	$1,376.22
Davidson	$1,424.07
Dawson	$1,691.01
Dewberry	$1,401.66
Diablo	$2,014.02
Dolittle	$2,010.90
Eastfair	$1,734.39
Elevation	$1,991.64
Elm	$1,240.05
Ensenada	$3,797.49
Forest	$2,630.46
Grant	$2,508.75
Holland	$1,424.07
Holloway	$2,555.31
Jupiter	$1,615.86
KerriAnn	$2,305.62
Kingsley	$2,485.92

Lallie	$2,780.76
Lennox	$1,615.83
Lierly	$1,354.71
Lily	$3,017.67
Limestone	$1,826.10
Luna	$1,734.39
Malbec	$2,411.76
Matchingham	$1,417.89
McLovin	$3,560.16
Meadow	$2,081.85
Mojave	$1,473.48
Murphy	$2,007.93
Odessa	$3,627.96
Olive	$1,458.03
Oly	$3,566.94
Patrick	$1,119.12
Pecan	$1,166.22
Pinot	$2,436.69
Plumtree	$1,148.55
Ribbonwalk	$2,169.99
Ridge	$1,623.39
River	$1,991.64
Rooney	$2,509.05
Roseberry	$2,442.57
Saddlebred	$3,221.10
Salem	$2,457.60
Saturn	$1,615.86
Scepter	$1,830.93
Shoreline	$2,450.07
Sigma	$2,196.87
Soapstone	$1,325.25
Spencer	$2,254.68
Splash	$1,265.85
Sugar	$2,329.83
Summerset	$1,916.49
Tuscan	$1,875.30
Vernon	$1,761.54
Weldon	$1,322.34
Wentworth	$1,533.93
Westchester	$2,299.77
Windsor	$2,630.46
Avebury	$808.47
Bedford	$654.02
Chelsea	$858.23
Delta	$1,660.06
Emporia	$1,714.16
Gardens	$180.10
Greenhill	$1,985.99
Grove	$83.13
Hadden	$942.23
Hollandaise	$1,424.77
Jack	$387.18
Kawana	$994.58
Louise	$331.77
Lovejoy	$1,387.22
Mammoth	$62.81
Otoro	$324.90
Peanut	$193.96
Saint	$1,825.49
Terracotta	$1,317.82
Tulip	$292.78
Tuxford	$960.68
Wave	$1,157.33
Wisteria	$109.50
TOTAL	$157,757.35

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of March 31, 2022. For the avoidance of doubt, the below amounts are unaudited.

Cash and Cash Equivalents

Applicable Series	3/31/22
Amber	$9,977.07
Badminton	$13,328.50
Bandelier	$13,793.36
Basil	$10,220.09
Bayside	$17,268.23
Butter	$15,596.82
Centennial	$11,515.37
Chaparral	$16,755.93
Coatbridge	$16,592.72
Collinston	$8,415.59
Cupcake	$9,116.38
Davidson	$8,662.12
Dawson	$16,861.94
Dewberry	$4,161.70
Diablo	$(2,831.88)
Dolittle	$13,366.88
Eastfair	$13,571.97
Elevation	$13,624.11
Elm	$11,964.32
Ensenada	$22,517.86
Forest	$16,555.12
Grant	$16,953.09
Holland	$9,103.29
Holloway	$14,655.44
Jupiter	$8,148.67
KerriAnn	$16,451.99
Kingsley	$14,611.99
Lallie	$20,489.88
Lennox	$17,613.68
Lierly	$18,625.65
Lily	$49,990.22
Limestone	$9,785.30
Luna	$11,901.59
Malbec	$16,745.51
Matchingham	$16,270.35
McLovin	$22,052.66
Meadow	$10,797.57
Mojave	$8,789.16
Murphy	$14,028.71
Odessa	$17,491.63
Olive	$14,270.99
Oly	$24,050.44
Patrick	$12,100.07
Pecan	$18,525.29
Pinot	$16,989.15
Plumtree	$21,885.34
Ribbonwalk	$14,768.85
Ridge	$13,567.41
River	$16,664.42
Rooney	$13,343.70
Roseberry	$8,374.15
Saddlebred	$16,801.81

Salem	$16,474.31
Saturn	$7,889.25
Scepter	$11,135.01
Shoreline	$12,194.83
Sigma	$15,701.16
Soapstone	$15,995.09
Spencer	$13,023.30
Splash	$15,357.31
Sugar	$20,135.96
Summerset	$11,574.38
Tuscan	$19,772.83
Vernon	$11,925.40
Weldon	$8,178.13
Wentworth	$8,869.52
Westchester	$18,858.55
Windsor	$18,291.72
Avebury	$(867.30)
Bedford	$(898.14)
Chelsea	$(1,069.17)
Delta	$34,563.38
Emporia	$10,434.48
Gardens	$-
Greenhill	$13,702.97
Grove	$-
Hadden	$(582.96)
Hollandaise	$(1,234.98)
Jack	$-
Kawana	$11,950.07
Louise	$-
Lovejoy	$8,540.65
Mammoth	$-
Otoro	$-
Peanut	$-
Saint	$18,751.74
Terracotta	$(1,046.73)
Tulip	$-
Tuxford	$10,105.90
Wave	$16,389.36
Wisteria	$-
TOTAL	$1,110,998.22

Item 3. Directors AND Officers

General

The manager of our company is Arrived Holdings, Inc., a Delaware corporation. The manager has established a Board of Directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Ave North, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers and Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	34	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Joel Mezistrano	50	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	35	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	40	Chief Operating Officer	Chief Operating Officer

(1)	The current executive officers and directors, whose terms in office began upon the organization of our company on July 13, 2020, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Joel Mezistrano, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings, Inc. since December 2019 and as the Chief Financial Officer of our company since its inception. Mr. Mezistrano has been investing in residential real estate for over 25 years. He graduated from the Massachusetts Institute of Technology with degrees in Mathematics and Computer Science. He started his career at Accenture and then moved to hold executive roles at several high-growth venture backed startups in industries such as Banking, Insurance, and E-Commerce. For the last 10 years, Mr. Mezistrano has been a Principal and CFO at American Classic Homes which has annual revenues in excess of $100 million and operates several investment funds utilizing institutional capital, family offices, and high-net worth individuals. Joel is also a Principal and CFO at SeaLevel Properties which has a $250 million portfolio of apartments and mixed-use projects in the Seattle area.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has serviced as the Chief Operating Officer since July 2020. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Our manager has not-sponsored any prior real estate investment programs. Accordingly, this Form 1-K does not contain any information concerning prior performance of our manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the operating agreement, the manager, or affiliated entities, may receive fees and expense reimbursements for services relating to our series offerings and the investment and management of our series properties. The items of compensation are summarized in the following table:

Form of Compensation	Description
Operating Stage:

Asset Management Fee	Each series will pay the manager an annual asset management fee equal to one percent (1%) of the capital contributions to that series. This fee will be paid out of the net operating rental income of the series. To the extent leverage is utilized to acquire a series property, the asset management fee will be calculated on the actual amount of the capital contributions to the series, which would be less than the maximum offering amount of that series.

Property Management Fee	To the extent that a property manager is paid a fee less than the eight percent (8%) charged to a series, the manager will receive the difference as income. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis.

Reimbursement of Expenses	We will reimburse the manager for out-of-pocket expenses in connection with our organization and offering (up to a maximum of two percent (2%) of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. This does not include the manager’s overhead, employee costs borne by the manager, utilities or technology costs.

Property Disposition Fee	To the extent that the actual property disposition fees are less than the amount charged to a series, the manager will receive the difference as income. We expect to charge each series a market rate disposition fee in the range of six percent (6%) to seven percent (7%) of a property sale price, our estimation of what actual disposition fees should total. Actual disposition fees, which cover property sale expenses such as brokerage commissions, and title, escrow and closing costs, are determined by local customary real estate market practices and applicable laws.

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services and construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Reimbursement of Expenses

Because the manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of the series, and of our company as applicable, other than those specifically required to be borne by the manager under the operating agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of our company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our company or any series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating our company or any series or subsidiary thereof;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, and costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of a property;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of propertiers, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the manager (except as described below) which are reasonably necessary for the performance by the manager of its duties and functions under the operating agreement.

However, to the extent the manager advances the fees, costs and expenses that it is not obligated to pay under the operating agreement, our company will reimburse the manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The operating agreement provides that none of our manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The operating agreement provides that the manager will serve as the manager for an indefinite term, but that the manager only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests, by an affirmative vote of two-thirds of our company’s members. Additionally, the manager may choose to withdraw as the manager, under certain circumstances.

The manager may assign its rights under the operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our investors so long as the manager remains liable for any such affiliate’s performance.

The manager may withdraw as the manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the manager, the manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the manager, no additional compensation will be paid to the manager in the event of the removal of the manager.

Manager Affiliates

Our manager controls two affiliated entities:

Arrived Services, LLC – Arrived Services, LLC, or Arrived Services, was formed on May 29, 2019 as a Delaware limited liability company with Arrived Holdings, Inc. as its sole member and manager. Arrived Services serves as the sole general partner of Arrived Homes, LP and, as such, manages the lease agreements, rent collection, and tenant communications for the residential rental properties owned by Arrived Homes, LP. Additionally, Arrived Services manages a rental listing program accessible on the Arrived Homes platform at arrivedhomes.com website, whereby owners of residential rental properties are able to publish listings of available rental homes on the arrivedhomes.com website. Arrived Services may continue to operate the rental listing service on a sub-directory or unique url of the arrivedhomes.com website, at the discretion of the manager.

Arrived Homes, LP – Arrived Homes, LP was formed on May 29, 2019 as a Delaware limited partnership with Arrived Services, LLC as its sole general partner and manager of its business. Arrived Homes, LP was established to invest in real estate properties. It owned the two properties that were sold to Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed above. Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with our series offerings.

Item 4. Security Ownership of Management and Certain Securityholders

Our company is managed by Arrived Holdings, Inc., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Holdings, Inc. is 1700 Westlake Ave North, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

The following includes a summary of transactions since our formation in July 2020, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Arrived Homes Series Lierly LLC completed the acquisition of the Arrived Homes Series Lierly LLC property for a purchase price of $215,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Lierly LLC purchased the Arrived Homes Series Lierly LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $212,500 for the property. To pay the $215,000 Arrived Homes Series Lierly LLC property purchase price, Arrived Homes Series Lierly LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Lierly LLC property, in the amount of $215,000.

Arrived Homes Series Soapstone LLC completed the acquisition of the Arrived Homes Series Soapstone LLC property for a purchase price of $220,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Soapstone LLC purchased the Arrived Homes Series Soapstone LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $217,500 for the property. To pay the $220,000 Arrived Homes Series Soapstone LLC property purchase price, Arrived Homes Series Soapstone LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Soapstone LLC property, in the amount of $220,000.

Arrived Homes Series Patrick LLC completed the acquisition of the Arrived Homes Series Patrick LLC property for a purchase price of $210,205 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Patrick LLC purchased the Arrived Homes Series Patrick LLC property from the manager, who originally paid $191,000 for the property. To pay the $210,205 Arrived Homes Series Patrick LLC property purchase price, Arrived Homes Series Patrick LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Patrick LLC property, in the amount of $210,205.

Arrived Homes Series Pecan LLC completed the acquisition of the Arrived Homes Series Pecan LLC property for a purchase price of $208,495 on January 1, 2021, prior to the start of its offering. Arrived Homes Series Pecan LLC purchased the Arrived Homes Series Pecan LLC property from the manager, who originally paid $198,500 for the property. To pay the $208,495 Arrived Homes Series Pecan LLC property purchase price, Arrived Homes Series Pecan LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Pecan LLC property, in the amount of $208,495.

Arrived Homes Series Plumtree LLC completed the acquisition of the Arrived Homes Series Plumtree LLC property for a purchase price of $202,950 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Plumtree LLC purchased the Arrived Homes Series Plumtree LLC property from the manager, who originally paid $190,000 for the property. To pay the $202,950 Arrived Homes Series Plumtree LLC property purchase price, Arrived Homes Series Plumtree LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Plumtree LLC property, in the amount of $202,950.

Arrived Homes Series Chaparral LLC completed the acquisition of the Arrived Homes Series Chaparral LLC property for a purchase price of $197,965 on January 14, 2021, prior to the start of its offering. Arrived Homes Series Chaparral LLC purchased the Arrived Homes Series Chaparral LLC property from the manager, who originally paid $184,900 for the property. To pay the $197,965 Arrived Homes Series Chaparral LLC property purchase price, Arrived Homes Series Chaparral LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Chaparral LLC property, in the amount of $197,965.

Arrived Homes Series Splash LLC completed the acquisition of the Arrived Homes Series Splash LLC property for a purchase price of $215,000 on April 30, 2021, prior to the start of its offering. Arrived Homes Series Splash LLC purchased the Arrived Homes Series Splash LLC property from the manager, who originally paid $215,000 for the property. To pay the $215,000 Arrived Homes Series Splash LLC property purchase price, Arrived Homes Series Splash LLC issued a promissory note to the manager in the amount of $92,500 and secured a mortgage loan for the remaining $122,500 from Arvest Bank.

Arrived Homes Series Tuscan LLC completed the acquisition of the Arrived Homes Series Tuscan LLC property for a purchase price of $320,898 on May 12, 2021, prior to the start of its offering. Arrived Homes Series Tuscan LLC purchased the Arrived Homes Series Tuscan LLC property from the manager, who originally paid $320,898 for the property. To pay the $320,898 Arrived Homes Series Tuscan LLC property purchase price, Arrived Homes Series Tuscan LLC issued a promissory note to the manager in the amount of $139,418 and secured a mortgage loan for the remaining $181,480 from Arvest Bank.

Arrived Homes Series Kingsley LLC completed the acquisition of the Arrived Homes Series Kingsley LLC property from an unaffiliated seller for a purchase price of $315,000 on June 1, 2021, prior to the start of its offering. To pay the $315,000 Arrived Homes Series Kingsley LLC property purchase price, Arrived Homes Series Kingsley LLC borrowed $100,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $100,000 and secured a mortgage loan for the remaining $215,000 from Certain Lending, Inc.

Arrived Homes Series Eastfair LLC completed the acquisition of the Arrived Homes Series Eastfair LLC property from an unaffiliated seller for a purchase price of $215,000 on June 4, 2021, prior to the start of its offering. To pay the $215,000 Arrived Homes Series Eastfair LLC property purchase price, Arrived Homes Series Eastfair LLC borrowed $65,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $65,000 and secured a mortgage loan for the remaining $150,000 from Certain Lending, Inc.

Arrived Homes Series Centennial LLC completed the acquisition of the Arrived Homes Series Centennial LLC property from an unaffiliated seller for a purchase price of $285,000 on June 7, 2021, prior to the start of its offering. To pay the $285,000 Arrived Homes Series Centennial LLC property purchase price, Arrived Homes Series Centennial LLC borrowed $115,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $115,000 and secured a mortgage loan for the remaining $190,000 from Certain Lending, Inc.

With respect to future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business – Acquisition Mechanics.” As such, the manager is expected to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

Page

INDEPENDENT AUDITOR’S REPORT	F-2 to F-3
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2020	F-4
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 13, 2020 (INCEPTION) TO DECEMBER 31, 2020	F-5
CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY FOR THE PERIOD FROM JULY 13, 2020 (INCEPTION) TO DECEMBER 31, 2020	F-6
CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 13, 2020 (INCEPTION) TO DECEMBER 31, 2020	F-7
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM JULY 13, 2020 (INCEPTION) TO DECEMBER 31, 2020	F-8 to F-15
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID 00536)	F-16
CONSOLIDATED AND CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2021	F-17 to F-26
CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS) FOR THE YEAR ENDED DECEMBER 31, 2021	F-27 to F-36
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) FOR THE YEAR ENDED DECEMBER 31, 2021	F-37 to 46
CONSOLIDATEDAND CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021	F-47 to F-56
NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS DECEMBER 31, 2021	F-57 to F-74

To the Managing Member of

Arrived Homes, LLC

Seattle, Washington

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Arrived Homes, LLC (the “Company”) which comprise the consolidated balance sheet as of December 31, 2020 and the related consolidated statements of operations, changes in member’s equity, and cash flows for the period from July 13, 2020 (inception) to December 31, 2020, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and the results of its consolidated operations and its cash flows for the period from July 13, 2020 (inception) to December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado
June 8, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

ARRIVED HOMES, LLC

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2020

ASSETS
Current assets:
Due from related party	$-
Total assets	$-

LIABILITIES AND MEMBER’S EQUITY
liabilities:
Accounts payable and accrued expenses	$-
Due to related party	-
Total liabilities	-

Member’s equity	-
Total liabilities and member’s equity	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from July 13, 2020 (inception) to December 31, 2020

For the Period from
July 13, 2020 (inception)
to December 31,
2020
Revenue	$-

Operating expenses	-

Net income	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

For the Period from July 13, 2020 (inception) to December 31, 2020

Member’s
Equity

Balance at July 13, 2020 (inception)	$-
Parent contributions	-
Net income	-
Balance at December 31, 2020	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from July 13, 2020 (inception) to December 31, 2020

For the Period from
July 13, 2020 (inception) to
December 31,
2020
Cash flows from operating activities:
Net income	$-
Net cash provided by operating activities	-
Net change in cash and cash equivalents	-
Cash at beginning of period	-
Cash at end of period	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (the “Company”) is a Delaware series limited liability company formed on July 13, 2020 under the laws of Delaware. The Company was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

As of December 31, 2020, the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

Use of Estimates

The preparation of the consolidated financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its series. There was no financial activity in any such series as of December 31, 2020. All inter-company transactions and balances have been eliminated on consolidation.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed.

The Company will reimburse its Manager (as defined in Note 4) up to 2% of the gross offering proceeds per Series offering for offering costs from the proceeds of each Series offering.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Operating Expenses

Each series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a series property and cannot be covered by any operating expense reserves on the balance sheet of such series property, the Manager may (a) pay such operating expenses and not seek reimbursement, (b) loan the amount of the operating expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property, and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns. We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such series.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBERS’S EQUITY

The Company is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering, investment management, and management of properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a semi-annual basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

NOTE 5: RELATED PARTY TRANSACTIONS

The Company entered into an agreement with its Manager where the Manager will receive from each series an asset management fee equal to one percent (1%) of the capital contributions to that series per year.

The Company entered into an agreement with its Manager where as compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income.

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the Manager will receive the difference as income.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statement. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through June 8, 2021, the date the consolidated financial statements were available to be issued. There are no material events requiring disclosure or adjustment to the consolidated financial statements, except as set forth below.

Subsequent to December 31, 2020, the Company offered Series Lierly, Series Soapstone, Series Pecan, Series Patrick, Series Plumtree and Series Chaparral Interests to the general public.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

Subsequent to December 31, 2020 the relevant subsequent series of the Company acquired the 100% of the membership interest in the following LLCs, each holding the corresponding series property, from the Manager as follows:

Date	Purchaser	Acquired LLC	Series Property	Purchase Price
01/04/2021	Series Plumtree	Arrived AR Plumtree, LLC	Series Plumtree property	$202,950	(1)
01/14/2021	Series Chaparral	Arrived AR Chaparral, LLC	Series Chaparral property	$197,965	(2)
04/30/2021	Series Splash	Arrived AR Splash, LLC	Series Splash property	$215,000	(3)
05/12/2021	Series Tuscan	Arrived AR Tuscan, LLC	Series Tuscan property	$320,898	(4)

(1)	The Purchase Price for the Arrived AR Plumtree, LLC is funded by a promissory note to the Manager with a principal amount of $202,950, which was later refinanced in part by a mortgage loan secured against the Series Plumtree property from Arvest Bank in the amount of $111,150. The promissory note to the Manager bears interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on which the Company commences the offering of membership interests following qualification of this offering circular (for any Series, the “Offering Start Date”) and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

(2)	The Purchase Price for the Arrived AR Chaparral, LLC is funded by a promissory note to the Manager with a principal amount of $197,965, which was later refinanced in part by a mortgage loan secured against the Series Chaparral property from Arvest Bank in the amount of $104,310. The promissory note to the Manager bears interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

(3)	The Purchase Price for the Arrived AR Splash, LLC is funded by a promissory note to the Manager with a principal amount of $92,500 and a mortgage loan secured against the Series Splash property from Arvest Bank in the amount of $122,500. The promissory note to the Manager bears interest at a rate of 0.12% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

(4)	The Purchase Price for the Series Tuscan property is funded by a promissory note to the Manager with a principal amount of $139,418 and a mortgage loan secured against the Series Tuscan property from Arvest Bank in the amount of $181,480. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

Subsequent to December 31, 2020, the relevant subsequent series of the Company acquired the following series properties directly from the Manager as follows:

Date	Purchaser	Series Property	Purchase Price
02/01/2021	Series Pecan	Series Pecan property	$208,495	(1)
02/01/2021	Series Patrick	Series Patrick property	$210,205	(2)

(1)	The Purchase Price for Series Pecan property is comprised of a promissory note to the Manager with a principal amount of $208,495, which was later refinanced in part by a mortgage loan secured against the Series Pecan property from Arvest Bank in the amount of $112,860. The promissory note to the Manager bears interest at a rate of 0.12% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

(2)	The Purchase Price for Series Patrick property is comprised of a promissory note to the Manager with a principal amount of $210,205, which was later refinanced in part by a mortgage loan secured against the Series Pecan property from Arvest Bank in the amount of $108,300. The promissory note to the Manager bears interest at a rate of 0.12% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

Subsequent to December 31, 2020, the relevant subsequent series of the Company acquired the following series properties directly from unaffiliated sellers as follows:

Date	Purchaser	Series Property	Purchase Price
05/13/2021	Series Malbec	Series Malbec property	$320,898	(1)
05/13/2021	Series Pinot	Series Pinot property	$324,216	(2)
05/13/2021	Series Salem	Series Salem property	$320,898	(3)
06/01/2021	Series Kingsley	Series Kingsley property	$315,000	(4)
06/04/2021	Series Eastfair	Series Eastfair property	$215,000	(5)
06/07/2021	Series Centennial	Series Centennial property	$285,000	(6)

(1)	The Purchase Price for the Series Malbec property is comprised of a promissory note to the Manager with a principal amount of $130,000 and a mortgage loan from Certain Lending, Inc. in the amount of $208,585. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

(2)	The Purchase Price for the Series Pinot property is comprised of a promissory note to the Manager with a principal amount of $132,000 and a mortgage loan from Certain Lending, Inc. in the amount of $208,585. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

(3)	The Purchase Price for the Series Salem property is comprised of a promissory note to the Manager with a principal amount of $127,000 and a mortgage loan from Certain Lending, Inc. in the amount of $208,585. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

(4)	The Purchase Price for the Series Kingsley property is comprised of a promissory note to the Manager with a principal amount of $100,000 and a mortgage loan from Certain Lending, Inc. in the amount of $215,000. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

(5)	The Purchase Price for the Series Eastfair property is comprised of a promissory note to the Manager with a principal amount of $84,000 and a mortgage loan from Certain Lending, Inc. in the amount of $150,000. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

(6)	The Purchase Price for the Series Centennial property is comprised of a promissory note to the Manager with a principal amount of $115,000 and a mortgage loan from Certain Lending, Inc. in the amount of $190,000. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

Subsequent to December 31, 2020, the following series offerings closed, and such series raised the following amounts net of brokerage fees and offering expenses:

Date	Series	Amount Raised
05/04/2021	Series Soapstone	$97,019.40
05/04/2021	Series Lierly	$91,723.20
05/04/2021	Series Pecan	$103,702.70
05/04/2021	Series Patrick	$110,473.30
05/07/2021	Series Plumtree	$105,642.70
05/07/2021	Series Chaparral	$101,646.30

Subsequent to December 31, 2020, the following series repaid the promissory notes issued by each such series to the Manager and outstanding prior to December 31, 2020 as follows:

Repayment Date	Series	Note Issuance Date	Note Principal Amount	Interest Rate(1)
05/10/2021	Series Soapstone	01/20/2021	$220,000	0.00%
05/10/2021	Series Lierly	01/20/2021	$215,000	0.00%
05/10/2021	Series Pecan	02/01/2021	$208,495	0.14%
05/10/2021	Series Patrick	02/01/2021	$210,205	0.14%
05/10/2021	Series Plumtree	01/04/2021	$202,950	0.14%
05/10/2021	Series Chaparral	01/14/2021	$197,965	0.14%

(1)	Notes with a 0% interest rate were non-interest bearing. The remaining notes bore interest at an annualized rate as stated between the relevant Note Issuance Date and the Repayment Date.

See accompanying Independent Auditor’s Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and Members of
Arrived Homes, LLC and its Series

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheet of Arrived Homes, LLC and its Series (the Company) as of December 31, 2021, and the related consolidated and consolidating statements of comprehensive loss, members’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2021.

Blue Bell, Pennsylvania

April 25, 2022

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

ASSETS
Current assets:
Cash	$13,754	$6,540	$15,054	$13,709	$6,496	$10,913	$16,203
Accounts receivable
Prepaid expenses	331	1,834	396	2,090	2,109	369	353
Due from related party	-	6,230	-	-	6,605	-	-
Total current assets	14,085	14,604	15,450	15,799	15,210	11,282	16,556
Property and equipment, net	192,311	227,192	209,462	315,986	242,676	205,661	203,960
Deposits held by property management companies	1,450	1,595	1,750	2,195	1,596	1,500	873
Total assets	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,883	$1,360	$3,541	$1,199	$1,537	$2,973	$3,134
Due to related party	1,886	-	2,857	3,127	-	3,428	4,270
Total current liabilities	3,769	1,360	6,398	4,326	1,537	6,401	7,404
Tenant deposits	1,450	1,595	1,750	2,195	1,596	1,500	1,600
Mortgage payable, net	102,876	149,345	129,359	204,632	159,845	107,696	112,245
Total liabilities	108,095	152,300	137,507	211,153	162,978	115,597	121,249

Members' equity (deficit):
Members' capital	98,188	91,779	88,886	123,585	98,151	106,158	100,602
Retained earnings (accumulated deficit)	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)
Total members' equity (deficit)	99,751	91,091	89,155	122,827	96,504	102,846	100,140
Total liabilities and members' equity (deficit)	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

ASSETS
Current assets:
Cash	$14,131	$18,569	$13,926	$12,913	$12,537	$15,689	$6,607
Accounts receivable
Prepaid expenses	1,663	358	1,796	415	439	613	2,843
Due from related party	-	-	-	-	-	-	5,092
Total current assets	15,794	18,927	15,722	13,328	12,976	16,302	14,542
Property and equipment, net	319,030	197,009	315,949	214,333	213,550	318,765	234,858
Deposits held by property management companies	2,195	1,450	4,421	1,600	1,450	2,195	3,215
Total assets	$337,019	$217,386	$336,092	$229,261	$227,976	$337,262	$252,615

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,248	$3,054	$1,246	$3,623	$2,426	$2,818	$1,403
Due to related party	3,160	1,508	3,050	2,967	2,605	2,231	-
Total current liabilities	4,408	4,562	4,296	6,590	5,031	5,049	1,403
Tenant deposits	2,195	1,450	3,930	1,600	1,450	2,195	1,595
Mortgage payable, net	206,741	109,643	208,521	126,515	121,823	180,658	154,889
Total liabilities	213,344	115,655	216,747	134,705	128,304	187,902	157,887

Members' equity (deficit):
Members' capital	124,639	101,731	119,718	94,319	100,559	150,001	95,085
Retained earnings (accumulated deficit)	(964)	-	(373)	237	(887)	(641)	(357)
Total members' equity (deficit)	123,675	101,731	119,345	94,556	99,672	149,360	94,728
Total liabilities and members' equity (deficit)	$337,019	$217,386	$336,092	$229,261	$227,976	$337,262	$252,615

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	Mclovin

ASSETS
Current assets:
Cash	$-	$-	$101	$-	$-	$-	$-
Accounts receivable
Prepaid expenses	2,702	1,926	2,134	2,329	6,722	5,063	7,532
Due from related party	-	-	-	-	-	-	-
Total current assets	2,702	1,926	2,235	2,329	6,722	5,063	7,532
Property and equipment, net	350,433	299,193	371,243	271,490	559,992	534,897	526,794
Deposits held by property management companies	-	-	-	-	-	-	-
Total assets	$353,135	$301,119	$373,478	$273,819	$566,714	$539,960	$534,326

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,639	$436	$359	$357	$3,500	$4,186	$6,462
Due to related party	107,139	95,092	116,797	86,617	174,883	230,475	163,870
Total current liabilities	110,778	95,528	117,156	86,974	178,383	234,661	170,332
Tenant deposits	-	-	-	-	-	-	-
Mortgage payable, net	242,357	205,591	256,322	186,845	388,331	308,439	363,994
Total liabilities	353,135	301,119	373,478	273,819	566,714	543,100	534,326

Members' equity (deficit):
Members' capital	4,516	-	5,004	4,003	7,063	5,715	-
Retained earnings (accumulated deficit)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)	-
Total members' equity (deficit)	-	-	-	-	-	(3,140)	-
Total liabilities and members' equity (deficit)	$353,135	$301,119	$373,478	$273,819	$566,714	$539,960	$534,326

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

ASSETS
Current assets:
Cash	$-	$-	$-	$-	$122	$9,856	$-
Accounts receivable
Prepaid expenses	5,525	5,746	4,487	2,201	2,600	3,320	657
Due from related party	-	-	-	-	-	1,595	-
Total current assets	5,525	5,746	4,487	2,201	2,722	14,771	657
Property and equipment, net	533,345	527,604	472,947	372,834	305,580	282,758	215,103
Deposits held by property management companies	-	-	-	-	-	1,895	-
Total assets	$538,870	$533,350	$477,434	$375,035	$308,302	$299,424	$215,760

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,223	$4,956	$3,495	$453	$524	$4,908	$1,117
Due to related party	165,595	163,696	147,851	118,260	112,665	-	81,658
Total current liabilities	170,818	168,652	151,346	118,713	113,189	4,908	82,775
Tenant deposits	-	-	-	-	-	1,895	-
Mortgage payable, net	370,971	364,698	329,283	256,322	198,593	187,402	134,741
Total liabilities	541,789	533,350	480,629	375,035	311,782	194,205	217,516

Members' equity (deficit):
Members' capital	6,512	-	5,476	5,067	-	110,601	-
Retained earnings (accumulated deficit)	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)
Total members' equity (deficit)	(2,919)	-	(3,195)	-	(3,480)	105,219	(1,756)
Total liabilities and members' equity (deficit)	$538,870	$533,350	$477,434	$375,035	$308,302	$299,424	$215,760

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

ASSETS
Current assets:
Cash	$-	$1,110	$-	$209	$-	$-	$77
Accounts receivable
Prepaid expenses	1,321	1,516	3,018	2,433	2,723	3,522	2,176
Due from related party	-	-	-	-	-	-	-
Total current assets	1,321	2,626	3,018	2,642	2,723	3,522	2,253
Property and equipment, net	214,858	214,423	214,419	341,151	320,343	320,275	221,804
Deposits held by property management companies	-	-	-	-	-	-	-
Total assets	$216,179	$217,049	$217,437	$343,793	$323,066	$323,797	$224,057

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$801	$1,054	$1,718	$543	$454	$538	$1,517
Due to related party	70,380	72,774	79,581	116,213	116,883	104,796	86,529
Total current liabilities	71,181	73,828	81,299	116,756	117,337	105,334	88,046
Tenant deposits	-	-	-	-	-	-	-
Mortgage payable, net	145,158	145,163	137,967	235,377	212,558	221,584	137,972
Total liabilities	216,339	218,991	219,266	352,133	329,895	326,918	226,018

Members' equity (deficit):
Members' capital	-	-	-	4,919	4,033	4,402	4,071
Retained earnings (accumulated deficit)	(160)	(1,942)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)
Total members' equity (deficit)	(160)	(1,942)	(1,829)	(8,340)	(6,829)	(3,121)	(1,961)
Total liabilities and members' equity (deficit)	$216,179	$217,049	$217,437	$343,793	$323,066	$323,797	$224,057

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

ASSETS
Current assets:
Cash	$-	$-	$10,370	$7,938	$3,337	$-	$1,460
Accounts receivable							1,336
Prepaid expenses	1,172	2,803	2,241	1,385	3,463	3,525	3,039
Due from related party	-	-	-	-	-	-	-
Total current assets	1,172	2,803	12,611	9,323	6,800	3,525	5,835
Property and equipment, net	389,239	214,173	253,020	200,978	254,675	379,693	269,537
Deposits held by property management companies	-	-	2,993	1,495	2,935	525	3,993
Total assets	$390,411	$216,976	$268,624	$211,796	$264,410	$383,743	$279,365

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$355	$1,390	$3,658	$2,914	$2,374	$640	$2,431
Due to related party	123,327	82,844	88	262	96,372	123,388	103,495
Total current liabilities	123,682	84,234	3,746	3,176	98,746	124,028	105,926
Tenant deposits	-	-	2,993	1,495	2,619	-	2,993
Mortgage payable, net	266,729	134,741	171,756	129,599	163,383	259,715	173,037
Total liabilities	390,411	218,975	178,495	134,270	264,748	383,743	281,956

Members' equity (deficit):
Members' capital	-	-	95,481	80,080	-	-	-
Retained earnings (accumulated deficit)	-	(1,999)	(5,352)	(2,554)	(338)	-	(2,591)
Total members' equity (deficit)	-	(1,999)	90,129	77,526	(338)	-	(2,591)
Total liabilities and members' equity (deficit)	$390,411	$216,976	$268,624	$211,796	$264,410	$383,743	$279,365

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

ASSETS
Current assets:
Cash	$4,852	$5,617	$-	$10,835	$776	$477	$-
Accounts receivable		820			520
Prepaid expenses	2,502	1,276	2,734	2,917	5,779	1,394	3,389
Due from related party	-	1,305	-	-	-	-	-
Total current assets	7,354	9,018	2,734	13,752	7,075	1,871	3,389
Property and equipment, net	224,952	188,587	307,573	213,369	263,908	164,892	347,941
Deposits held by property management companies	1,695	1,495	25	3,590	4,624	3,504	3,119
Total assets	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267	$354,449

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,522	$2,614	$602	$3,525	$4,529	$747	$3,261
Due to related party	88,229	-	104,453	1,202	98,470	61,478	132,410
Total current liabilities	89,751	2,614	105,055	4,727	102,999	62,225	135,671
Tenant deposits	1,695	1,495	-	3,590	3,990	3,190	3,119
Mortgage payable, net	144,074	119,301	205,277	147,794	170,242	105,713	225,085
Total liabilities	235,520	123,410	310,332	156,111	277,231	171,128	363,875

Members' equity (deficit):
Members' capital	-	81,658	-	74,674	4,496	-	7,441
Retained earnings (accumulated deficit)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)
Total members' equity (deficit)	(1,519)	75,690	-	74,600	(1,624)	(861)	(9,426)
Total liabilities and members' equity (deficit)	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267	$354,449

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

ASSETS
Current assets:
Cash	$11,032	$12,813	$14,420	$4,431	$-	$9,299	$86
Accounts receivable
Prepaid expenses	3,891	3,170	2,209	2,028	3,228	891	3,085
Due from related party	-	41	-	-	-	981	-
Total current assets	14,923	16,024	16,629	6,459	3,228	11,171	3,171
Property and equipment, net	337,278	312,535	368,110	215,051	291,746	213,369	211,492
Deposits held by property management companies	3,752	2,869	2,495	1,695	-	1,750	3,195
Total assets	$355,953	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,767	$4,860	$1,538	$1,655	$1,031	$3,532	$858
Due to related party	1,901	-	3,042	84,097	96,002	-	70,679
Total current liabilities	4,668	4,860	4,580	85,752	97,033	3,532	71,537
Tenant deposits	3,119	2,869	2,495	1,695	-	1,750	1,795
Mortgage payable, net	218,098	212,156	237,406	137,639	200,746	147,794	144,526
Total liabilities	225,885	219,885	244,481	225,086	297,779	153,076	217,858

Members' equity (deficit):
Members' capital	141,748	116,305	147,498	-	-	77,705	-
Retained earnings (accumulated deficit)	(11,680)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-
Total members' equity (deficit)	130,068	111,543	142,753	(1,881)	(2,805)	73,214	-
Total liabilities and members' equity (deficit)	$355,953	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

ASSETS
Current assets:
Cash	$-	$-	$677	$2,390	$2,749	$8,882	$10,725
Accounts receivable
Prepaid expenses	2,693	1,905	2,459	2,596	4,555	2,778	2,566
Due from related party	-	-	-	-	-	1,428	802
Total current assets	2,693	1,905	3,136	4,986	7,304	13,088	14,093
Property and equipment, net	297,632	229,985	216,043	264,587	326,445	307,540	298,528
Deposits held by property management companies	25	3,758	5,933	2,993	3,443	2,295	2,744
Total assets	$300,350	$235,648	$225,112	$272,566	$337,192	$322,923	$315,365

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$602	$3,195	$1,438	$1,858	$3,217	$3,487	$3,912
Due to related party	94,776	109,410	83,371	99,650	5,136	-	-
Total current liabilities	95,378	112,605	84,809	101,508	8,353	3,487	3,912
Tenant deposits	-	1,895	2,543	2,993	3,443	2,295	2,744
Mortgage payable, net	204,972	124,123	138,282	170,242	208,948	209,087	192,353
Total liabilities	300,350	238,623	225,634	274,743	220,744	214,869	199,009

Members' equity (deficit):
Members' capital	-	6,103	-	-	125,794	117,393	120,965
Retained earnings (accumulated deficit)	-	(9,078)	(522)	(2,177)	(9,346)	(9,339)	(4,609)
Total members' equity (deficit)	-	(2,975)	(522)	(2,177)	116,448	108,054	116,356
Total liabilities and members' equity (deficit)	$300,350	$235,648	$225,112	$272,566	$337,192	$322,923	$315,365

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

ASSETS
Current assets:
Cash	$3,105	$8,216	$-	$1,483	$12,404	$336,890
Accounts receivable						2,676
Prepaid expenses	2,790	2,265	1,333	4,448	3,574	175,345
Due from related party	-	-	-	-	-	24,079
Total current assets	5,895	10,481	1,333	5,931	15,978	538,990
Property and equipment, net	309,169	253,020	263,370	338,885	347,992	19,957,542
Deposits held by property management companies	3,590	2,644	-	3,397	3,893	109,844
Total assets	$318,654	$266,145	$264,703	$348,213	$367,863	$20,606,376

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,753	$2,479	$602	$3,138	$4,203	$154,372
Due to related party	117,434	535	84,372	146,041	471	4,455,778
Total current liabilities	119,187	3,014	84,974	149,179	4,674	4,610,150
Tenant deposits	3,590	2,119	-	3,119	3,893	97,532
Mortgage payable, net	198,781	163,389	179,729	196,207	224,525	13,029,905
Total liabilities	321,558	168,522	264,703	348,505	233,092	17,737,587

Members' equity (deficit):
Members' capital	5,490	104,683	-	5,640	140,239	3,118,176
Retained earnings (accumulated deficit)	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Total members' equity (deficit)	(2,904)	97,623	-	(292)	134,771	2,868,789
Total liabilities and members' equity (deficit)	$318,654	$266,145	$264,703	$348,213	$367,863	$20,606,376

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

Rental income	$13,050	$4,382	$14,796	$8,980	$3,653	$9,000	$13,900
Total revenue	13,050	4,382	14,796	8,980	3,653	9,000	13,900

Operating expenses:
Depreciation	4,049	1,510	4,398	2,925	1,623	4,329	4,294
Insurance	654	265	792	326	246	653	712
Management fees	1,830	642	1,754	-	678	1,572	1,894
Repair and maintenance	313	381	855	2,000	381	256	1,712
Property taxes	562	457	1,733	193	483	1,370	1,476
Other operating expenses	750	794	816	1,034	795	749	750
Total operating expenses	8,158	4,049	10,348	6,478	4,206	8,929	10,838

Income (loss) from operations	4,892	333	4,448	2,502	(553)	71	3,062

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(3,329)	(1,021)	(4,179)	(3,260)	(1,094)	(3,383)	(3,524)

Net income (loss) before income taxes	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)
Provision for income taxes
Net Income (loss)	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

Rental income	$8,915	$13,025	$9,536	$14,400	$5,890	$9,130	$5,110
Total revenue	8,915	13,025	9,536	14,400	5,890	9,130	5,110

Operating expenses:
Depreciation	2,953	4,151	2,925	4,500	1,985	2,960	1,563
Insurance	412	698	408	894	293	408	247
Management fees	-	1,745	-	1,982	-	-	630
Repair and maintenance	2,000	715	2,000	143	2,000	2,000	381
Property taxes	193	1,422	193	1,802	336	1,044	710
Other operating expenses	1,025	750	1,061	751	467	849	807
Total operating expenses	6,583	9,481	6,587	10,072	5,081	7,261	4,338

Income (loss) from operations	2,332	3,544	2,949	4,328	809	1,869	772

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(3,296)	(3,544)	(3,322)	(4,091)	(1,696)	(2,510)	(1,129)

Net income (loss) before income taxes	(964)	-	(373)	237	(887)	(641)	(357)
Provision for income taxes
Net Income (loss)	$(964)	$-	$(373)	$237	$(887)	$(641)	$(357)

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	Mclovin

Rental income	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-

Operating expenses:
Depreciation	1,390	-	1,474	1,079	2,222	3,460	-
Insurance	244	-	256	182	372	523	-
Management fees	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	-	-
Property taxes	546	-	349	357	529	930	-
Other operating expenses	608	-	708	745	671	865	-
Total operating expenses	2,788	-	2,787	2,363	3,794	5,778	-

Income (loss) from operations	(2,788)	-	(2,787)	(2,363)	(3,794)	(5,778)	-

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(1,728)	-	(2,217)	(1,640)	(3,269)	(3,077)	-

Net income (loss) before income taxes	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)	-
Provision for income taxes	-
Net Income (loss)	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)	$-

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

Rental income	$695	$-	$-	$-	$-	$9,169	$-
Total revenue	695	-	-	-	-	9,169	-

Operating expenses:
Depreciation	3,666	-	3,659	1,484	701	3,917	484
Insurance	552	-	496	248	106	493	60
Management fees	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	1,311	285	250
Property taxes	1,150	-	757	595	166	1,391	40
Other operating expenses	1,060	-	475	969	500	2,951	476
Total operating expenses	6,428	-	5,387	3,296	2,784	9,037	1,310

Income (loss) from operations	(5,733)	-	(5,387)	(3,296)	(2,784)	132	(1,310)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(3,698)	-	(3,284)	(1,771)	(696)	(5,514)	(446)

Net income (loss) before income taxes	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)
Provision for income taxes
Net Income (loss)	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

Rental income	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-

Operating expenses:
Depreciation	-	485	484	1,562	2,205	1,465	1,988
Insurance	-	77	77	228	337	215	306
Management fees	-	-	-	-	-	-	-
Repair and maintenance	160	205	250	8,430	4,705	3,213	537
Property taxes	-	9	-	580	507	454	333
Other operating expenses	-	686	474	907	914	619	675
Total operating expenses	160	1,462	1,285	11,707	8,668	5,966	3,839

Income (loss) from operations	(160)	(1,462)	(1,285)	(11,707)	(8,668)	(5,966)	(3,839)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	-	(480)	(544)	(1,552)	(2,194)	(1,557)	(2,193)

Net income (loss) before income taxes	(160)	(1,942)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)
Provision for income taxes
Net Income (loss)	$(160)	$(1,942)	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

Rental income	$-	$-	$9,782	$5,880	$2,095	$-	$1,995
Total revenue	-	-	9,782	5,880	2,095	-	1,995

Operating expenses:
Depreciation	-	484	3,505	1,856	587	-	622
Insurance	-	77	558	275	87	-	69
Management fees	-	-	1,147	789	168	-	132
Repair and maintenance	-	260	1,840	1,353	263	-	2,365
Property taxes	-	133	634	238	165	-	178
Other operating expenses	-	599	2,901	1,871	517	-	537
Total operating expenses	-	1,553	10,585	6,382	1,787	-	3,903

Income (loss) from operations	-	(1,553)	(803)	(502)	308	-	(1,908)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	-	(446)	(4,549)	(2,052)	(646)	-	(683)

Net income (loss) before income taxes	-	(1,999)	(5,352)	(2,554)	(338)	-	(2,591)
Provision for income taxes
Net Income (loss)	$-	$(1,999)	$(5,352)	$(2,554)	$(338)	$-	$(2,591)

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

Rental income	$1,695	$7,604	$-	$7,180	$6,717	$1,595	$4,824
Total revenue	1,695	7,604	-	7,180	6,717	1,595	4,824

Operating expenses:
Depreciation	519	2,613	-	1,971	3,047	383	4,823
Insurance	95	443	-	231	358	51	382
Management fees	136	332	-	861	456	128	338
Repair and maintenance	1,275	4,488	-	310	1,327	1,322	7,911
Property taxes	94	414	-	503	1,743	-	566
Other operating expenses	525	2,365	-	1,040	2,553	568	3,246
Total operating expenses	2,644	10,655	-	4,916	9,484	2,452	17,266

Income (loss) from operations	(949)	(3,051)	-	2,264	(2,767)	(857)	(12,442)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(570)	(2,917)	-	(2,338)	(3,353)	(4)	(4,425)

Net income (loss) before income taxes	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)
Provision for income taxes
Net Income (loss)	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

Rental income	$11,831	$12,660	$13,441	$1,695	$-	$9,315	$-
Total revenue	11,831	12,660	13,441	1,695	-	9,315	-

Operating expenses:
Depreciation	4,672	4,290	5,115	496	670	2,956	-
Insurance	751	585	799	55	110	489	-
Management fees	699	167	1,640	136	-	139	-
Repair and maintenance	7,314	1,422	1,100	1,775	717	2,729	-
Property taxes	1,177	1,357	105	94	137	702	-
Other operating expenses	2,993	3,229	3,153	475	509	2,653	-
Total operating expenses	17,606	11,050	11,912	3,031	2,143	9,668	-

Income (loss) from operations	(5,775)	1,610	1,529	(1,336)	(2,143)	(353)	-

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(5,905)	(6,372)	(6,274)	(545)	(662)	(4,138)	-

Net income (loss) before income taxes	(11,680)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-
Provision for income taxes
Net Income (loss)	$(11,680)	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

Rental income	$-	$3,664	$1,695	$1,995	$7,956	$9,550	$10,267
Total revenue	-	3,664	1,695	1,995	7,956	9,550	10,267

Operating expenses:
Depreciation	-	2,654	499	610	3,009	4,260	4,157
Insurance	-	238	74	90	336	675	639
Management fees	-	293	-	160	392	1,179	-
Repair and maintenance	-	3,590	500	1,997	6,620	3,349	1,800
Property taxes	-	377	90	133	877	611	929
Other operating expenses	-	3,126	507	512	2,785	3,285	2,423
Total operating expenses	-	10,278	1,670	3,502	14,019	13,359	9,948

Income (loss) from operations	-	(6,614)	25	(1,507)	(6,063)	(3,809)	319

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	-	(2,464)	(547)	(670)	(3,283)	(5,530)	(4,928)

Net income (loss) before income taxes	-	(9,078)	(522)	(2,177)	(9,346)	(9,339)	(4,609)
Provision for income taxes
Net Income (loss)	$-	$(9,078)	$(522)	$(2,177)	$(9,346)	$(9,339)	$(4,609)

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

Rental income	$7,238	$8,679	$-	$6,922	$10,799	$310,705
Total revenue	7,238	8,679	-	6,922	10,799	310,705

Operating expenses:
Depreciation	3,566	3,505	-	3,906	4,008	144,673
Insurance	367	551	-	357	524	21,046
Management fees	579	1,083	-	554	1,353	25,588
Repair and maintenance	2,397	3,219	-	267	945	96,938
Property taxes	647	717	-	1,163	1,194	35,645
Other operating expenses	4,147	2,335	-	2,728	3,544	80,827
Total operating expenses	11,703	11,410	-	8,975	11,568	404,717

Income (loss) from operations	(4,465)	(2,731)	-	(2,053)	(769)	(94,012)

Other income (expense), net
Other income	-	-	-	-	-	-
Interest expense	(3,929)	(4,329)	-	(3,879)	(4,699)	(155,375)

Net income (loss) before income taxes	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Provision for income taxes						-
Net Income (loss)	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$(249,387)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	101,646	92,325	91,723	125,653	98,731	109,673	103,702
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	(3,458)	(546)	(2,837)	(2,068)	(580)	(3,515)	(3,100)
Net income (loss)	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)
Balance at December 31, 2021	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	126,727	105,543	121,725	97,020	102,238	152,484	95,648
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	(2,088)	(3,812)	(2,007)	(2,701)	(1,679)	(2,483)	(563)
Net income (loss)	(964)	-	(373)	237	(887)	(641)	(357)
Balance at December 31, 2021	$(964)	$-	$(373)	$237	$(887)	$(641)	$(357)

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	Mclovin

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	-	-
Deemed contribution from Manager	4,516	-	5,004	4,003	7,063	5,715	-
Distributions	-	-	-	-	-	-	-
Net income (loss)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)	-
Balance at December 31, 2021	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)	$-

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	107,245	-
Deemed contribution from Manager	6,512	-	5,476	5,067	-	5,130	-
Distributions	-	-	-	-	-	(1,775)	-
Net income (loss)	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)
Balance at December 31, 2021	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	4,919	4,033	4,402	4,071
Distributions	-	-	-	-	-	-	-
Net income (loss)	(160)	(1,942)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)
Balance at December 31, 2021	$(160)	$(1,942)	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	91,274	80,558	-	-	-
Deemed contribution from Manager	-	-	4,759	-	-	-	-
Distributions	-	-	(551)	(478)	-	-	-
Net income (loss)	-	(1,999)	(5,352)	(2,554)	(338)	-	(2,591)
Balance at December 31, 2021	$-	$(1,999)	$(5,352)	$(2,554)	$(338)	$-	$(2,591)

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	78,026	-	75,104	-	-	-
Deemed contribution from Manager	-	4,556	-	-	4,496	-	7,441
Distributions	-	(924)	-	(430)	-	-	-
Net income (loss)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)
Balance at December 31, 2021	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	132,787	113,291	144,232	-	-	74,894	-
Deemed contribution from Manager	10,439	4,917	4,115	-	-	4,172	-
Distributions	(1,478)	(1,903)	(849)	-	-	(1,361)	-
Net income (loss)	(11,680)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-
Balance at December 31, 2021	$(11,680)	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	127,258	110,732	117,852
Deemed contribution from Manager	-	6,103	-	-	-	7,286	5,195
Distributions	-	-	-	-	(1,464)	(625)	(2,082)
Net income (loss)	-	(9,078)	(522)	(2,177)	(9,346)	(9,339)	(4,609)
Balance at December 31, 2021	$-	$(9,078)	$(522)	$(2,177)	$(9,346)	$(9,339)	$(4,609)

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	100,535	-	-	136,609	3,015,235
Deemed contribution from Manager	5,490	4,742	-	5,640	4,416	149,676
Distributions	-	(594)	-	-	(786)	(46,735)
Net income (loss)	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Balance at December 31, 2021	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$2,868,789

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

Cash flows from operating activities:
Net income (loss)	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,049	1,510	4,398	2,925	1,623	4,329	4,294
Amortization	118	20	144	45	22	50	51
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(331)	(1,834)	(396)	(2,090)	(2,109)	(369)	(353)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	1,883	1,360	3,541	1,199	1,537	2,973	3,134
Due to related party	1,421	-	2,143	5,806	325	2,442	2,845
Net cash provided by (used in) operating activities	8,703	368	10,099	7,127	(249)	6,113	9,509
Cash flows from investing activities:
Property improvements	-	(7,344)	-	-	(7,619)	-	-
Net cash used in investing activities	-	(7,344)	-	-	(7,619)	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	102,732	149,325	129,177	-	159,823	106,569	112,449
Repayments of amounts due to related party	(197,965)	(242,821)	(215,000)	(127,831)	(259,698)	(210,205)	(208,495)
Net proceeds from the issuance of membership units	103,742	107,559	93,614	136,481	114,820	111,951	105,841
Distributions	(3,458)	(546)	(2,837)	(2,068)	(580)	(3,515)	(3,100)
Net cash provided by financing activities	5,051	13,517	4,954	6,582	14,364	4,800	6,694
Net change in cash	13,754	6,540	15,053	13,710	6,496	10,913	16,203
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$13,754	$6,540	$15,053	$13,710	$6,496	$10,913	$16,203

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$2,828	$-	$3,554	$3,216	$1,071	$2,936	$3,060

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$197,965	$-	$215,000	$-	$-	$210,205	$208,495
Advance from related party for acquisiton of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property	$-	$221,083	$-	$321,568	$236,680	$-	$-
Mortgage payable for acquisition of property	$-	$-	$-	$208,585	$-	$-	$-
Offering expenses	$2,096	$2,183	$1,891	$2,757	$2,320	$2,278	$2,138
Deemed contribution from Manager	$-	$-	$-	$-	$-	$-	$-

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

Cash flows from operating activities:
Net income (loss)	$(964)	$-	$(373)	$237	$(887)	$(641)	$(357)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,953	4,151	2,925	4,500	1,985	2,960	1,563
Amortization	48	123	46	144	8	9	20
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(1,663)	(358)	(1,796)	(415)	(439)	(613)	(2,843)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	1,248	3,054	1,246	3,623	2,426	2,818	1,403
Due to related party	6,075	1,134	5,236	2,171	4,636	4,990	2,123
Net cash provided by (used in) operating activities	7,697	8,104	7,284	10,260	7,729	9,523	1,909
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	(7,619)
Net cash used in investing activities	-	-	-	-	-	-	(7,619)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	109,506	-	126,334	-	-	151,968
Repayments of amounts due to related party	(129,115)	(202,950)	(123,823)	(220,000)	(104,304)	(155,216)	(250,394)
Net proceeds from the issuance of membership units	137,638	107,721	132,472	99,020	110,791	163,865	111,306
Distributions	(2,088)	(3,812)	(2,007)	(2,701)	(1,679)	(2,483)	(563)
Net cash provided by financing activities	6,434	10,465	6,642	2,653	4,808	6,166	12,317
Net change in cash	14,131	18,569	13,926	12,913	12,537	15,689	6,607
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$14,131	$18,569	$13,926	$12,913	$12,537	$15,689	$6,607

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,249	$3,013	$3,277	$3,477	$1,252	$1,855	$1,109

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$-	$202,950	$-	$220,000	$-	$-	$-
Advance from related party for acquisiton of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property	$324,665	$-	$321,531	$-	$217,520	$324,389	$228,801
Mortgage payable for acquisition of property	$210,740	$-	$212,550	$-	$122,500	$181,480	$-
Offering expenses	$2,785	$2,178	$2,676	$2,000	$2,238	$3,310	$2,251
Deemed contribution from Manager	$-	$-	$-	$-	$-	$-	$-

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	Mclovin

Cash flows from operating activities:
Net income (loss)	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,390	-	1,474	1,079	2,222	3,460	-
Amortization	14	-	15	12	21	26	-
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(2,702)	(1,926)	(2,134)	(2,329)	(6,722)	(5,063)	(7,532)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	3,639	436	359	357	3,500	4,186	6,462
Due to related party	2,175	1,490	5,391	4,884	8,042	6,246	1,070
Net cash provided by (used in) operating activities	-	-	101	-	-	-	-
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	-	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-	-
Net change in cash	-		101	-	-	-	-
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$101	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$1,728	$-	$2,217	$1,640	$3,269	$3,077	$-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$-	$-	$-	$-	$-	$-	$-
Advance from related party for acquisiton of property	$109,314	$96,582	$122,188	$91,501	$182,925	$236,721	$164,940
Acquisition of property	$351,823	$299,193	$372,718	$272,569	$562,214	$538,356	$526,794
Mortgage payable for acquisition of property	$244,930	$207,900	$259,000	$189,000	$392,000	$311,500	$367,500
Offering expenses	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager	$4,516	$-	$5,004	$4,003	$7,063	$5,715	$-

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

Cash flows from operating activities:
Net income (loss)	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,666	-	3,659	1,484	701	3,917	484
Amortization	30	-	27	15	6	52	5
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(5,525)	(5,746)	(4,487)	(2,201)	(2,600)	(3,320)	(657)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	5,223	4,956	3,495	453	524	4,908	1,117
Due to related party	6,037	790	5,977	5,316	4,971	3,533	5,057
Net cash provided by (used in) operating activities	-	-	-	-	122	3,708	4,250
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	(4,250)
Net cash used in investing activities	-	-	-	-	-	-	(4,250)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	(109,194)	-
Net proceeds from the issuance of membership units	-	-	-	-	-	117,117	-
Distributions	-	-	-	-	-	(1,775)	-
Net cash provided by financing activities	-	-	-	-	-	6,149	-
Net change in cash	-	-	-	-	122	9,856	-
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$122	$9,856	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,698	$-	$3,284	$1,771	$696	$5,514	$446

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$-	$-	$-	$-	$-	$-
Advance from related party for acquisiton of property	$171,632	$164,486	$153,828	$123,576	$117,636	$112,727	$86,715
Acquisition of property	$537,011	$528,649	$476,606	$374,318	$307,684	$286,675	$212,306
Mortgage payable for acquisition of property	$374,500	$368,200	$332,500	$259,000	$200,830	$190,000	$136,500
Offering expenses	$-	$-	$-	$-	$-	$2,366	$-
Deemed contribution from Manager	$6,512	$-	$5,476	$5,067	$-	$5,130	$-

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

Cash flows from operating activities:
Net income (loss)	$(160)	$(1,942)	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	485	5	1,562	2,205	1,465	1,988
Amortization	-	5	539	15	20	14	20
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(1,321)	(1,516)	(3,018)	(2,433)	(2,723)	(3,522)	(2,176)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	801	1,054	1,718	543	454	538	1,517
Due to related party	4,000	6,394	6,155	13,781	10,906	9,028	11,240
Net cash provided by (used in) operating activities	3,320	4,480	3,570	209	-	-	6,557
Cash flows from investing activities:
Property improvements	(3,320)	(3,370)	(3,570)	-	-	-	(6,480)
Net cash used in investing activities	(3,320)	(3,370)	(3,570)	-	-	-	(6,480)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	-	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-	-
Net change in cash	-	1,110	-	209	-	-	77
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$1,110	$-	$209	$-	$-	$77

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$480	$544	$1,552	$2,194	$1,557	$2,193

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisiton of property	$74,380	$79,168	$85,736	$129,994	$127,789	$113,824	$97,769
Acquisition of property	$212,508	$212,508	$212,302	$342,713	$322,548	$321,740	$217,312
Mortgage payable for acquisition of property	$147,000	$147,000	$139,750	$238,000	$214,900	$224,000	$139,750
Offering expenses	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager	$-	$-	$-	$4,919	$4,033	$4,402	$4,071

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

Cash flows from operating activities:
Net income (loss)	$-	$(1,999)	$(5,352)	$(2,554)	$(338)	$-	$(2,591)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	484	3,505	1,856	587	-	622
Amortization	-	5	48	23	7	-	7
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	(1,336)
Prepaid expenses	(1,172)	(2,803)	(2,241)	(1,385)	(3,463)	(3,525)	(3,039)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	355	1,390	3,658	2,914	2,374	640	2,431
Due to related party	817	6,243	4,845	1,205	4,170	2,885	5,366
Net cash provided by (used in) operating activities	-	3,320	4,463	2,059	3,337	-	1,460
Cash flows from investing activities:
Property improvements	-	(3,320)	-	-	-	-	-
Net cash used in investing activities	-	(3,320)	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	(101,679)	(88,326)	-	-	-
Net proceeds from the issuance of membership units	-	-	108,138	94,684	-	-	-
Distributions	-	-	(551)	(478)	-	-	-
Net cash provided by financing activities	-	-	5,907	5,879	-	-	-
Net change in cash	-	-	10,370	7,938	3,337	-	1,460
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$10,370	$7,938	$3,337	$-	$1,460

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$446	$4,549	$2,052	$646	$-	$683

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisiton of property	$124,144	$89,087	$106,612	$89,793	$100,542	$126,273	$108,861
Acquisition of property	$389,239	$212,306	$256,525	$203,763	$257,613	$380,558	$272,645
Mortgage payable for acquisition of property	$269,500	$136,500	$174,200	$131,625	$165,750	$262,426	$175,500
Offering expenses	$-	$-	$2,205	$1,913	$-	$-	$-
Deemed contribution from Manager	$-	$-	$4,759	$-	$-	$-	$-

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

Cash flows from operating activities:
Net income (loss)	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	519	2,613	-	1,971	3,047	383	4,823
Amortization	6	38	-	25	34	4	41
Changes in assets and liabilities:
Accounts receivable	-	(820)	-	-	(520)	-	-
Prepaid expenses	(2,502)	(1,276)	(2,734)	(2,917)	(5,779)	(1,394)	(3,389)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	1,522	2,614	602	3,525	4,529	747	3,261
Due to related party	6,826	3,250	2,132	2,210	5,585	1,598	12,131
Net cash provided by (used in) operating activities	4,852	451	-	4,740	776	477	-
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	(85,415)	-	(78,645)	-	-	-
Net proceeds from the issuance of membership units	-	91,506	-	85,170	-	-	-
Distributions	-	(924)	-	(430)	-	-	-
Net cash provided by financing activities	-	5,166	-	6,095	-	-	-
Net change in cash	4,852	5,617	-	10,835	776	477	-
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$4,852	$5,617	$-	$10,835	$776	$477	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$570	$2,917	$-	$2,338	$3,353	$4	$4,425

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisiton of property	$95,055	$88,665	$106,585	$82,057	$104,055	$63,076	$144,541
Acquisition of property	$227,548	$191,200	$308,276	$216,325	$266,955	$166,426	$352,764
Mortgage payable for acquisition of property	$146,250	$121,225	$207,577	$150,000	$172,250	$107,250	$227,500
Offering expenses	$-	$1,849	$-	$1,721	$-	$-	$-
Deemed contribution from Manager	$-	$4,556	$-	$-	$4,496	$-	$7,441

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

Cash flows from operating activities:
Net income (loss)	$(11,680)	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,672	4,290	5,115	496	670	2,956	-
Amortization	58	56	61	6	6	44	-
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(3,891)	(3,170)	(2,209)	(2,028)	(3,228)	(891)	(3,085)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	2,767	4,860	1,538	1,655	1,031	3,532	858
Due to related party	11,703	4,879	6,030	6,183	4,326	3,194	2,313
Net cash provided by (used in) operating activities	3,629	6,153	5,790	4,431	-	4,344	86
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	(137,280)	(117,019)	(158,164)	-	-	(83,187)	-
Net proceeds from the issuance of membership units	146,162	125,582	167,643	-	-	89,503	-
Distributions	(1,478)	(1,903)	(849)	-	-	(1,361)	-
Net cash provided by financing activities	7,403	6,660	8,630	-	-	4,955	-
Net change in cash	11,032	12,813	14,420	4,431	-	9,299	86
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$11,032	$12,813	$14,420	$4,431	$-	$9,299	$86

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$5,905	$6,372	$6,274	$545	$662	$4,138	$-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisiton of property	$150,884	$121,898	$167,236	$90,280	$100,328	$86,381	$72,992
Acquisition of property	$341,950	$316,825	$373,225	$217,533	$293,758	$216,325	$212,463
Mortgage payable for acquisition of property	$221,000	$215,000	$240,500	$139,750	$203,000	$150,000	$146,364
Offering expenses	$2,957	$2,537	$3,395	$-	$-	$1,814	$-
Deemed contribution from Manager	$10,439	$4,917	$4,115	$-	$-	$4,172	$-

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

Cash flows from operating activities:
Net income (loss)	$-	$(9,078)	$(522)	$(2,177)	$(9,346)	$(9,339)	$(4,609)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	2,654	499	610	3,009	4,260	4,157
Amortization	-	34	6	6	26	56	53
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(2,693)	(1,905)	(2,459)	(2,596)	(4,555)	(2,778)	(2,566)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	602	3,195	1,438	1,858	3,217	3,487	3,912
Due to related party	2,091	5,100	1,715	4,689	3,094	5,858	3,458
Net cash provided by (used in) operating activities	-	-	677	2,390	(4,555)	1,544	4,405
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	(136,088)	(115,188)	(128,981)
Net proceeds from the issuance of membership units	-	-	-	-	144,856	123,151	137,382
Distributions	-	-	-	-	(1,464)	(625)	(2,082)
Net cash provided by financing activities	-	-	-	-	7,304	7,339	6,320
Net change in cash	-	-	677	2,390	2,749	8,882	10,725
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$677	$2,390	$2,749	$8,882	$10,725

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$2,464	$547	$670	$3,283	$5,530	$4,928

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisiton of property	$96,867	$114,510	$85,086	$104,339	$144,318	$121,046	$132,439
Acquisition of property	$298,312	$232,639	$218,536	$267,638	$329,454	$311,800	$302,685
Mortgage payable for acquisition of property	$207,270	$126,100	$140,400	$172,250	$211,250	$211,900	$195,000
Offering expenses	$-	$-	$-	$-	$2,928	$2,498	$2,775
Deemed contribution from Manager	$-	$6,103	$-	$-	$-	$7,286	$5,195

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

Cash flows from operating activities:
Net income (loss)	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$(249,387)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,566	3,505	-	3,906	4,008	144,194
Amortization	46	47	-	46	50	2,523
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	(2,676)
Prepaid expenses	(2,790)	(2,265)	(1,333)	(4,448)	(3,574)	(175,345)
Due from related party	-	-	-	-	-	-
Accrued expenses	1,753	2,479	602	3,138	4,203	154,372
Due to related party	8,924	4,748	731	4,773	4,882	311,783
Net cash provided by (used in) operating activities	3,105	1,454	-	1,483	4,101	185,464
Cash flows from investing activities:
Property improvements	-	-	-	-	-	(46,892)
Net cash used in investing activities	-	-	-	-	-	(46,892)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	1,147,882
Repayments of amounts due to related party	-	(110,215)	-	-	(146,249)	(4,243,447)
Net proceeds from the issuance of membership units	-	117,571	-	-	155,338	3,340,621
Distributions	-	(594)	-	-	(786)	(46,735)
Net cash provided by financing activities	-	6,762	-	-	8,303	198,320
Net change in cash	3,105	8,216	-	1,483	12,404	336,892
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$3,105	$8,216	$-	$1,483	$12,404	$336,892

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,929	$4,329	$-	$3,879	$4,699	$149,895

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party						$1,254,615
Advance from related party for acquisiton of property	$126,358	$115,498	$85,103	$150,814	$151,602	$6,290,755
Acquisition of property	$312,735	$256,526	$263,973	$342,791	$352,000	$18,848,089
Mortgage payable for acquisition of property	$201,500	$165,750	$181,837	$198,900	$227,500	$12,022,439
Offering expenses	$-	$2,377	$-	$-	$3,144	$67,580
Deemed contribution from Manager	$5,490	$4,742	$-	$5,640	$4,416	$149,676

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Arrived Homes, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series,” that Arrived Holdings, Inc. (the “Manager”) established. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law. Principal operations of Arrived Homes, LLC and its Series (collectively, the “Company”) did not commence until the property acquisitions in 2021.

Arrived Homes Series Chaparral, a series of Arrived Homes, LLC, (“Series Chaparral”) was formed on January 12, 2021 under the laws of Delaware. On January 14, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Chaparral, LLC, an Arkansas limited liability company for a $197,965 promissory note. Arrived AR Chaparral, LLC was formed on January 4, 2021 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Cupcake, a series of Arrived Homes, LLC, (“Series Cupcake”) was formed on May 24,2021 under the laws of Delaware. On September 24,2021, the Arrived AR Cupcake, LLC completed the acquisition of the Cupcake property. The acquisition of the Cupcake property was funded through an initial mortgage in the amount of $142,061 (Note 5) with the remainder of the purchase price being advanced by the Manager. The Cupcake property is being held by Arrived AR Cupcake, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lierly, a series of Arrived Homes, LLC, (“Series Lierly”) was formed on November 4, 2020 under the laws of Delaware. On January 21, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Lierly, LLC, an Arkansas limited liability company for a $215,000 promissory note. Arrived AR Lierly, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Malbec, a series of Arrived Homes, LLC, (“Series Malbec”) was formed on April 28,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Malbec, LLC completed the acquisition of the Malbec property. The acquisition of the Malbec property was funded through an initial mortgage in the amount of $208,585 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Malbec property is being held by Arrived AR Malbec, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Mojave, a series of Arrived Homes, LLC, (“Series Mojave”) was formed on May 24,2021 under the laws of Delaware. On October 1,2021, the Arrived AR Mojave, LLC completed the acquisition of the Mojave property. The acquisition of the Mojave property was funded through an initial mortgage in the amount of $152,100 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Mojave property is being held by Arrived AR Mojave, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Patrick, a series of Arrived Homes, LLC, (“Series Patrick”) was formed on January 04, 2021 under the laws of Delaware. On February 01, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Patrick, LLC, an Arkansas limited liability company for a $210,205 promissory note. Arrived AR Patrick, LLC was formed on January 04, 2021 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Pecan, a series of Arrived Homes, LLC, (“Series Pecan”) was formed on January 12, 2021 under the laws of Delaware. On February 01, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Pecan, LLC, an Arkansas limited liability company for a $208,495 promissory note. Arrived AR Pecan, LLC was formed on January 04, 2021 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Pinot, a series of Arrived Homes, LLC, (“Series Pinot”) was formed on April 28,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Pinot, LLC completed the acquisition of the Pinot property. The acquisition of the Pinot property was funded through an initial mortgage in the amount of $210,740 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Pinot property is being held by Arrived AR Pinot, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Plumtree, a series of Arrived Homes, LLC, (“Series Plumtree”) was formed on January 12, 2021 under the laws of Delaware. On January 04, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Plumtree, LLC, an Arkansas limited liability company for a $202,950 promissory note. Arrived AR Plumtree, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Salem, a series of Arrived Homes, LLC, (“Series Salem”) was formed on April 27,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Salem, LLC completed the acquisition of the Salem property. The acquisition of the Salem property was funded through an initial mortgage in the amount of $212,550 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Salem property is being held by Arrived AR Salem, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Soapstone, a series of Arrived Homes, LLC, (“Series Soapstone”) was formed on November 5, 2020 under the laws of Delaware. On January 21, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Soapstone, LLC, an Arkansas limited liability company for a $220,000 promissory note. Arrived AR Soapstone, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Splash, a series of Arrived Homes, LLC, (“Series Splash”) was formed on April 27,2021 under the laws of Delaware. On May 3,2021, the Arrived AR Splash, LLC completed the acquisition of the Splash property. The acquisition of the Splash property was funded through an initial mortgage in the amount of $122,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Splash property is being held by Arrived AR Splash, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Tuscan, a series of Arrived Homes, LLC, (“Series Tuscan”) was formed on April 27,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Tuscan, LLC completed the acquisition of the Tuscan property. The acquisition of the Tuscan property was funded through an initial mortgage in the amount of $181,400 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Tuscan property is being held by Arrived AR Tuscan, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Wentworth, a series of Arrived Homes, LLC, (“Series Wentworth”) was formed on April 28,2021 under the laws of Delaware. On September 24,2021, the Arrived AR Wentworth, LLC completed the acquisition of the Wentworth property. The acquisition of the Wentworth property was funded through an initial mortgage in the amount of $147,030 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Wentworth property is being held by Arrived AR Wentworth, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Bandelier, a series of Arrived Homes, LLC, (“Series Bandelier”) was formed on September 20,2021 under the laws of Delaware. On October 27,2021, the Arrived AZ Bandelier, LLC completed the acquisition of the Bandelier property. The acquisition of the Bandelier property was funded through an initial mortgage in the amount of $244,930 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Bandelier property is being held by Arrived AZ Bandelier, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Diablo, a series of Arrived Homes, LLC, (“Series Diablo”) was formed on December 1,2021 under the laws of Delaware. On December 27,2021, the Arrived AZ Diablo, LLC completed the acquisition of the Diablo property. The acquisition of the Diablo property was funded through an initial mortgage in the amount of $207,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Diablo property is being held by Arrived AZ Diablo, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Rooney, a series of Arrived Homes, LLC, (“Series Rooney”) was formed on September 20,2021 under the laws of Delaware. On October 12,2021, the Arrived AZ Rooney, LLC completed the acquisition of the Rooney property. The acquisition of the Rooney property was funded through an initial mortgage in the amount of $259,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Rooney property is being held by Arrived AZ Rooney, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Scepter, a series of Arrived Homes, LLC, (“Series Scepter”) was formed on September 21,2021 under the laws of Delaware. On October 12,2021, the Arrived AZ Scepter, LLC completed the acquisition of the Scepter property. The acquisition of the Scepter property was funded through an initial mortgage in the amount of $189,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Scepter property is being held by Arrived AZ Scepter, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Ensenada, a series of Arrived Homes, LLC, (“Series Ensenada”) was formed on September 28,2021 under the laws of Delaware. On October 15,2021, the Arrived CO Ensenada, LLC completed the acquisition of the Ensenada property. The acquisition of the Ensenada property was funded through an initial mortgage in the amount of $392,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Ensenada property is being held by Arrived CO Ensenada, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lily, a series of Arrived Homes, LLC, (“Series Lily”) was formed on September 9,2021 under the laws of Delaware. On September 30,2021, the Arrived CO Lily, LLC completed the acquisition of the Lily property. The acquisition of the Lily property was funded through an initial mortgage in the amount of $311,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Lily property is being held by Arrived CO Lily, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series McLovin, a series of Arrived Homes, LLC, (“Series McLovin”) was formed on November 12,2021 under the laws of Delaware. On December 3,2021, the Arrived CO McLovin, LLC completed the acquisition of the McLovin property. The acquisition of the McLovin property was funded through an initial mortgage in the amount of $367,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The McLovin property is being held by Arrived CO McLovin, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Odessa, a series of Arrived Homes, LLC, (“Series Odessa”) was formed on September 9,2021 under the laws of Delaware. On September 30,2021, the Arrived CO Odessa, LLC completed the acquisition of the Odessa property. The acquisition of the Odessa property was funded through an initial mortgage in the amount of $374,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Odessa property is being held by Arrived CO Odessa, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Oly, a series of Arrived Homes, LLC, (“Series Oly”) was formed on November 12,2021 under the laws of Delaware. On November 30,2021, the Arrived CO Oly, LLC completed the acquisition of the Oly property. The acquisition of the Oly property was funded through an initial mortgage in the amount of $368,200 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Oly property is being held by Arrived CO Oly, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Saddlebred, a series of Arrived Homes, LLC, (“Series Saddlebred”) was formed on September 20,2021 under the laws of Delaware. On September 30,2021, the Arrived CO Saddlebred, LLC completed the acquisition of the Saddlebred property. The acquisition of the Saddlebred property was funded through an initial mortgage in the amount of $332,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Saddlebred property is being held by Arrived CO Saddlebred, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Grant, a series of Arrived Homes, LLC, (“Series Grant”) was formed on October 1,2021 under the laws of Delaware. On October 29,2021, the Arrived GA Grant, LLC completed the acquisition of the Grant property. The acquisition of the Grant property was funded through an initial mortgage in the amount of $259,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Grant property is being held by Arrived GA Grant, LLC, a Georgia limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Amber, a series of Arrived Homes, LLC, (“Series Amber”) was formed on September 2,2021 under the laws of Delaware. On September 29,2021, the Arrived NC Amber, LLC completed the acquisition of the Amber property. The acquisition of the Amber property was funded through an initial mortgage in the amount of $200,830 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Amber property is being held by Arrived NC Amber, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Centennial, a series of Arrived Homes, LLC, (“Series Centennial”) was formed on May 25,2021 under the laws of Delaware. On June 4,2021, the Arrived NC Centennial, LLC completed the acquisition of the Centennial property. The acquisition of the Centennial property was funded through an initial mortgage in the amount of $190,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Centennial property is being held by Arrived NC Centennial, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Collinston, a series of Arrived Homes, LLC, (“Series Collinston”) was formed on August 2,2021 under the laws of Delaware. On September 15,2021, the Arrived NC Collinston, LLC completed the acquisition of the Collinston property. The acquisition of the Collinston property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Collinston property is being held by Arrived NC Collinston, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Davidson, a series of Arrived Homes, LLC, (“Series Davidson”) was formed on July 23,2021 under the laws of Delaware. On September 27,2021, the Arrived NC Davidson, LLC completed the acquisition of the Davidson property. The acquisition of the Davidson property was funded through an initial mortgage in the amount of $147,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Davidson property is being held by Arrived NC Davidson, LLC, an North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Holland, a series of Arrived Homes, LLC, (“Series Holland”) was formed on July 21,2021 under the laws of Delaware. On September 29,2021, the Arrived NC Holland, LLC completed the acquisition of the Holland property. The acquisition of the Holland property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Holland property is being held by Arrived NC Holland, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Jupiter, a series of Arrived Homes, LLC, (“Series Jupiter”) was formed on July 22,2021 under the laws of Delaware. On September 10,2021, the Arrived NC Jupiter, LLC completed the acquisition of the Jupiter property. The acquisition of the Jupiter property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Jupiter property is being held by Arrived NC Jupiter, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series KerriAnn, a series of Arrived Homes, LLC, (“Series KerriAnn”) was formed on October 1,2021 under the laws of Delaware. On October 28,2021, the Arrived NC KerriAnn, LLC completed the acquisition of the KerriAnn property. The acquisition of the KerriAnn property was funded through an initial mortgage in the amount of $238,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The KerriAnn property is being held by Arrived NC KerriAnn, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Meadow, a series of Arrived Homes, LLC, (“Series Meadow”) was formed on August 25,2021 under the laws of Delaware. On September 27,2021, the Arrived NC Meadow, LLC completed the acquisition of the Meadow property. The acquisition of the Meadow property was funded through an initial mortgage in the amount of $214,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Meadow property is being held by Arrived NC Meadow, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Ribbonwalk, a series of Arrived Homes, LLC, (“Series Ribbonwalk”) was formed on September 28,2021 under the laws of Delaware. On October 28,2021, the Arrived NC Ribbonwalk, LLC completed the acquisition of the Ribbonwalk property. The acquisition of the Ribbonwalk property was funded through an initial mortgage in the amount of $224,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Ribbonwalk property is being held by Arrived NC Ribbonwalk, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Saturn, a series of Arrived Homes, LLC, (“Series Saturn”) was formed on August 3,2021 under the laws of Delaware. On August 30,2021, the Arrived NC Saturn, LLC completed the acquisition of the Saturn property. The acquisition of the Saturn property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Saturn property is being held by Arrived NC Saturn, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Sigma, a series of Arrived Homes, LLC, (“Series Sigma”) was formed on November 23,2021 under the laws of Delaware. On December 17,2021, the Arrived NC Sigma, LLC completed the acquisition of the Sigma property. The acquisition of the Sigma property was funded through an initial mortgage in the amount of $269,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Sigma property is being held by Arrived NC Sigma, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Weldon, a series of Arrived Homes, LLC, (“Series Weldon”) was formed on July 21,2021 under the laws of Delaware. On September 14,2021, the Arrived NC Weldon, LLC completed the acquisition of the Weldon property. The acquisition of the Weldon property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Weldon property is being held by Arrived NC Weldon, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Badminton, a series of Arrived Homes, LLC, (“Series Badminton”) was formed on May 25,2021 under the laws of Delaware. On June 18,2021, the Arrived SC Badminton, LLC completed the acquisition of the Badminton property. The acquisition of the Badminton property was funded through an initial mortgage in the amount of $174,200 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Badminton property is being held by Arrived SC Badminton, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Basil, a series of Arrived Homes, LLC, (“Series Basil”) was formed on May 27,2021 under the laws of Delaware. On June 25,2021, the Arrived SC Basil, LLC completed the acquisition of the Basil property. The acquisition of the Basil property was funded through an initial mortgage in the amount of $131,625 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Basil property is being held by Arrived SC Basil, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Bayside, a series of Arrived Homes, LLC, (“Series Bayside”) was formed on June 17,2021 under the laws of Delaware. On July 16,2021, the Arrived SC Bayside, LLC completed the acquisition of the Bayside property. The acquisition of the Bayside property was funded through an initial mortgage in the amount of $165,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Bayside property is being held by Arrived SC Bayside, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Butter, a series of Arrived Homes, LLC, (“Series Butter”) was formed on September 2,2021 under the laws of Delaware. On November 19,2021, the Arrived SC Butter, LLC completed the acquisition of the Butter property. The acquisition of the Butter property was funded through an initial mortgage in the amount of $262,426 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Butter property is being held by Arrived SC Butter, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Coatbridge, a series of Arrived Homes, LLC, (“Series Coatbridge”) was formed on June 16,2021 under the laws of Delaware. On July 1,2021, the Arrived SC Coatbridge, LLC completed the acquisition of the Coatbridge property. The acquisition of the Coatbridge property was funded through an initial mortgage in the amount of $175,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Coatbridge property is being held by Arrived SC Coatbridge, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Dawson, a series of Arrived Homes, LLC, (“Series Dawson”) was formed on June 16,2021 under the laws of Delaware. On July 6,2021, the Arrived SC Dawson, LLC completed the acquisition of the Dawson property. The acquisition of the Dawson property was funded through an initial mortgage in the amount of $146,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Dawson property is being held by Arrived SC Dawson, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Dewberry, a series of Arrived Homes, LLC, (“Series Dewberry”) was formed on May 27,2021 under the laws of Delaware. On June 29,2021, the Arrived SC Dewberry, LLC completed the acquisition of the Dewberry property. The acquisition of the Dewberry property was funded through an initial mortgage in the amount of $121,225 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Dewberry property is being held by Arrived SC Dewberry, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Dolittle, a series of Arrived Homes, LLC, (“Series Dolittle”) was formed on September 2,2021 under the laws of Delaware. On November 10,2021, the Arrived SC Dolittle, LLC completed the acquisition of the Dolittle property. The acquisition of the Dolittle property was funded through an initial mortgage in the amount of $213,061 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Dolittle property is being held by Arrived SC Dolittle, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Eastfair, a series of Arrived Homes, LLC, (“Series Eastfair”) was formed on May 25,2021 under the laws of Delaware. On June 9,2021, the Arrived SC Eastfair, LLC completed the acquisition of the Eastfair property. The acquisition of the Eastfair property was funded through an initial mortgage in the amount of $150,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Eastfair property is being held by Arrived SC Eastfair, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Elevation, a series of Arrived Homes, LLC, (“Series Elevation”) was formed on July 7,2021 under the laws of Delaware. On July 21,2021, the Arrived SC Elevation, LLC completed the acquisition of the Elevation property. The acquisition of the Elevation property was funded through an initial mortgage in the amount of $172,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Elevation property is being held by Arrived SC Elevation, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Elm, a series of Arrived Homes, LLC, (“Series Elm”) was formed on June 17, 2021 under the laws of Delaware. On August 16,2021, the Arrived SC Elm, LLC completed the acquisition of the Elm property. The acquisition of the Elm property was funded through an initial mortgage in the amount of $107,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Elm property is being held by Arrived SC Elm, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Forest, a series of Arrived Homes, LLC, (“Series Forest”) was formed on June 30,2021 under the laws of Delaware. On July 26,2021, the Arrived SC Forest, LLC completed the acquisition of the Forest property. The acquisition of the Forest property was funded through an initial mortgage in the amount of $227,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Forest property is being held by Arrived SC Forest, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Holloway, a series of Arrived Homes, LLC, (“Series Holloway”) was formed on May 25,2021 under the laws of Delaware. On June 16,2021, the Arrived SC Holloway, LLC completed the acquisition of the Holloway property. The acquisition of the Holloway property was funded through an initial mortgage in the amount of $221,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Holloway property is being held by Arrived SC Holloway, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Kingsley, a series of Arrived Homes, LLC, (“Series Kingsley”) was formed on May 24,2021 under the laws of Delaware. On June 1,2021, the Arrived SC Kingsley, LLC completed the acquisition of the Kingsley property. The acquisition of the Kingsley property was funded through an initial mortgage in the amount of $215,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Kingsley property is being held by Arrived SC Kingsley, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lallie, a series of Arrived Homes, LLC, (“Series Lallie”) was formed on May 27,2021 under the laws of Delaware. On June 18,2021, the Arrived SC Lallie, LLC completed the acquisition of the Lallie property. The acquisition of the Lallie property was funded through an initial mortgage in the amount of $240,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Lallie property is being held by Arrived SC Lallie, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lennox, a series of Arrived Homes, LLC, (“Series Lennox”) was formed on June 16,2021 under the laws of Delaware. On July 1,2021, the Arrived SC Lennox, LLC completed the acquisition of the Lennox property. The acquisition of the Lennox property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Lennox property is being held by Arrived SC Lennox, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Limestone, a series of Arrived Homes, LLC, (“Series Limestone”) was formed on July 22,2021 under the laws of Delaware. On September 22,2021, the Arrived SC Limestone, LLC completed the acquisition of the Limestone property. The acquisition of the Limestone property was funded through an initial mortgage in the amount of $188,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Limestone property is being held by Arrived SC Limestone, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Luna, a series of Arrived Homes, LLC, (“Series Luna”) was formed on May 24,2021 under the laws of Delaware. On June 14,2021, the Arrived SC Luna, LLC completed the acquisition of the Luna property. The acquisition of the Luna property was funded through an initial mortgage in the amount of $150,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Luna property is being held by Arrived SC Luna, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Matchingham, a series of Arrived Homes, LLC, (“Series Matchingham”) was formed on August 11,2021 under the laws of Delaware. On October 18,2021, the Arrived SC Matchingham, LLC completed the acquisition of the Matchingham property. The acquisition of the Matchingham property was funded through an initial mortgage in the amount of $146,364 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Matchingham property is being held by Arrived SC Matchingham, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Murphy, a series of Arrived Homes, LLC, (“Series Murphy”) was formed on September 2,2021 under the laws of Delaware. On November 10,2021, the Arrived SC Murphy, LLC completed the acquisition of the Murphy property. The acquisition of the Murphy property was funded through an initial mortgage in the amount of $207,270 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Murphy property is being held by Arrived SC Murphy, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Olive, a series of Arrived Homes, LLC, (“Series Olive”) was formed on June 16,2021 under the laws of Delaware. On July 27,2021, the Arrived SC Olive, LLC completed the acquisition of the Olive property. The acquisition of the Olive property was funded through an initial mortgage in the amount of $126,100 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Olive property is being held by Arrived SC Olive, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Ridge, a series of Arrived Homes, LLC, (“Series Ridge”) was formed on June 17,2021 under the laws of Delaware. On July 9,2021, the Arrived SC Ridge, LLC completed the acquisition of the Ridge property. The acquisition of the Ridge property was funded through an initial mortgage in the amount of $140,400 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Ridge property is being held by Arrived SC Ridge, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series River, a series of Arrived Homes, LLC, (“Series River”) was formed on June 18,2021 under the laws of Delaware. On July 30,2021, the Arrived SC River, LLC completed the acquisition of the River property. The acquisition of the River property was funded through an initial mortgage in the amount of $172,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The River property is being held by Arrived SC River, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Roseberry, a series of Arrived Homes, LLC, (“Series Roseberry”) was formed on June 18,2021 under the laws of Delaware. On August 2,2021, the Arrived SC Roseberry, LLC completed the acquisition of the Roseberry property. The acquisition of the Roseberry property was funded through an initial mortgage in the amount of $211,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Roseberry property is being held by Arrived SC Roseberry, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Shoreline, a series of Arrived Homes, LLC, (“Series Shoreline”) was formed on May 25,2021 under the laws of Delaware. On June 18,2021, the Arrived SC Shoreline, LLC completed the acquisition of the Shoreline property. The acquisition of the Shoreline property was funded through an initial mortgage in the amount of $211,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Shoreline property is being held by Arrived SC Shoreline, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Spencer, a series of Arrived Homes, LLC, (“Series Spencer”) was formed on May 27,2021 under the laws of Delaware. On June 22,2021, the Arrived SC Spencer, LLC completed the acquisition of the Spencer property. The acquisition of the Spencer property was funded through an initial mortgage in the amount of $195,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Spencer property is being held by Arrived SC Spencer, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Sugar, a series of Arrived Homes, LLC, (“Series Sugar”) was formed on June 17,2021 under the laws of Delaware. On July 7,2021, the Arrived SC Sugar, LLC completed the acquisition of the Sugar property. The acquisition of the Sugar property was funded through an initial mortgage in the amount of $201,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Sugar property is being held by Arrived SC Sugar, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Summerset, a series of Arrived Homes, LLC, (“Series Summerset”) was formed on May 27,2021 under the laws of Delaware. On June 21,2021, the Arrived SC Summerset, LLC completed the acquisition of the Summerset property. The acquisition of the Summerset property was funded through an initial mortgage in the amount of $165,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Summerset property is being held by Arrived SC Summerset, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Vernon, a series of Arrived Homes, LLC, (“Series Vernon”) was formed on August 11,2021 under the laws of Delaware. On November 23,2021, the Arrived SC Vernon, LLC completed the acquisition of the Vernon property. The acquisition of the Vernon property was funded through an initial mortgage in the amount of $181,837 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Vernon property is being held by Arrived SC Vernon, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Westchester, a series of Arrived Homes, LLC, (“Series Westchester”) was formed on June 30,2021 under the laws of Delaware. On July 15,2021, the Arrived SC Westchester, LLC completed the acquisition of the Westchester property. The acquisition of the Westchester property was funded through an initial mortgage in the amount of $198,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Westchester property is being held by Arrived SC Westchester, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Windsor, a series of Arrived Homes, LLC, (“Series Windsor”) was formed on June 18,2021 under the laws of Delaware. On July 22,2021, the Arrived SC Windsor, LLC completed the acquisition of the Windsor property. The acquisition of the Windsor property was funded through an initial mortgage in the amount of $227,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Windsor property is being held by Arrived SC Windsor, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes, LLC and each Series listed in Note 1. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be required to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Management Fee

The Manager will receive from each Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, each Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Companies and Tenant Deposit Liability

The Deposits Held by Property Management Companies represent funds from tenants’ security deposits that are held by the property management companies classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive income.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on long-lived assets for the year ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series , the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company recognizes rental revenue on a monthly basis when earned.

Comprehensive Income (Loss)

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

Series Chaparral, Series Lierly, and Series Soapstone have elected and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal and state income tax purposes. Therefore, the income from each Series is reported and taxed to the members on their individual tax returns.

The other Series have elected and qualify to be taxed as a C corporation.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated and consolidating financial statements.

Recently Issued and Not Yet Adopted Accounting Pronouncements and Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on their consolidated and consolidating financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard upon inception and it did not have a material impact on their consolidated and consolidating financial statements.

Management does not believe that any other recently issued, but not yet adopted, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon their ability to continue to generate cash flow from their rental properties and/or obtain financing from the Manager. However, there are assurances that the Company can continue to generate cash flow from their rental properties or that the Manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

Series Name	Building	Land	Total	Less: Accumulated depreciation	Property and equipment, net
Chaparral	148,009	49,491	197,500	(5,189)	192,311
Cupcake	174,063	54,639	228,702	(1,510)	227,192
Lierly	161,250	53,750	215,000	(5,538)	209,462
Malbec	241,343	80,225	321,568	(5,582)	315,986
Mojave	185,799	58,500	244,299	(1,623)	242,676
Patrick	158,368	52,551	210,920	(5,259)	205,661
Pecan	157,052	52,124	209,176	(5,216)	203,960
Pinot	243,611	81,054	324,665	(5,635)	319,030
Plumtree	151,745	50,738	202,483	(5,474)	197,009
Salem	241,306	80,225	321,531	(5,582)	315,949
Soapstone	165,000	55,000	220,000	(5,667)	214,333
Splash	163,770	53,750	217,520	(3,970)	213,550
Tuscan	244,164	80,225	324,388	(5,623)	318,765
Wentworth	179,871	56,550	236,421	(1,563)	234,858
Bandelier	229,358	122,465	351,823	(1,390)	350,433
Diablo	195,243	103,950	299,193	-	299,193
Rooney	243,217	129,500	372,717	(1,474)	371,243
Scepter	178,069	94,500	272,569	(1,079)	271,490
Ensenada	366,214	196,000	562,214	(2,222)	559,992
Lily	412,107	126,250	538,357	(3,460)	534,897
Mclovin	343,044	183,750	526,794	-	526,794
Odessa	403,261	133,750	537,011	(3,666)	533,345
Oly	344,548	184,100	528,648	(1,044)	527,604
Saddlebred	357,856	118,750	476,606	(3,659)	472,947
Grant	244,818	129,500	374,318	(1,484)	372,834
Amber	231,434	76,250	307,684	(2,104)	305,580
Centennial	215,425	71,250	286,675	(3,917)	282,758
Collinston	164,056	52,500	216,556	(1,453)	215,103
Davidson	163,328	52,500	215,828	(970)	214,858
Holland	163,378	52,500	215,878	(1,455)	214,423
Jupiter	163,372	52,500	215,872	(1,453)	214,419
KerriAnn	257,713	85,000	342,713	(1,562)	341,151
Meadow	242,548	80,000	322,548	(2,205)	320,343
Ribbonwalk	241,740	80,000	321,740	(1,465)	320,275
Saturn	170,042	53,750	223,792	(1,988)	221,804
Sigma	292,989	96,250	389,239	-	389,239
Weldon	163,126	52,500	215,626	(1,453)	214,173
Badminton	192,775	63,750	256,525	(3,505)	253,020
Basil	153,137	50,625	203,762	(2,784)	200,978
Bayside	193,862	63,750	257,612	(2,937)	254,675
Butter	286,834	93,724	380,558	(865)	379,693
Coatbridge	205,145	67,500	272,645	(3,108)	269,537
Dawson	171,297	56,250	227,547	(2,595)	224,952
Dewberry	143,700	47,500	191,200	(2,613)	188,587
Dolittle	232,183	76,093	308,277	(704)	307,573
Eastfair	162,575	53,750	216,325	(2,956)	213,369
Elevation	201,119	65,837	266,955	(3,047)	263,908
Elm	125,175	41,250	166,425	(1,533)	164,892
Forest	265,264	87,500	352,764	(4,823)	347,941
Holloway	256,950	85,000	341,950	(4,672)	337,278
Kingsley	238,075	78,750	316,825	(4,290)	312,535
Lallie	280,725	92,500	373,225	(5,115)	368,110
Lennox	163,783	53,750	217,533	(2,482)	215,051
Limestone	221,257	72,500	293,757	(2,011)	291,746
Luna	162,575	53,750	216,325	(2,956)	213,369
Matchingham	160,190	52,273	212,463	(971)	211,492
Murphy	224,701	73,612	298,313	(681)	297,632
Olive	175,139	57,500	232,639	(2,654)	229,985
Ridge	164,536	54,000	218,536	(2,493)	216,043
River	201,388	66,250	267,638	(3,051)	264,587
Roseberry	248,204	81,250	329,454	(3,009)	326,445
Shoreline	234,300	77,500	311,800	(4,260)	307,540
Spencer	227,685	75,000	302,685	(4,157)	298,528
Sugar	235,235	77,500	312,735	(3,566)	309,169
Summerset	192,775	63,750	256,525	(3,505)	253,020
Vernon	199,031	64,942	263,973	(603)	263,370
Westchester	257,791	85,000	342,791	(3,906)	338,885
Windsor	264,500	87,500	352,000	(4,008)	347,992

	$14,844,143	$5,306,190	$20,150,333	$(192,791)	$19,957,542

Depreciation expense was $144,194 for the year ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

The Company has mortgages with Arvest Banka and Certain Lending. The following is a summary of the mortgages by each Series:

Series Name	Lender	Mortgage Principal	Interest Rate	Term	Interest only period
Chaparral	Arvest Bank	104,310	4.00%	10	5
Cupcake	Certain Lending	152,989	3.875%	30	7
Lierly	Arvest Bank	131,100	4.00%	10	5
Malbec	Certain Lending	208,585	4.625%	30	5
Mojave	Certain Lending	163,800	3.875%	30	7
Patrick	Arvest Bank	108,300	4.00%	10	5
Pecan	Arvest Bank	112,860	4.00%	10	5
Pinot	Certain Lending	210,740	4.625%	30	5
Plumtree	Arvest Bank	111,150	4.00%	10	5
Salem	Certain Lending	212,550	4.625%	30	5
Soapstone	Arvest Bank	128,250	4.00%	10	5
Splash	Arvest Bank	122,500	4.00%	10	5
Tuscan	Arvest Bank	181,480	4.00%	10	5
Wentworth	Certain Lending	158,340	3.875%	30	7
Bandelier	Certain Lending	244,930	3.875%	30	7
Diablo	Certain Lending	207,900	3.875%	30	7
Rooney	Certain Lending	259,000	3.875%	30	7
Scepter	Certain Lending	189,000	3.875%	30	7
Ensenada	Certain Lending	392,000	3.875%	30	7
Lily	Certain Lending	311,500	3.875%	30	7
Mclovin	Certain Lending	367,500	3.875%	30	7
Odessa	Certain Lending	374,500	3.875%	30	7
Oly	Certain Lending	368,200	3.875%	30	7
Saddlebred	Certain Lending	332,500	3.875%	30	7
Grant	Certain Lending	259,000	3.875%	30	7
Amber	Certain Lending	200,830	3.875%	30	7
Centennial	Certain Lending	190,000	4.625%	30	5
Collinston	Certain Lending	136,500	3.875%	30	5
Davidson	Certain Lending	147,000	3.875%	30	7
Holland	Certain Lending	147,000	3.875%	30	7
Jupiter	Certain Lending	139,750	4.625%	30	5
KerriAnn	Certain Lending	238,000	3.875%	30	7
Meadow	Certain Lending	214,900	3.875%	30	7
Ribbonwalk	Certain Lending	224,000	3.875%	30	7
Saturn	Certain Lending	139,750	4.625%	30	5
Sigma	Certain Lending	269,500	3.875%	30	7
Weldon	Certain Lending	136,500	3.875%	30	5
Badminton	Certain Lending	174,200	4.625%	30	5
Basil	Certain Lending	131,625	4.625%	30	5
Bayside	Certain Lending	165,750	4.625%	30	5
Butter	Certain Lending	262,426	3.875%	30	7
Coatbridge	Certain Lending	175,500	4.625%	30	5
Dawson	Certain Lending	146,250	4.625%	30	5
Dewberry	Certain Lending	121,225	4.625%	30	5
Dolittle	Certain Lending	207,577	3.875%	30	7
Eastfair	Certain Lending	150,000	4.625%	30	5
Elevation	Certain Lending	172,250	4.625%	30	5
Elm	Certain Lending	107,250	4.625%	30	5
Forest	Certain Lending	227,500	4.625%	30	5
Holloway	Certain Lending	221,000	4.625%	30	5
Kingsley	Certain Lending	215,000	4.625%	30	5
Lallie	Certain Lending	240,500	4.625%	30	5
Lennox	Certain Lending	139,750	4.625%	30	5
Limestone	Certain Lending	203,000	3.875%	30	7
Luna	Certain Lending	150,000	4.625%	30	5
Matchingham	Certain Lending	146,364	3.875%	30	7
Murphy	Certain Lending	207,270	3.875%	30	7
Olive	Certain Lending	126,100	4.625%	30	5
Ridge	Certain Lending	140,400	4.625%	30	5
River	Certain Lending	172,250	4.625%	30	5
Roseberry	Certain Lending	211,250	4.625%	30	5
Shoreline	Certain Lending	211,900	4.625%	30	5
Spencer	Certain Lending	195,000	4.625%	30	5
Sugar	Certain Lending	201,500	4.625%	30	5
Summerset	Certain Lending	165,750	4.625%	30	5
Vernon	Certain Lending	181,837	3.875%	30	7
Westchester	Certain Lending	198,900	4.625%	30	5
Windsor	Certain Lending	227,500	4.625%	30	5
		$13,193,538

The mortgages are secured by each Series’ property. As of December 31, 2021, the entire principal of the mortgage loans remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the year ended December 31, 2021, the Company recorded amortization of loan fees of $2,523. As December 31, 2021, mortgage payable, net of unamortized loan fees of $164,443, was $13,029,095.

NOTE 6: MEMBERS’ EQUITY

Each Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

During the year, 28 Series closed on its public offerings for net proceeds of $3,340,621. The following is a summary of the public offerings by each Series.

Series Name	# of Units Issued	Net proceeds from the Issuance of membership units
Chaparral	10,479	$103,742
Cupcake	10,915	107,559
Lierly	9,456	93,614
Malbec	13,786	136,481
Mojave	11,598	114,820
Patrick	11,389	111,951
Pecan	10,691	105,841
Pinot	13,923	137,638
Plumtree	10,891	107,721
Salem	13,381	132,472
Soapstone	10,002	99,020
Splash	11,191	110,791
Tuscan	16,552	163,865
Wentworth	11,243	111,306
Centennial	11,830	117,117
Badminton	11,024	108,138
Basil	9,564	94,684
Dewberry	9,243	91,506
Eastfair	8,603	85,170
Holloway	14,784	146,162
Kingsley	12,685	125,582
Lallie	16,974	167,643
Luna	9,071	89,503
Roseberry	14,642	144,856
Shoreline	12,490	123,151
Spencer	13,877	137,382
Summerset	11,886	117,571
Windsor	15,721	155,338
	337,891	$3,340,621

In connection with the public offering, each Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $67,850.

Distributions

During the year ended December 31, 2021, 28 Series made distributions to the investors of the respective Series totaling $46,735, which were recorded as a reduction to members’ capital.

The following table reflects the 2021 distributions by Series.

Series Name	2021 Distributions
Chaparral	$3,458
Cupcake	546
Lierly	2,837
Malbec	2,068
Mojave	580
Patrick	3,515
Pecan	3,100
Pinot	2,088
Plumtree	3,812
Salem	2,007
Soapstone	2,701
Splash	1,679
Tuscan	2,483
Wentworth	563
Centennial	1,775
Badminton	551
Basil	478
Dewberry	924
Eastfair	430
Holloway	1,478
Kingsley	1,903
Lallie	849
Luna	1,361
Roseberry	1,464
Shoreline	625
Spencer	2,082
Summerset	594
Windsor	786
$46,735

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

Certain Series entered into promissory notes with the Manager in connection with the purchases of the respective properties. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid an aggregate of $4,243,447 to Arrived Holdings, Inc.

Due from (to) Related Party

The Company enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, certain Series owed an aggregate of $4,455,778, including the initial funding for the certain properties’ purchases. As of December 31, 2021, certain Series were owed an aggregate of $24,079 from the Manager. The advances are non-interest bearing with no stated repayment terms.

Deemed Contributions

During the year ended December 31, 2021, certain Series received deemed contributions from the Manager totaling $149,676 in exchange for forgiveness of amounts previously due.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were an aggregate of $25,588.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Company had net deferred tax assets before valuation allowance of $63,491, solely attributable to net loss carryforwards.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $63,491 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Company’s combined effective tax rates, which it estimated to be ranging from 22.0% to 26.8% based on the state of the respective Series. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Company had net operating loss carryforwards available to offset future taxable income in the amount of $251,456.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At January 1, 2021, the Company had no unrecognized tax benefits and no charge during 2021, and accordingly, the Company did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution for 28 Series totaling $48,919 based on operating results for the fourth quarter of fiscal 2021. The following table is the Q4 2021 distributions by Series:

Series Name	Q4 2021 Distributions
Chaparral	$1,781
Cupcake	1,630
Lierly	1,513
Malbec	2,068
Mojave	1,740
Patrick	1,809
Pecan	1,604
Pinot	2,085
Plumtree	2,067
Salem	2,007
Soapstone	1,500
Splash	1,679
Tuscan	2,483
Wentworth	1,686
Centennial	1,420
Badminton	1,639
Basil	1,243
Dewberry	1,386
Eastfair	1,290
Holloway	1,921
Kingsley	1,903
Lallie	2,201
Luna	1,356
Roseberry	1,902
Shoreline	1,617
Spencer	1,804
Summerset	1,544
Windsor	2,040

$48,919

ARRIVED HOMES SERIES BADMINTON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES BADMINTON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Badminton, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Badminton, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES BADMINTON, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$10,370
Prepaid expenses	2,241
Due from related party	-
Total current assets	12,611
Property and equipment, net	253,020
Deposits held by property management company	2,993
Total assets	$268,624

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,658
Due to related party	88
Total current liabilities	3,746
Tenant deposits	2,993
Mortgage payable, net	171,756
Total liabilities	178,495

Members’ equity:
Members’ capital	95,481
Accumulated deficit	(5,352)
Total members’ equity	90,129
Total liabilities and members’ equity	$268,624

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BADMINTON LLC, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$9,782
Total revenue	9,782

Operating expenses
Depreciation	3,505
Insurance	558
Management fees	1,147
Repair and maintenance	1,840
Property taxes	634
Other operating expenses	2,901
Total operating expenses	10,585

Loss from operations	(803)

Interest expense	(4,549)
Net loss before income taxes	(5,352)
Provision for income taxes	-
Net loss	$(5,352)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BADMINTON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at May 25, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	91,274	-	91,274
Deemed contribution from Manager	4,759	-	4,759
Distributions	(551)	-	(551)
Net loss	-	(5,352)	(5,352)
Balance at December 31, 2021	$95,481	$(5,352)	$90,129

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BADMINTON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(5,352)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,505
Amortization	48
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,241)
Accrued expenses	3,658
Due to related party	4,845
Net cash provided by operating activities	4,463
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(101,679)
Net proceeds from the issuance of membership units	108,138
Distributions	(551)
Net cash provided by financing activities	5,907
Net change in cash	10,370
Cash at beginning of period	$-
Cash at end of year	$10,370

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$4,549

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$106,612
Acquisition of property	$256,525
Mortgage payable for acquisition of property	$174,200
Offering expenses	$2,205
Deemed contribution from Manager	$4,759

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BADMINTON, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Badminton, a series of Arrived Homes, LLC, (“Series Badminton”) was formed on May 25, 2021 under the laws of Delaware. On June 18, 2021, the Arrived SC Badminton, LLC completed the acquisition of the Badminton property. The acquisition of the Badminton property was funded through an initial mortgage in the amount of $174,200 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Badminton property is being held by Arrived SC Badminton, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 11,024 membership interests of Series Badminton to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Badminton, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$192,775
Land	63,750
Total	256,525
Less: Accumulated depreciation	(3,505)
Property and equipment, net	$253,020

Depreciation expense was $3,505 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Badminton property, the Series entered into a mortgage with Certain Lending Bank for a principal of $174,200, including loan fees of $2,492. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $48. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,444 was $171,756.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 11,024 membership interests for net proceeds of $108,138.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,205. The series also incurred a sourcing fee due to the Manager of $14,659.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $551, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $106,612 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $88 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,759 in exchange for forgiveness of amounts previously due.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $1,147.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,392, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,392 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $5,352.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,639, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES CENTENNIAL, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES CENTENNIAL, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Centennial, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Centennial, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES CENTENNIAL, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$9,856
Prepaid expenses	3,320
Due from related party	1,595
Total current assets	14,771
Property and equipment, net	282,758
Deposits held by property management company	1,895
Total assets	$299,424

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$4,908
Due to related party	-
Total current liabilities	4,908
Tenant deposits	1,895
Mortgage payable, net	187,402
Total liabilities	194,205

Members’ equity:
Members’ capital	110,601
Accumulated deficit	(5,382)
Total members’ equity	105,219
Total liabilities and members’ equity	$299,424

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CENTENNIAL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$9,169
Total revenue	9,169

Operating expenses
Depreciation	3,917
Insurance	493
Management fees	-
Repair and maintenance	285
Property taxes	1,391
Other operating expenses	2,951
Total operating expenses	9,037

Income from operations	132

Interest expense	(5,514)
Net loss before income taxes	(5,382)
Provision for income taxes	-
Net loss	$(5,382)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CENTENNIAL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at May 25, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	107,245	-	107,245
Deemed contribution from Manager	5,130	-	5,130
Distributions	(1,775)	-	(1,775)
Net loss	-	(5,382)	(5,382)
Balance at December 31, 2021	$110,601	$(5,382)	$105,219

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CENTENNIAL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(5,382)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,917
Amortization	52
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,320)
Accrued expenses	4,908
Due to related party	3,533
Net cash provided by operating activities	3,708
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(109,194)
Net proceeds from the issuance of membership units	117,117
Distributions	(1,775)
Net cash provided by financing activities	6,149
Net change in cash	9,856
Cash at beginning of period	$-
Cash at end of year	$9,856

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$5,514

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$112,727
Acquisition of property	$286,675
Mortgage payable for acquisition of property	$190,000
Offering expenses	$2,366
Deemed contribution from Manager	$5,130

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CENTENNIAL, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Centennial, a series of Arrived Homes, LLC, (“Series Centennial”) was formed on May 25, 2021 under the laws of Delaware. On June 4, 2021, the Arrived NC Centennial, LLC completed the acquisition of the Centennial property. The acquisition of the Centennial property was funded through an initial mortgage in the amount of $190,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Centennial property is being held by Arrived NC Centennial, LLC, an North Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 11,830 membership interests of Series Centennial to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Centennial, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$215,425
Land	71,250
Total	286,675
Less: Accumulated depreciation	(3,917)
Property and equipment, net	$282,758

Depreciation expense was $3,917 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Centennial property, the Series entered into a mortgage with Certain Lending Bank for a principal of $190,000, including loan fees of $2,650. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $52. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,598 was $187,402.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 11,830 membership interests for net proceeds of $117,117.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,366. The series also incurred a sourcing fee due to the Manager of $7,506.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $1,775, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $112,727 in advances from the Manager, which were paid directly to the property’s seller.

During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $5,130 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,265, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,265 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $5,382.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,420, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES DEWBERRY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES DEWBERRY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Dewberry, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Dewberry, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES DEWBERRY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$5,617
Accounts receivable	820
Prepaid expenses	1,276
Due from related party	1,305
Total current assets	9,018
Property and equipment, net	188,587
Deposits held by property management company	1,495
Total assets	$199,100

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$2,614
Due to related party	-
Total current liabilities	2,614
Tenant deposits	1,495
Mortgage payable, net	119,301
Total liabilities	123,410

Members’ equity:
Members’ capital	81,658
Accumulated deficit	(5,968)
Total members’ equity	75,690
Total liabilities and members’ equity	$199,100

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DEWBERRY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$7,604
Total revenue	7,604

Operating expenses
Depreciation	2,613
Insurance	443
Management fees	332
Repair and maintenance	4,488
Property taxes	414
Other operating expenses	2,365
Total operating expenses	10,655

Loss from operations	(3,051)
Interest expense	(2,917)
Net loss before income taxes	(5,968)
Provision for income taxes	-
Net loss	$(5,968)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DEWBERRY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at May 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	78,026	-	78,026
Deemed contribution from Manager	4,556	-	4,556
Distributions	(924)	-	(924)
Net loss	-	(5,968)	(5,968)
Balance at December 31, 2021	$81,658	$(5,968)	$75,690

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DEWBERRY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(5,968)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,613
Amortization	38
Changes in operating assets and liabilities
Accounts receivable	(820)
Prepaid expenses	(1,276)
Accrued expenses	2,614
Due to related party	3,250
Net cash provided by operating activities	451
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(85,415)
Net proceeds from the issuance of membership units	91,506
Distributions	(924)
Net cash provided by financing activities	5,166
Net change in cash	5,617
Cash at beginning of period	$-
Cash at end of year	$5,617

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,917

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$88,665
Acquisition of property	$191,200
Mortgage payable for acquisition of property	$121,225
Offering expenses	$1,849
Deemed contribution from Manager	$4,556

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DEWBERRY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Dewberry, a series of Arrived Homes, LLC, (“Series Dewberry”) was formed on May 27, 2021 under the laws of Delaware. On June 29, 2021, the Arrived SC Dewberry, LLC completed the acquisition of the Dewberry property. The acquisition of the Dewberry property was funded through an initial mortgage in the amount of $121,225 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Dewberry property is being held by Arrived SC Dewberry, LLC, an South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 9,243 membership interests of Series Dewberry to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Dewberry, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$143,700
Land	47,500
Total	191,200
Less: Accumulated depreciation	(2,613)
Property and equipment, net	$188,587

Depreciation expense was $2,613 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Dewberry property, the Series entered into a mortgage with Certain Lending Bank for a principal of $121,225, including loan fees of $1,962. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $38. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,924 was $119,301.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 9,243 membership interests for net proceeds of $91,506.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $1,849. The series also incurred a sourcing fee due to the Manager of $11,631.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $924, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $88,665 in advances from the Manager, which were paid directly to the property’s seller.

During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,556 in exchange for forgiveness of amounts previously due.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $332.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,552, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,552 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $5,968.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,386, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES HOLLOWAY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES HOLLOWAY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Holloway, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Holloway, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES HOLLOWAY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$11,032
Prepaid expenses	3,891
Due from related party	-
Total current assets	14,923
Property and equipment, net	337,278
Deposits held by property management company	3,752
Total assets	$355,953

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$2,767
Due to related party	1,901
Total current liabilities	4,668
Tenant deposits	3,119
Mortgage payable, net	218,098
Total liabilities	225,885

Members’ equity:
Members’ capital	141,748
Accumulated deficit	(11,680)
Total members’ equity	130,068
Total liabilities and members’ equity	$355,953

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLOWAY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$11,831
Total revenue	11,831

Operating expenses
Depreciation	4,672
Insurance	751
Management fees	699
Repair and maintenance	7,314
Property taxes	1,177
Other operating expenses	2,993
Total operating expenses	17,606

Loss from operations	(5,775)

Interest expense	(5,905)
Net loss before income taxes	(11,680)
Provision for income taxes	-
Net loss	$(11,680)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLOWAY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at May 25, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	132,787	-	132,787
Deemed contribution from Manager	10,439	-	10,439
Distributions	(1,478)	-	(1,478)
Net loss	-	(11,680)	(11,680)
Balance at December 31, 2021	$141,748	$(11,680)	$130,068

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLOWAY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(11,680)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,672
Amortization	58
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,891)
Accrued expenses	2,767
Due to related party	11,703
Net cash provided by operating activities	3,629
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(137,280)
Net proceeds from the issuance of membership units	146,162
Distributions	(1,478)
Net cash provided by financing activities	7,403
Net change in cash	11,032
Cash at beginning of period	$-
Cash at end of year	$11,032

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$5,905

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$150,884
Acquisition of property	$341,950
Mortgage payable for acquisition of property	$221,000
Offering expenses	$2,957
Deemed contribution from Manager	$10,439

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLOWAY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Holloway, a series of Arrived Homes, LLC, (“Series Holloway”) was formed on May 25, 2021 under the laws of Delaware. On June 16, 2021, the Arrived SC Holloway, LLC completed the acquisition of the Holloway property. The acquisition of the Holloway property was funded through an initial mortgage in the amount of $221,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Holloway property is being held by Arrived SC Holloway, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 14,784 membership interests of Series Holloway to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Holloway, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$256,950
Land	85,000
Total	341,950
Less: Accumulated depreciation	(4,672)
Property and equipment, net	$337,278

Depreciation expense was $4,672 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Holloway property, the Series entered into a mortgage with Certain Lending Bank for a principal of $221,000, including loan fees of $2,960. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $58. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,902 was $218,098.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In  August 2021, the Series closed on its public offering and issued 14,784 membership interests for net proceeds of $146,162.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,957. The series also incurred a sourcing fee due to the Manager of $10,418.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $1,478, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $150,884 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $1,901 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $10,439 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $3,037, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $3,037 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $11,680.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,921, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES KINGSLEY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES KINGSLEY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Kingsley, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Kingsley, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES KINGSLEY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$12,813
Prepaid expenses	3,170
Due from related party	41
Total current assets	16,024
Property and equipment, net	312,535
Deposits held by property management company	2,869
Total assets	$331,428

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$4,860
Due to related party	-
Total current liabilities	4,860
Tenant deposits	2,869
Mortgage payable, net	212,156
Total liabilities	219,885

Members’ equity:
Members’ capital	116,305
Accumulated deficit	(4,762)
Total members’ equity	111,543
Total liabilities and members’ equity	$331,428

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KINGSLEY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$12,660
Total revenue	12,660

Operating expenses
Depreciation	4,290
Insurance	585
Management fees	167
Repair and maintenance	1,422
Property taxes	1,357
Other operating expenses	3,229
Total operating expenses	11,050

Income from operations	1,610

Interest expense	(6,372)
Net loss before income taxes	(4,762)
Provision for income taxes	-
Net loss	$(4,762)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KINGSLEY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at May 24, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	113,291	-	113,291
Deemed contribution from Manager	4,917	-	4,917
Distributions	(1,903)	-	(1,903)
Net loss	-	(4,762)	(4,762)
Balance at December 31, 2021	$116,305	$(4,762)	$111,543

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KINGSLEY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(4,762)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,290
Amortization	56
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,170)
Accrued expenses	4,860
Due to related party	4,879
Net cash provided by operating activities	6,153
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(117,019)
Net proceeds from the issuance of membership units	125,582
Distributions	(1,903)
Net cash provided by financing activities	6,660
Net change in cash	12,813
Cash at beginning of period	$-
Cash at end of year	$12,813

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$6,372

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$121,898
Acquisition of property	$316,825
Mortgage payable for acquisition of property	$215,000
Offering expenses	$2,537
Deemed contribution from Manager	$4,917

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KINGSLEY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Kingsley, a series of Arrived Homes, LLC, (“Series Kingsley”) was formed on May 24, 2021 under the laws of Delaware. On June 1, 2021, the Arrived SC Kingsley, LLC completed the acquisition of the Kingsley property. The acquisition of the Kingsley property was funded through an initial mortgage in the amount of $215,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Kingsley property is being held by Arrived SC Kingsley, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 12,685 membership interests of Series Kingsley to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Kingsley, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$238,075
Land	78,750
Total	316,825
Less: Accumulated depreciation	(4,290)
Property and equipment, net	$312,535

Depreciation expense was $4,290 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Kingsley property, the Series entered into a mortgage with Certain Lending Bank for a principal of $215,000, including loan fees of $2,892. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $48. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,844 was $212,156.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 12,685 membership interests for net proceeds of $125,582.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,537. The series also incurred a sourcing fee due to the Manager of $9,753.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $1,903, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $121,898 in advances from the Manager, which were paid directly to the property’s seller.

During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,917 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,238, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,238 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $4,762.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,903, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES LALLIE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES LALLIE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Lallie, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Lallie, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES LALLIE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$14,420
Prepaid expenses	2,209
Due from related party	-
Total current assets	16,629
Property and equipment, net	368,110
Deposits held by property management company	2,495
Total assets	$387,234

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,538
Due to related party	3,042
Total current liabilities	4,580
Tenant deposits	2,495
Mortgage payable, net	237,406
Total liabilities	244,481

Members’ equity:
Members’ capital	147,498
Accumulated deficit	(4,745)
Total members’ equity	142,753
Total liabilities and members’ equity	$387,234

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LALLIE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$13,441
Total revenue	13,441

Operating expenses
Depreciation	5,115
Insurance	799
Management fees	1,640
Repair and maintenance	1,100
Property taxes	105
Other operating expenses	3,153
Total operating expenses	11,912

Income from operations	1,529
Interest expense	(6,274)
Net loss before income taxes	(4,745)
Provision for income taxes	-
Net loss	$(4,745)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LALLIE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at May 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	144,232	-	144,232
Deemed contribution from Manager	4,115	-	4,115
Distributions	(849)	-	(849)
Net loss	-	(4,745)	(4,745)
Balance at December 31, 2021	$147,498	$(4,745)	$142,753

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LALLIE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(4,745)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,115
Amortization	61
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,209)
Accrued expenses	1,538
Due to related party	6,030
Net cash provided by operating activities	5,790
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(158,164)
Net proceeds from the issuance of membership units	167,643
Distributions	(849)
Net cash provided by financing activities	8,630
Net change in cash	14,420
Cash at beginning of period	$-
Cash at end of year	$14,420

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$6,274

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$167,236
Acquisition of property	$373,225
Mortgage payable for acquisition of property	$240,500
Offering expenses	$3,395
Deemed contribution from Manager	$4,115

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LALLIE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Lallie, a series of Arrived Homes, LLC, (“Series Lallie”) was formed on May 27, 2021 under the laws of Delaware. On June 18, 2021, the Arrived SC Lallie, LLC completed the acquisition of the Lallie property. The acquisition of the Lallie property was funded through an initial mortgage in the amount of $240,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Lallie property is being held by Arrived SC Lallie, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 16,974 membership interests of Series Lallie to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly owned subsidiary, Arrived SC Lallie, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$280,725
Land	92,500
Total	373,225
Less: Accumulated depreciation	(5,115)
Property and equipment, net	$368,110

Depreciation expense was $5,115 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Lallie property, the Series entered into a mortgage with Certain Lending Bank for a principal of $240,500, including loan fees of $3,155. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $61. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,094 was $237,406.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 16,974 membership interests for net proceeds of $167,643.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $3,395. The series also incurred a sourcing fee due to the Manager of $20,016.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $849, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $167,236 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $3,042 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,115 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,234, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,234 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $4,745.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $2,201, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES LUNA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES LUNA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Luna, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Luna, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES LUNA, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$9,299
Prepaid expenses	891
Due from related party	981
Total current assets	11,171
Property and equipment, net	213,369
Deposits held by property management company	1,750
Total assets	$226,290

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,532
Due to related party	-
Total current liabilities	3,532
Tenant deposits	1,750
Mortgage payable, net	147,794
Total liabilities	153,076

Members’ equity:
Members’ capital	77,705
Accumulated deficit	(4,491)
Total members’ equity	73,214
Total liabilities and members’ equity	$226,290

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LUNA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$9,315
Total revenue	9,315

Operating expenses
Depreciation	2,956
Insurance	489
Management fees	139
Repair and maintenance	2,729
Property taxes	702
Other operating expenses	2,653
Total operating expenses	9,668

Loss from operations	(353)

Interest expense	(4,138)
Net loss before income taxes	(4,491)
Provision for income taxes	-
Net loss	$(4,491)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LUNA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at May 24, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	74,894	-	74,894
Deemed contribution from Manager	4,172	-	4,172
Distributions	(1,361)	-	(1,361)
Net loss	-	(4,491)	(4,491)
Balance at December 31, 2021	$77,705	$(4,491)	$73,214

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LUNA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(4,491)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,956
Amortization	44
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(891)
Accrued expenses	3,532
Due to related party	3,194
Net cash provided by operating activities	4,344
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(83,187)
Net proceeds from the issuance of membership units	89,503
Distributions	(1,361)
Net cash provided by financing activities	4,955
Net change in cash	9,299
Cash at beginning of period	$-
Cash at end of year	$9,299

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$4,138

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$86,381
Acquisition of property	$216,325
Mortgage payable for acquisition of property	$150,000
Offering expenses	$1,814
Deemed contribution from Manager	$4,172

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LUNA, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Luna, a series of Arrived Homes, LLC, (“Series Luna”) was formed on May 24, 2021 under the laws of Delaware. On June 14, 2021, the Arrived SC Luna, LLC completed the acquisition of the Luna property. The acquisition of the Luna property was funded through an initial mortgage in the amount of $150,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Luna property is being held by Arrived SC Luna, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 9,071 membership interests of Series Luna to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Luna, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$162,575
Land	53,750
Total	216,325
Less: Accumulated depreciation	(2,956)
Property and equipment, net	$213,369

Depreciation expense was $2,956 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Luna property, the Series entered into a mortgage with Certain Lending Bank for a principal of $150,000, including loan fees of $2,250. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $44. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,206 was $147,794.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 9,071 membership interests for net proceeds of $89,503.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $1,814. The series also incurred a sourcing fee due to the Manager of $12,795.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $1,361, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $86,381 in advances from the Manager, which were paid directly to the property’s seller.

During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,172 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,168, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,168 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $4,491.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,356, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES SHORELINE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SHORELINE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Shoreline, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Shoreline, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SHORELINE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$8,882
Prepaid expenses	2,778
Due from related party	1,428
Total current assets	13,088
Property and equipment, net	307,540
Deposits held by property management company	2,295
Total assets	$322,923

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,487
Due to related party	-
Total current liabilities	3,487
Tenant deposits	2,295
Mortgage payable, net	209,087
Total liabilities	214,869

Members’ equity:
Members’ capital	117,393
Accumulated deficit	(9,339)
Total members’ equity	108,054
Total liabilities and members’ equity	$322,923

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SHORELINE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$9,550
Total revenue	9,550

Operating expenses
Depreciation	4,260
Insurance	675
Management fees	1,179
Repair and maintenance	3,349
Property taxes	611
Other operating expenses	3,285
Total operating expenses	13,359

Loss from operations	(3,809)

Interest expense	(5,530)
Net loss before income taxes	(9,339)
Provision for income taxes	-
Net loss	$(9,339)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SHORELINE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at May 25, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	110,732	-	110,732
Deemed contribution from Manager	7,286	-	7,286
Distributions	(625)	-	(625)
Net loss	-	(9,339)	(9,339)
Balance at December 31, 2021	$117,393	$(9,339)	$108,054

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SHORELINE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(9,339)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,260
Amortization	56
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,778)
Accrued expenses	3,487
Due to related party	5,858
Net cash provided by operating activities	1,544
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(115,188)
Net proceeds from the issuance of membership units	123,151
Distributions	(625)
Net cash provided by financing activities	7,339
Net change in cash	8,882
Cash at beginning of period	$-
Cash at end of year	$8,882

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$5,530

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$121,046
Acquisition of property	$311,800
Mortgage payable for acquisition of property	$211,900
Offering expenses	$2,498
Deemed contribution from Manager	$7,286

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SHORELINE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Shoreline, a series of Arrived Homes, LLC, (“Series Shoreline”) was formed on May 25, 2021 under the laws of Delaware. On June 18, 2021, the Arrived SC Shoreline, LLC completed the acquisition of the Shoreline property. The acquisition of the Shoreline property was funded through an initial mortgage in the amount of $211,900 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Shoreline property is being held by Arrived SC Shoreline, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 12,490 membership interests of Series Shoreline to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Shoreline, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$234,300
Land	77,500
Total	311,800
Less: Accumulated depreciation	(4,260)
Property and equipment, net	$307,540

Depreciation expense was $4,260 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Shoreline property, the Series entered into a mortgage with Certain Lending Bank for a principal of $211,900, including loan fees of $2,869. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $56. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,813 was $209,087.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 12,490 membership interests for net proceeds of $123,151.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,498. The series also incurred a sourcing fee due to the Manager of $9,921.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $625, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $121,046 in advances from the Manager, which were paid directly to the property’s seller.

During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $7,286 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $2,428, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,428 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $9,339.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,617, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES SPENCER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SPENCER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Spencer, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Spencer, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SPENCER, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$10,725
Prepaid expenses	2,566
Due from related party	802
Total current assets	14,093
Property and equipment, net	298,528
Deposits held by property management company	2,744
Total assets	$315,365

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,912
Due to related party	-
Total current liabilities	3,912
Tenant deposits	2,744
Mortgage payable, net	192,353
Total liabilities	199,009

Members’ equity:
Members’ capital	120,965
Accumulated deficit	(4,609)
Total members’ equity	116,356
Total liabilities and members’ equity	$315,365

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPENCER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$10,267
Total revenue	10,267
Operating expenses
Depreciation	4,157
Insurance	639
Management fees	-
Repair and maintenance	1,800
Property taxes	929
Other operating expenses	2,423
Total operating expenses	9,948

Income from operations	319

Interest expense	(4,928)
Net loss before income taxes	(4,609)
Provision for income taxes	-
Net loss	$(4,609)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPENCER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity

Balance at May 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	117,852	-	117,852
Deemed contribution from Manager	5,195	-	5,195
Distributions	(2,082)	-	(2,082)
Net loss	-	(4,609)	(4,609)
Balance at December 31, 2021	$120,965	$(4,609)	$116,356

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPENCER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(4,609)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,157
Amortization	53
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,566)
Accrued expenses	3,912
Due to related party	3,458
Net cash provided by operating activities	4,405
Cash flows from investing activities:
Property improvements	-
Net cash used in investing activities	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(128,981)
Net proceeds from the issuance of membership units	137,382
Distributions	(2,082)
Net cash provided by financing activities	6,320
Net change in cash	10,725
Cash at beginning of period	$-
Cash at end of year	$10,725

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$4,928
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$132,439
Acquisition of property	$302,685
Mortgage payable for acquisition of property	$195,000
Offering expenses	$2,775
Deemed contribution from Manager	$5,195

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPENCER, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Spencer, a series of Arrived Homes, LLC, (“Series Spencer”) was formed on May 27, 2021 under the laws of Delaware. On June 22, 2021, the Arrived SC Spencer, LLC completed the acquisition of the Spencer property. The acquisition of the Spencer property was funded through an initial mortgage in the amount of $195,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Spencer property is being held by Arrived SC Spencer, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 13,877 membership interests of Series Spencer to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Spencer, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$227,685
Land	75,000
Total	302,685
Less: Accumulated depreciation	(4,157)
Property and equipment, net	$298,528

Depreciation expense was $4,157 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Spencer property, the Series entered into a mortgage with Certain Lending Bank for a principal of $195,000, including loan fees of $2,700. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $53. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,648 was $192,353.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 13,877 membership interests for net proceeds of $137,382.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,775. The series also incurred a sourcing fee due to the Manager of $16,755.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $2,082, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACATIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $132,439 in advances from the Manager, which were paid directly to the property’s seller.

During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of 5,195 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,198, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,198 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $4,609.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,804, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES SUMMERSET, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SUMMERSET, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Summerset, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Summerset, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SUMMERSET, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$8,216
Prepaid expenses	2,265
Due from related party	-
Total current assets	10,481
Property and equipment, net	253,020
Deposits held by property management company	2,644
Total assets	$266,145

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$2,479
Due to related party	535
Total current liabilities	3,014
Tenant deposits	2,119
Mortgage payable, net	163,389
Total liabilities	168,522

Members’ equity:
Members’ capital	104,683
Accumulated deficit	(7,060)
Total members’ equity	97,623
Total liabilities and members’ equity	$266,145

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUMMERSET, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$8,679
Total revenue	8,679

Operating expenses
Depreciation	3,505
Insurance	551
Management fees	1,083
Repair and maintenance	3,219
Property taxes	717
Other operating expenses	2,335
Total operating expenses	11,410

Loss from operations	(2,731)

Interest expense	(4,329)
Net loss before income taxes	(7,060)
Provision for income taxes	-
Net loss	$(7,060)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUMMERSET, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at May 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	100,535	-	100,535
Deemed contribution from Manager	4,742	-	4,742
Distributions	(594)	-	(594)
Net loss	-	(7,060)	(7,060)
Balance at December 31, 2021	$104,683	$(7,060)	$97,623

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUMMERSET, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(7,060)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,505
Amortization	47
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,265)
Accrued expenses	2,479
Due to related party	4,748
Net cash provided by operating activities	1,454
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(110,215)
Net proceeds from the issuance of membership units	117,571
Distributions	(594)
Net cash provided by financing activities	6,762
Net change in cash	8,216
Cash at beginning of period	-
Cash at end of year	$8,216

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$4,329

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$115,498
Acquisition of property	$256,526
Mortgage payable for acquisition of property	$165,750
Offering expenses	$2,377
Deemed contribution from Manager	$4,742

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUMMERSET, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Summerset, a series of Arrived Homes, LLC, (“Series Summerset”) was formed on May 27, 2021 under the laws of Delaware. On June 21, 2021, the Arrived SC Summerset, LLC completed the acquisition of the Summerset property. The acquisition of the Summerset property was funded through an initial mortgage in the amount of $165,750 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Summerset property is being held by Arrived SC Summerset, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 11,886 membership interests of Series Summerset to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Summerset, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$192,776
Land	63,750
Total	256,526
Less: Accumulated depreciation	(3,505)
Property and equipment, net	$253,020

Depreciation expense was $3,505 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Summerset property, the Series entered into a mortgage with Certain Lending Bank for a principal of $165,750, including loan fees of $2,408. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $47. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,361 was $163,389.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 11,886 membership interests for net proceeds of $117,571.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,498. The series also incurred a sourcing fee due to the Manager of $14,659.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $594, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $115,498 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $535 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,742 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,836, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,836 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $7,060.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,544, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES WINDSOR, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES WINDSOR, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Windsor, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Windsor, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period June 18, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 18, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES WINDSOR, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$12,404
Prepaid expenses	3,574
Due from related party	-
Total current assets	15,978
Property and equipment, net	347,992
Deposits held by property management company	3,893
Total assets	$367,863

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$4,203
Due to related party	471
Total current liabilities	4,674
Tenant deposits	3,893
Mortgage payable, net	224,525
Total liabilities	233,092

Members’ equity:
Members’ capital	140,239
Accumulated deficit	(5,468)
Total members’ equity	134,771
Total liabilities and members’ equity	$367,863

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WINDSOR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$10,799
Total revenue	10,799

Operating expenses
Depreciation	4,008
Insurance	524
Management fees	1,353
Repair and maintenance	945
Property taxes	1,194
Other operating expenses	3,544
Total operating expenses	11,568

Loss from operations	(769)
Interest expense	(4,699)
Net loss before income taxes	(5,468)
Provision for income taxes	-
Net loss	$(5,468)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WINDSOR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity

Balance at June 18, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	136,609	-	136,609
Deemed contribution from Manager	4,416	-	4,416
Distributions	(786)	-	(786)
Net loss	-	(5,468)	(5,468)
Balance at December 31, 2021	$140,239	$(5,468)	$134,771

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WINDSOR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(5,468)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,008
Amortization	50
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,574)
Accrued expenses	4,203
Due to related party	4,882
Net cash provided by operating activities	4,101
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(146,249)
Net proceeds from the issuance of membership units	155,338
Distributions	(786)
Net cash provided by financing activities	8,303
Net change in cash	12,404
Cash at beginning of period	-
Cash at end of year	$12,404

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$4,699

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$151,602
Acquisition of property	$352,000
Mortgage payable for acquisition of property	$227,500
Offering expenses	$3,144
Deemed contribution from Manager	$4,416

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WINDSOR, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Windsor, a series of Arrived Homes, LLC, (“Series Windsor”) was formed on June 18, 2021 under the laws of Delaware. On July 22, 2021, the Arrived SC Windsor, LLC completed the acquisition of the Windsor property. The acquisition of the Windsor property was funded through an initial mortgage in the amount of $227,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Windsor property is being held by Arrived SC Windsor, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 15,721 membership interests of Series Windsor to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Windsor, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021

Building	$264,500
Land	87,500
Total	352,000
Less: Accumulated depreciation	(4,008)
Property and equipment, net	$347,992

Depreciation expense was $4,008 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Windsor property, the Series entered into a mortgage with Certain Lending Bank for a principal of $227,500, including loan fees of $3,025. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $50. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,975 was $224,525.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 15,721 membership interests for net proceeds of $155,338.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $3,144. The series also incurred a sourcing fee due to the Manager of $15,584.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $786, which were recorded as a reduction to members’ capital.

 NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $151,602 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $471 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,416 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,422, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,422 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $5,468.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $2,040, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES LIERLY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES LIERLY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Lierly, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Lierly, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in members’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES LIERLY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$15,054
Prepaid expenses	396
Total current assets	15,450
Property and equipment, net	209,462
Deposits held by property management company	1,750
Total assets	$226,662

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,541
Due to related party	2,857
Total current liabilities	6,398
Tenant deposits	1,750
Mortgage payable, net	129,359
Total liabilities	137,507

Members’ equity:
Members’ capital	88,886
Retained earnings	269
Total members’ equity	89,155
Total liabilities and members’ equity	$226,662

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIERLY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2021

Rental income	$14,796
Total revenue	14,796

Operating expenses
Depreciation	4,398
Insurance	792
Management fees	1,754
Repair and maintenance	855
Property taxes	1,733
Other operating expenses	816
Total operating expenses	10,348

Income from operations	4,448
Interest expense	(4,179)
Net income before income taxes	269
Provision for income taxes	-
Net income	$269

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIERLY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2021

			Total
	Members’	Retained	Members’
	Capital	Earnings	Equity
Balance at January 1, 2021	$-	$-	$-
Issuance of membership interests, net of offering costs	91,723	-	91,723
Deemed contribution from Manager	-	-	-
Distributions	(2,837)	-	(2,837)
Net income	-	269	269
Balance at December 31, 2021	$88,886	$269	$89,155

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIERLY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

Cash flows from operating activities
Net income	$269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,398
Amortization	144
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(396)
Accrued expenses	3,541
Due to related party	2,143
Net cash provided by operating activities	10,099
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	129,177
Repayment of amounts due to related party	(215,000)
Net proceeds from the issuance of membership units	93,614
Distributions	(2,837)
Net cash provided by financing activities	4,954
Net change in cash	15,053
Cash at beginning of year	-
Cash at end of year	$15,053

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,554

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$215,000
Advance from related party for acquisition of property	$-
Acquisition of property	$-
Mortgage payable for acquisition of property	$-
Offering expenses	$1,891
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIERLY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series.” As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Lierly, a series of Arrived Homes, LLC, (“Series Lierly”) was formed on November 4, 2020 under the laws of Delaware; however, principal operations did not commence until 2021. On January 21, 2021, the Series purchased Arrived Holdings, Inc.’s (the Manager) 100% membership interest in Arrived AR Lierly, LLC, an Arkansas limited liability company for a $215,000 promissory note. Arrived AR Lierly, LLC was formed on November 4, 2020 for the sole purpose of purchasing a single-family rental property

In May 2021, the Manager offered for sale (“public offering”) 9,456 membership interests of Series Lierly to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Lierly, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the year ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a separate real estate investment trust, or REIT, for U.S. federal and state income tax purposes. Therefore, the income from the Series is reported and taxed to the members on their individual tax returns.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$161,250
Land	53,750
Total	215,000
Less: Accumulated depreciation	(5,538)
Property and equipment, net	$209,462

Depreciation expense was $4,398 for the year ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

In January 2021, the Series entered into a mortgage with Arvest Bank and received net proceeds of $129,177, including the mortgage principal of $131,100 less loan fees of $1,923. The mortgage bears interest at a rate of 4.00% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The principal must be repaid within 10 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the year ended December 31, 2021, the Series recorded amortization of loan fees of $144. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,741, was $129,177.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

  The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In May 2021, the Series closed on its public offering and issued 9,456 membership interests for net proceeds of $93,614.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $1,891.

Distributions

During the year ended December 31, 2021, the Series made distributions to the investors of the Series totaling $2,837, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

On January 21, 2021 Series Lierly purchased Arrived Holdings, Inc.’s 100% membership interests in Arrived AR Lierly, LLC for a $215,000 promissory note. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid the entire $215,000 loan to Arrived Holdings, Inc.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $2,857 to the Manager, which is non-interest bearing with no stated repayment terms.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $1,754.

NOTE 8: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,513, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES SOAPSTONE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SOAPSTONE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Soapstone, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Soapstone, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in members’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SOAPSTONE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$12,913
Prepaid expenses	415
Total current assets	13,328
Property and equipment, net	214,333
Deposits held by property management company	1,600
Total assets	$229,261

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,623
Due to related party	2,967
Total current liabilities	6,590
Tenant deposits	1,600
Mortgage payable, net	126,515
Total liabilities	134,705

Members’ equity:
Members’ capital	94,319
Retained earnings	237
Total members’ equity	94,556
Total liabilities and members’ equity	$229,261

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SOAPSTONE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2021

Rental income	$14,400
Total revenue	14,400

Operating expenses
Depreciation	4,500
Insurance	894
Management fees	1,982
Repair and maintenance	143
Property taxes	1,802
Other operating expenses	751
Total operating expenses	10,072

Income from operations	4,328

Interest expense	(4,091)
Net income before income taxes	237
Provision for income taxes	-
Net income	$237

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SOAPSTONE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2021

			Total
	Members’	Retained	Members’
	Capital	Earnings	Equity
Balance at January 1, 2021	$-	$-	$-
Issuance of membership interests, net of offering costs	97,020	-	97,020
Deemed contribution from Manager	-	-	-
Distributions	(2,701)	-	(2,701)
Net income	-	237	237
Balance at December 31, 2021	$94,319	$237	$94,556

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SOAPSTONE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

Cash flows from operating activities
Net income	$237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,500
Amortization	144
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(415)
Accrued expenses	3,623
Due to related party	2,171
Net cash provided by operating activities	10,260
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	126,334
Repayment of amounts due to related party	(220,000)
Net proceeds from the issuance of membership units	99,020
Distributions	(2,701)
Net cash provided by financing activities	2,653
Net change in cash	12,913
Cash at beginning of year	-
Cash at end of year	$12,913
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,477

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$220,000
Advance from related party for acquisition of property	$-
Acquisition of property	$-
Mortgage payable for acquisition of property	$-
Offering expenses	$2,000
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SOAPSTONE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series.” As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Soapstone, a series of Arrived Homes, LLC, (“Series Soapstone”) was formed on November 5, 2020 under the laws of Delaware; however, principal operations did not commence until 2021. On January 21, 2021, the Series purchased Arrived Holdings, Inc.’s (the Manager) 100% membership interest in Arrived AR Soapstone, LLC, an Arkansas limited liability company for a $220,000 promissory note. Arrived AR Soapstone, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property

In May 2021, the Manager offered for sale (“public offering”) 10,002 membership interests of Series Soapstone to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Soapstone, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the year ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a separate real estate investment trust, or REIT, for U.S. federal and state income tax purposes. Therefore, the income from the Series is reported and taxed to the members on their individual tax returns.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$165,000
Land	55,000
Total	220,000
Less: Accumulated depreciation	(5,667)
Property and equipment, net	$214,333

Depreciation expense was $4,500 for the year ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

In January 2021, the Series entered into a mortgage with Arvest Bank and received net proceeds of $126,515, including the mortgage principal of $128,250 less loan fees of $1,916. The mortgage bears interest at a rate of 4.00% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The principal must be repaid within 10 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the year ended December 31, 2021, the Series recorded amortization of loan fees of $144. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,735, was $126,515.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In May 2021, the Series closed on its public offering and issued 10,002 membership interests for net proceeds of $99,020.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,000.

Distributions

During the year ended December 31, 2021, the Series made distributions to the investors of the Series totaling $2,701, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

On January 21, 2021 Series Soapstone purchased Arrived Holdings, Inc.’s 100% membership interests in Arrived AR Soapstone, LLC for a $220,000 promissory note. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid the entire $220,000 loan to Arrived Holdings, Inc.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $2,967 to the Manager, which is non-interest bearing with no stated repayment terms.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $1,982.

NOTE 8: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,500, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES CHAPARRAL, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES CHAPARRAL, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Chaparral, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Chaparral, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in members’ equity, and cash flows for the period January 12, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period January 12, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES CHAPARRAL, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$13,754
Prepaid expenses	331
Total current assets	14,085
Property and equipment, net	192,311
Deposits held by property management company	1,450
Total assets	$207,846

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,883
Due to related party	1,886
Total current liabilities	3,769
Tenant deposits	1,450
Mortgage payable, net	102,876
Total liabilities	108,095

Members’ equity:
Members’ capital	98,188
Retained earnings	1,563
Total members’ equity	99,751
Total liabilities and members’ equity	$207,846

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CHAPARRAL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$13,050
Total revenue	13,050

Operating expenses
Depreciation	4,049
Insurance	654
Management fees	1,830
Repair and maintenance	313
Property taxes	562
Other operating expenses	750
Total operating expenses	8,158

Income from operations	4,892
Interest expense	(3,329)
Net income before income taxes	1,563
Provision for income taxes	-
Net income	$1,563

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CHAPARRAL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Retained	Members’
	Capital	Earnings	Equity
Balance at January 12, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	101,646	-	101,646
Deemed contribution from Manager	-	-	-
Distributions	(3,458)	-	(3,458)
Net income	-	1,563	1,563
Balance at December 31, 2021	$98,188	$1,563	$99,751

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CHAPARRAL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$1,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,049
Amortization	118
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(331)
Accrued expenses	1,883
Due to related party	1,421
Net cash provided by operating activities	8,703
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	102,732
Repayment of amounts due to related party	(197,965)
Net proceeds from the issuance of membership units	103,742
Distributions	(3,458)
Net cash provided by financing activities	5,051
Net change in cash	13,754
Cash at beginning of period	-
Cash at end of year	$13,754

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,828

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$197,965
Advance from related party for acquisition of property	$-
Acquisition of property	$-
Mortgage payable for acquisition of property	$-
Offering expenses	$2,096
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CHAPARRAL, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series.” As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Chaparral, a series of Arrived Homes, LLC, (“Series Chaparral”) was formed on January 12, 2021 under the laws of Delaware. On January 14, 2021, the Series purchased Arrived Holdings, Inc.’s (the Manager) 100% membership interest in Arrived AR Chaparral, LLC, an Arkansas limited liability company for a $197,965 promissory note. Arrived AR Chaparral, LLC was formed on January 4, 2021 for the sole purpose of purchasing a single-family rental property.

In May 2021, the Manager offered for sale (“public offering”) 10,479 membership interests of Series Chaparral to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Chaparral, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a separate real estate investment trust, or REIT, for U.S. federal and state income tax purposes. Therefore, the income from the Series is reported and taxed to the members on their individual tax returns.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$148,009
Land	49,491
Total	197,500
Less: Accumulated depreciation	(5,189)
Property and equipment, net	$192,311

Depreciation expense was $4,049 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

In January 2021, the Series entered into a mortgage with Arvest Bank and received net proceeds of $102,732, including the mortgage principal of $104,310 less loan fees of $1,578. The mortgage bears interest at a rate of 4.00% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The principal must be repaid within 10 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $118. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,434, was $102,876.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In May 2021, the Series closed on its public offering and issued 10,479 membership interests for net proceeds of $103,742.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,096.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $3,458, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

On January 14, 2021 Series Chaparral purchased Arrived Holdings, Inc.’s 100% membership interests in Arrived AR Chaparral, LLC for a $197,965 promissory note. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid the entire $197,965 loan to Arrived Holdings, Inc.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $1,886 to the Manager, which is non-interest bearing with no stated repayment terms.

Management Fees

During the period ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $1,830.

NOTE 8: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,781, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES PATRICK, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES PATRICK, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Patrick, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Patrick, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period January 4, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period January 4, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES PATRICK, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$10,913
Prepaid expenses	369
Total current assets	11,282
Property and equipment, net	205,661
Deposits held by property management company	1,500
Total assets	$218,443

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$2,973
Due to related party	3,428
Total current liabilities	6,401
Tenant deposits	1,500
Mortgage payable, net	107,696
Total liabilities	115,597

Members’ equity:
Members’ capital	106,158
Accumulated deficit	(3,312)
Total members’ equity	102,846
Total liabilities and members’ equity	$218,443

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PATRICK, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF JANUARY 4, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$9,000
Total revenue	9,000

Operating expenses
Depreciation	4,329
Insurance	653
Management fees	1,572
Repair and maintenance	256
Property taxes	1,370
Other operating expenses	749
Total operating expenses	8,929

Income from operations	71

Interest expense	(3,383)
Net loss before income taxes	(3,312)
Provision for income taxes	-
Net loss	$(3,312)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PATRICK, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD OF JANUARY 4, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at January 4, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	109,673	-	109,673
Deemed contribution from Manager	-	-	-
Distributions	(3,515)	-	(3,515)
Net loss	-	(3,312)	(3,312)
Balance at December 31, 2021	$106,158	$(3,312)	$102,846

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PATRICK, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD OF JANUARY 4, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(3,312)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,329
Amortization	50
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(369)
Accrued expenses	2,973
Due to related party	2,442
Net cash provided by operating activities	6,113
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	106,569
Repayment of amounts due to related party	(210,205)
Net proceeds from the issuance of membership units	111,951
Distributions	(3,515)
Net cash provided by financing activities	4,800
Net change in cash	10,913
Cash at beginning of period	-
Cash at end of year	$10,913

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,936

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$210,205
Advance from related party for acquisition of property	$-
Acquisition of property	$-
Mortgage payable for acquisition of property	$-
Offering expenses	$2,278
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PATRICK LLC, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Patrick, a series of Arrived Homes, LLC, (“Series Patrick”) was formed on January 4, 2021 under the laws of Delaware. On February 1, 2021, the Series purchased Arrived Holdings, Inc.’s (the “Manager”)  100% membership interest in Arrived AR Patrick, LLC, an Arkansas limited liability company for a $210,205 promissory note. Arrived AR Patrick, LLC was formed on January 4, 2021 for the sole purpose of purchasing a single-family rental property

In May 2021, the Manager offered for sale (“public offering”) 11,389 membership interests of Series Patrick to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Patrick, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$158,368
Land	52,551
Total	210,919
Less: Accumulated depreciation	(5,259)
Property and equipment, net	$205,661

Depreciation expense was $4,329 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

In February 2021, the Series entered into a mortgage with Arvest Bank and received net proceeds of $107,696, including the mortgage principal of $108,300 less loan fees of $665. The mortgage bears interest at a rate of 4.00% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The principal must be repaid within 10 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $50. As December 31, 2021, mortgage payable, net of unamortized loan fees of $604 was $107,696.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In May 2021, the Series closed on its public offering and issued 11,389 membership interests for net proceeds of $111,951.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,278.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $3,515, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

On February 1, 2021 Series Patrick purchased Arrived Holdings, Inc.’s 100% membership interests in Arrived AR Patrick, LLC for a $210,205 promissory note. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid the entire $210,205 loan to Arrived Holdings, Inc.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $3,428 to the Manager, which is non-interest bearing with no stated repayment terms.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $3,515, which were recorded as a reduction to members’ capital.

Management Fees

During the period ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $1,572.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $729, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $729 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ combined effective tax rate, which it estimated to be 22.00%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $3,312.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,809, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES PECAN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES PECAN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Pecan, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Pecan, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period January 12, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period January 12, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES PECAN, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$16,203
Prepaid expenses	353
Total current assets	16,556
Property and equipment, net	203,960
Deposits held by property management company	873
Total assets	$221,389

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,134
Due to related party	4,270
Total current liabilities	7,404
Tenant deposits	1,600
Mortgage payable, net	112,245
Total liabilities	121,249

Members’ equity:
Members’ capital	100,602
Accumulated deficit	(462)
Total members’ equity	100,140
Total liabilities and members’ equity	$221,389

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PECAN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$13,900
Total revenue	13,900

Operating expenses
Depreciation	4,294
Insurance	712
Management fees	1,894
Repair and maintenance	1,712
Property taxes	1,476
Other operating expenses	750
Total operating expenses	10,838

Income from operations	3,062

Interest expense	(3,524)
Net loss before income taxes	(462)
Provision for income taxes	-
Net loss	$(462)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PECAN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD OF JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at January 12, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	103,702	-	103,702
Deemed contribution from Manager	-	-	-
Distributions	(3,100)	-	(3,100)
Net loss	-	(462)	(462)
Balance at December 31, 2021	$100,602	$(462)	$100,140

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PECAN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD OF JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(462)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,294
Amortization	51
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(353)
Accrued expenses	3,134
Due to related party	2,845
Net cash provided by operating activities	9,509
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	112,449
Repayment of amounts due to related party	(208,495)
Net proceeds from the issuance of membership units	105,841
Distributions	(3,100)
Net cash provided by financing activities	6,694
Net change in cash	16,203
Cash at beginning of period	-
Cash at end of year	$16,203

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,060

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$208,495
Advance from related party for acquisition of property	$-
Acquisition of property	$-
Mortgage payable for acquisition of property	$-
Offering expenses	$2,138
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PECAN, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Pecan, a series of Arrived Homes, LLC, (“Series Pecan”) was formed on January 12, 2021 under the laws of Delaware. On February 1, 2021, the Series purchased Arrived Holdings, Inc.’s (the “Manager”) 100% membership interest in Arrived AR Pecan, LLC, an Arkansas limited liability company for a $208,495 promissory note. Arrived AR Pecan, LLC was formed on January 4, 2021 for the sole purpose of purchasing a single-family rental property

In May 2021, the Manager offered for sale (“public offering”) 10,691 membership interests of Series Pecan to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Pecan, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$157,052
Land	52,124
Total	209,176
Less: Accumulated depreciation	(5,216)
Property and equipment, net	$203,960

Depreciation expense was $4,294 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

In February 2021, the Series entered into a mortgage with Arvest Bank and received net proceeds of $112,245, including the mortgage principal of $112,860 less loan fees of $676. The mortgage bears interest at a rate of 4.00% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The principal must be repaid within 10 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $51. As December 31, 2021, mortgage payable, net of unamortized loan fees of $615 was $112,245.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In May 2021, the Series closed on its public offering and issued 10,691 membership interests for net proceeds of $105,841.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,138.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $3,100, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

On February 1, 2021 Series Pecan purchased Arrived Holdings, Inc.’s 100% membership interests in Arrived AR Pecan, LLC for a $208,495 promissory note. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid the entire $208,495 loan to Arrived Holdings, Inc.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $4,270 to the Manager, which is non-interest bearing with no stated repayment terms.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $3,100, which were recorded as a reduction to members’ capital.

Management Fees

During the period ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $1,894.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $102, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $102 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ combined effective tax rate, which it estimated to be 22.00%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $462.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,604, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES PLUMTREE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES PLUMTREE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Plumtree, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Plumtree, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in members’ equity, and cash flows for the period January 12, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period January 12, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES PLUMTREE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

Current assets:
Cash	$18,569
Prepaid expenses	358
Total current assets	18,927
Property and equipment, net	197,009
Deposits held by property management company	1,450
Total assets	$217,386

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,054
Due to related party	1,508
Total current liabilities	4,562
Tenant deposits	1,450
Mortgage payable, net	109,643
Total liabilities	115,655

Members’ equity:
Members’ capital	101,731
Accumulated deficit	-
Total members’ equity	101,731
Total liabilities and members’ equity	$217,386

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PLUMTREE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD OF JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$13,025
Total revenue	13,025

Operating expenses
Depreciation	4,151
Insurance	698
Management fees	1,745
Repair and maintenance	715
Property taxes	1,422
Other operating expenses	750
Total operating expenses	9,481

Income from operations	3,544

Interest expense	(3,544)
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PLUMTREE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD OF JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at January 12, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	105,543	-	105,543
Deemed contribution from Manager	-	-	-
Distributions	(3,812)	-	(3,812)
Net income	-	-	-
Balance at December 31, 2021	$101,731	$-	$101,731

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PLUMTREE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD OF JANUARY 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,151
Amortization	123
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(358)
Accrued expenses	3,054
Due to related party	1,134
Net cash provided by operating activities	8,104
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	109,506
Repayment of amounts due to related party	(202,950)
Net proceeds from the issuance of membership units	107,721
Distributions	(3,812)
Net cash provided by financing activities	10,465
Net change in cash	18,569
Cash at beginning of period	-
Cash at end of year	$18,569

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,013

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$202,950
Advance from related party for acquisition of property	$-
Acquisition of property	$-
Mortgage payable for acquisition of property	$-
Offering expenses	$2,178
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PLUMTREE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Plumtree, a series of Arrived Homes, LLC, (“Series Plumtree”) was formed on January 12, 2021 under the laws of Delaware. On January 04, 2021, the Series purchased Arrived Holdings, Inc.’s (the “Manager”) 100% membership interest in Arrived AR Plumtree, LLC, an Arkansas limited liability company for a $202,950 promissory note. Arrived AR Plumtree, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property.

In May 2021, the Manager offered for sale (“public offering”) 10,891 membership interests of Series Plumtree to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Plumtree, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$151,745
Land	50,738
Total	202,483
Less: Accumulated depreciation	(5,474)
Property and equipment, net	$197,009

Depreciation expense was $4,151 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

In January 2021, the Series entered into a mortgage with Arvest Bank and received net proceeds of $109,643, including the mortgage principal of $111,150 less loan fees of $1,644. The mortgage bears interest at a rate of 4.00% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The principal must be repaid within 10 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $123. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,507 was $109,643.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In May 2021, the Series closed on its public offering and issued 10,891 membership interests for net proceeds of $107,721.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,178.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $3,812, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

On January 4, 2021 Series Plumtree purchased Arrived Holdings, Inc.’s 100% membership interests in Arrived AR Plumtree, LLC for a $202,950 promissory note. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid the entire $202,950 loan to Arrived Holdings, Inc.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $1,508 to the Manager, which is non-interest bearing with no stated repayment terms.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $3,812, which were recorded as a reduction to members’ capital.

Management Fees

During the period ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $1,745.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ combined effective tax rate, which it estimated to be 22.00%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $2,067, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES MALBEC, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES MALBEC, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Malbec, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Malbec, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period April 28, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period April 28, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES MALBEC, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$13,709
Prepaid expenses	2,090
Due from related party	-
Total current assets	15,799
Property and equipment, net	315,986
Deposits held by property management company	2,195
Total assets	$333,980

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,199
Due to related party	3,127
Total current liabilities	4,326
Tenant deposits	2,195
Mortgage payable, net	204,632
Total liabilities	211,153

Members’ equity:
Members’ capital	123,585
Accumulated deficit	(758)
Total members’ equity	122,827
Total liabilities and members’ equity	$333,980

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MALBEC, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$8,980
Total revenue	8,980

Operating expenses
Depreciation	2,925
Insurance	326
Management fees	-
Repair and maintenance	2,000
Property taxes	193
Other operating expenses	1,034
Total operating expenses	6,478

Income from operations	2,502

Interest expense	(3,260)
Net loss before income taxes	(758)
Provision for income taxes	-
Net loss	$(758)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MALBEC, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at April 28, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	125,653	-	125,653
Deemed contribution from Manager	-	-	-
Distributions	(2,068)	-	(2,068)
Net loss	-	(758)	(758)
Balance at December 31, 2021	$123,585	$(758)	$122,827

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MALBEC, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(758)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,925
Amortization	45
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,090)
Accrued expenses	1,199
Due to related party	5,806
Net cash provided by operating activities	7,127
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(127,831)
Net proceeds from the issuance of membership units	136,481
Distributions	(2,068)
Net cash provided by financing activities	6,582
Net change in cash	13,710
Cash at beginning of period	-
Cash at end of year	$13,710

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,216

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-
Acquisition of property	$321,568
Mortgage payable for acquisition of property	$208,585
Offering expenses	$2,757
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MALBEC, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Malbec, a series of Arrived Homes, LLC, (“Series Malbec”) was formed on April 28, 2021 under the laws of Delaware. On May 13, 2021, the Arrived AR Malbec, LLC completed the acquisition of the Malbec property. The acquisition of the Malbec property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage in the amount of $208,585 (Note 5) with the remainder of the purchase price being advanced by Manager. The Malbec property is being held by Arrived AR Malbec, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 13,786 membership interests of Series Malbec to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Malbec, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$241,344
Land	80,225
Total	321,568
Less: Accumulated depreciation	(5,582)
Property and equipment, net	$315,986

Depreciation expense was $2,925 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

Arrived Homes Series Malbec, a series of Arrived Homes, LLC, (“Series Malbec”) completed the acquisition of the Series Malbec property for a purchase price of $320,898 on May 12, 2021, prior to the start of its offering. The acquisition of the Malbec property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage with Certain Lending Bank for a principal of $208,585, at a fixed annual interest rate of 4.625%, on July 9, 2021, for a term of 30 years with interest only payments in the first 5 years. After the initial 5-year interest only period, the interest rate becomes variable for the remainder of the loan. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $45. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,953 was $204,632.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 13,786 membership interests for net proceeds of $136,481.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,757.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $2,068, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $3,127 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $167, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $167 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $758.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $2,068, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES PINOT, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES PINOT, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Pinot, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Pinot, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period April 28, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period April 28, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES PINOT, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$14,131
Prepaid expenses	1,663
Due from related party	-
Total current assets	15,794
Property and equipment, net	319,030
Deposits held by property management company	2,195
Total assets	$337,019

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,248
Due to related party	3,160
Total current liabilities	4,408
Tenant deposits	2,195
Mortgage payable, net	206,741
Total liabilities	213,344

Members’ equity:
Members’ capital	124,639
Accumulated deficit	(964)
Total members’ equity	123,675
Total liabilities and members’ equity	$337,019

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PINOT, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$8,915
Total revenue	8,915

Operating expenses
Depreciation	2,953
Insurance	412
Management fees	-
Repair and maintenance	2,000
Property taxes	193
Other operating expenses	1,025
Total operating expenses	6,583

Income from operations	2,332

Interest expense	(3,296)
Net loss before income taxes	(964)
Provision for income taxes	-
Net loss	$(964)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PINOT, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at April 28, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	126,727	-	126,727
Deemed contribution from Manager	-	-	-
Distributions	(2,088)	-	(2,088)
Net loss	-	(964)	(964)
Balance at December 31, 2021	$124,639	$(964)	$123,675

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PINOT, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(964)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,953
Amortization	48
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,663)
Accrued expenses	1,248
Due to related party	6,075
Net cash provided by operating activities	7,697
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(129,115)
Net proceeds from the issuance of membership units	137,638
Distributions	(2,088)
Net cash provided by financing activities	6,434
Net change in cash	14,131
Cash at beginning of period	-
Cash at end of year	$14,131

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,249

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-
Acquisition of property	$324,665
Mortgage payable for acquisition of property	$210,740
Offering expenses	$2,785
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES PINOT, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Pinot, a series of Arrived Homes, LLC, (“Series Pinot”) was formed on April 28, 2021 under the laws of Delaware. On May 13, 2021, the Arrived AR Pinot, LLC completed the acquisition of the Pinot property. The acquisition of the Pinot property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage in the amount of $210,740 (Note 5) with the remainder of the purchase price being advanced by Manager. The Pinot property is being held by Arrived AR Pinot, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 13,923 membership interests of Series Pinot to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Pinot, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$243,611
Land	81,054
Total	324,665
Less: Accumulated depreciation	(5,635)
Property and equipment, net	$319,030

Depreciation expense was $2,953 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

Arrived Homes Series Pinot, a series of Arrived Homes, LLC, (“Series Pinot”) completed the acquisition of the Series Pinot property for a purchase price of $324,216 on May 12, 2021, prior to the start of its offering. The acquisition of the Pinot property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage with Certain Lending Bank for a principal of $210,740, at a fixed annual interest rate of 4.625%, on June 30, 2021, for a term of 30 years with interest only payments in the first 5 years. After the initial 5-year interest only period, the interest rate becomes variable for the remainder of the loan. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $48. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,999 was $206,741.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 13,923 membership interests for net proceeds of $137,638.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,785.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $2,088, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $3,160 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $212, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $212 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $964.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $2,085, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES SALEM, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SALEM, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Salem, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Salem, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period April 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period April 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SALEM, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$13,926
Prepaid expenses	1,796
Due from related party	-
Total current assets	15,722
Property and equipment, net	315,949
Deposits held by property management company	4,421
Total assets	$336,092

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,246
Due to related party	3,050
Total current liabilities	4,296
Tenant deposits	3,930
Mortgage payable, net	208,521
Total liabilities	216,747

Members’ equity:
Members’ capital	119,718
Accumulated deficit	(373)
Total members’ equity	119,345
Total liabilities and members’ equity	$336,092

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SALEM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$9,536
Total revenue	9,536

Operating expenses
Depreciation	2,925
Insurance	408
Management fees	-
Repair and maintenance	2,000
Property taxes	193
Other operating expenses	1,061
Total operating expenses	6,587

Income from operations	2,949

Interest expense	(3,322)
Net loss before income taxes	(373)
Provision for income taxes	-
Net loss	$(373)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SALEM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at April 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	121,725	-	121,725
Deemed contribution from Manager	-	-	-
Distributions	(2,007)	-	(2,007)
Net loss	-	(373)	(373)
Balance at December 31, 2021	$119,718	$(373)	$119,345

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SALEM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(373)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,925
Amortization	46
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,796)
Accrued expenses	1,246
Due to related party	5,236
Net cash provided by operating activities	7,284
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(123,823)
Net proceeds from the issuance of membership units	132,472
Distributions	(2,007)
Net cash provided by financing activities	6,642
Net change in cash	13,926
Cash at beginning of period	-
Cash at end of year	$13,926

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,277

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-
Acquisition of property	$321,531
Mortgage payable for acquisition of property	$212,550
Offering expenses	$2,676
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SALEM, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Salem, a series of Arrived Homes, LLC, (“Series Salem”) was formed on April 27, 2021  under the laws of Delaware. On May 13, 2021, the Arrived AR Salem, LLC completed the acquisition of the Salem property. The acquisition of the Salem property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage in the amount of $212,550 (Note 5) with the remainder of the purchase price being advanced by Manager. The Salem property is being held by Arrived AR Salem, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 13,381 membership interests of Series Salem to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Salem, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$241,306
Land	80,225
Total	321,531
Less: Accumulated depreciation	(5,582)
Property and equipment, net	$315,949

Depreciation expense was $2,925 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

Arrived Homes Series Salem, a series of Arrived Homes, LLC, (“Series Salem”) completed the acquisition of the Series Salem property for a purchase price of $320,898 on May 12, 2021, prior to the start of its offering. The acquisition of the Salem property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage with Certain Lending Bank for a principal of $212,550, at a fixed annual interest rate of 4.625%, on June 30, 2021, for a term of 30 years with interest only payments in the first 5 years. After the initial 5-year interest only period, the interest rate becomes variable for the remainder of the loan. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $46. As December 31, 2021, mortgage payable, net of unamortized loan fees of $4,029 was $208,521.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 13,381 membership interests for net proceeds of $132,472.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,676.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $2,007, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $3,050 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $82, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $82 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $373.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $2,007, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES CUPCAKE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES CUPCAKE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Cupcake, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Cupcake, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES CUPCAKE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$6,540
Prepaid expenses	1,834
Due from related party	6,230
Total current assets	14,604
Property and equipment, net	227,192
Deposits held by property management company	1,595
Total assets	$243,391

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,360
Due to related party	-
Total current liabilities	1,360
Tenant deposits	1,595
Mortgage payable, net	149,345
Total liabilities	152,300

Members’ equity:
Members’ capital	91,779
Accumulated deficit	(688)
Total members’ equity	91,091
Total liabilities and members’ equity	$243,391

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CUPCAKE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$4,382
Total revenue	4,382
Operating expenses
Depreciation	1,510
Insurance	265
Management fees	642
Repair and maintenance	381
Property taxes	457
Other operating expenses	794
Total operating expenses	4,049

Income from operations	333

Interest expense	(1,021)
Net loss before income taxes	(688)
Provision for income taxes	-
Net loss	$(688)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CUPCAKE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity

Balance at May 24, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	92,325	-	92,325
Deemed contribution from Manager	-	-	-
Distributions	(546)	-	(546)
Net loss	-	(688)	(688)
Balance at December 31, 2021	$91,779	$(688)	$91,091

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CUPCAKE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(688)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,510
Amortization	20
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,834)
Accrued expenses	1,360
Due to related party	-
Net cash provided by operating activities	368
Cash flows from investing activities:
Property improvements	(7,344)
Net cash used in investing activities	(7,344)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	149,325
Repayment of amounts due to related party	(242,821)
Net proceeds from the issuance of membership units	107,559
Distributions	(546)
Net cash provided by financing activities	13,517
Net change in cash	6,540
Cash at beginning of period	-
Cash at end of year	$6,540

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-
Acquisition of property	$221,083
Mortgage payable for acquisition of property	$-
Offering expenses	$2,183
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES CUPCAKE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Cupcake, a series of Arrived Homes, LLC, (“Series Cupcake”) was formed on May 24, 2021 under the laws of Delaware. On September 24, 2021, the Arrived AR Cupcake, LLC completed the acquisition of the Cupcake property. The acquisition of the Cupcake property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage in the amount of $152,989 (Note 5) with the remainder of the purchase price being advanced by Manager. The Cupcake property is being held by Arrived AR Cupcake, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 10,915 membership interests of Series Cupcake to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Cupcake, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property  or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$166,444
Land	54,639
Total	221,083
Add: Property improvements	7,619
Less: Accumulated depreciation	(1,510)
Property and equipment, net	$227,192

Depreciation expense was $1,510 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

Series Cupcake completed the acquisition of the Series Cupcake property for a purchase price of $218,556 on September 24, 2021, prior to the start of its offering. The manager originally purchased the Series Cupcake property through Series Cupcake, by advancing cash in the amount of $218,236. The manager later entered Series Cupcake into a loan with Certain Lending on behalf of Series Cupcake for a principal of $152,989, at a fixed annual interest rate of 3.875%, on October 26, 2021, for a term of 30 years with interest only payments in the first 7-years. After the initial 7-year interest only period, the interest rate becomes variable for the remainder of the loan. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $20. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,644 was $149,345.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 10,915 membership interests for net proceeds of $107,559.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,183. The series also incurred a sourcing fee due to the Manager of $13,051.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $546, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due from Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Manager owed $6,230 to the Series, which is non-interest bearing with no stated repayment terms.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $642.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $151, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $151was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $688.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,630, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES MOJAVE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES MOJAVE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Mojave, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Mojave, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 24, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES MOJAVE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$6,496
Prepaid expenses	2,109
Due from related party	6,605
Total current assets	15,210
Property and equipment, net	242,676
Deposits held by property management company	1,596
Total assets	$259,482

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,537
Due to related party	-
Total current liabilities	1,537
Tenant deposits	1,596
Mortgage payable, net	159,845
Total liabilities	162,978

Members’ equity:
Members’ capital	98,151
Accumulated deficit	(1,647)
Total members’ equity	96,504
Total liabilities and members’ equity	$259,482

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MOJAVE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$3,653
Total revenue	3,653

Operating expenses
Depreciation	1,623
Insurance	246
Management fees	678
Repair and maintenance	381
Property taxes	483
Other operating expenses	795
Total operating expenses	4,206

Loss from operations	(553)

Interest expense	(1,094)
Net loss before income taxes	(1,647)
Provision for income taxes	-
Net loss	$(1,647)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MOJAVE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity

Balance at May 24, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	98,731	-	98,731
Deemed contribution from Manager	-	-	-
Distributions	(580)	-	(580)
Net loss	-	(1,647)	(1,647)
Balance at December 31, 2021	$98,151	$(1,647)	$96,504

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MOJAVE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 24, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(1,647)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,623
Amortization	22
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,109)
Accrued expenses	1,537
Due to related party	325
Net cash provided by operating activities	(249)
Cash flows from investing activities:
Property improvements	(7,619)
Net cash used in investing activities	(7,619)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	159,823
Repayment of amounts due to related party	(259,698)
Net proceeds from the issuance of membership units	114,820
Distributions	(580)
Net cash provided by financing activities	14,364
Net change in cash	6,496
Cash at beginning of period	-
Cash at end of year	$6,496

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,071

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-
Acquisition of property	$236,680
Mortgage payable for acquisition of property	$-
Offering expenses	$2,320
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MOJAVE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Mojave, a series of Arrived Homes, LLC, (“Series Mojave”) was formed on May 24, 2021 under the laws of Delaware. On September 24, 2021, the Arrived AR Mojave, LLC completed the acquisition of the Mojave property. The acquisition of the Mojave property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage in the amount of $163,800 (Note 5) with the remainder of the purchase price being advanced by manager. The Mojave property is being held by Arrived AR Mojave, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 10,915 membership interests of Series Mojave to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Mojave, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$178,180
Land	58,500
Total	236,680
Add: Property improvements	7,619
Less: Accumulated depreciation	(1,623)
Property and equipment, net	$242,676

Depreciation expense was $1,623 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

Series Mojave completed the acquisition of the Series Mojave property for a purchase price of $234,000 on September 24, 2021, prior to the start of its offering. The manager originally purchased the Series Mojave property through Series Mojave, by advancing cash in the amount of $233,469. The manager later entered Series Mojave into a loan with Certain Lending on behalf of Series Mojave for a principal of $163,800, at a fixed annual interest rate of 3.875%, on October 26, 2021, for a term of 30 years with interest only payments in the first 7 years. After the initial 7-year interest only period, the interest rate becomes variable for the remainder of the loan. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $22. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,955 was $159,845.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 11,598 membership interests for net proceeds of $114,820.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,320. The series also incurred a sourcing fee due to the Manager of $13,770.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $580, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due from Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Manager owed $6,605 to the Series, which is non-interest bearing with no stated repayment terms.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $678.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $362, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $362 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $1,647.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,740, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES WENTWORTH, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES WENTWORTH, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Wentworth, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Wentworth, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period April 28, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period April 28, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES WENTWORTH, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$6,607
Prepaid expenses	2,843
Due from related party	5,092
Total current assets	14,542
Property and equipment, net	234,858
Deposits held by property management company	3,215
Total assets	$252,615

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,403
Due to related party	-
Total current liabilities	1,403
Tenant deposits	1,595
Mortgage payable, net	154,889
Total liabilities	157,887

Members’ equity:
Members’ capital	95,085
Accumulated deficit	(357)
Total members’ equity	94,728
Total liabilities and members’ equity	$252,615

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WENTWORTH, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$5,110
Total revenue	5,110

Operating expenses
Depreciation	1,563
Insurance	247
Management fees	630
Repair and maintenance	381
Property taxes	710
Other operating expenses	807
Total operating expenses	4,338

Income from operations	772

Interest expense	(1,129)
Net loss before income taxes	(357)
Provision for income taxes	-
Net loss	$(357)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WENTWORTH, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity

Balance at April 28, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	95,648	-	95,648
Deemed contribution from Manager	-	-	-
Distributions	(563)	-	(563)
Net loss	-	(357)	(357)
Balance at December 31, 2021	$95,085	$(357)	$94,728

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WENTWORTH, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(357)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,563
Amortization	20
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,843)
Accrued expenses	1,403
Due to related party	2,123
Net cash provided by operating activities	1,909
Cash flows from investing activities:
Property improvements	(7,619)
Net cash used in investing activities	(7,619)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	151,968
Repayment of amounts due to related party	(250,394)
Net proceeds from the issuance of membership units	111,306
Distributions	(563)
Net cash provided by financing activities	12,317
Net change in cash	6,607
Cash at beginning of period	-
Cash at end of year	$6,607

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,109

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$-
Advance from related party for acquisition of property	$-
Acquisition of property	$228,801
Mortgage payable for acquisition of property	$-
Offering expenses	$2,251
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WENTWORTH, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Wentworth, a series of Arrived Homes, LLC, (“Series Wentworth”) was formed on April 28, 2021 under the laws of Delaware. On September 24, 2021, the Arrived AR Wentworth, LLC completed the acquisition of the Wentworth property. The acquisition of the Wentworth property was advanced by Arrived Holdings, Inc. (the “Manager”), and refinanced through a mortgage in the amount of $158,340 (Note 5) with the remainder of the purchase price being advanced by Manager. The Wentworth property is being held by Arrived AR Wentworth, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 11,243 membership interests of Series Wentworth to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Wentworth, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$172,251
Land	56,550
Total	228,801
Add: Property improvements	7,619
Less: Accumulated depreciation	(1,563)
Property and equipment, net	$234,858

Depreciation expense was $1,563 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

Series Wentworth completed the acquisition of the Series Wentworth property for a purchase price of $226,200 on September 24, 2021, prior to the start of its offering. The manager originally purchased the Series Wentworth property through Series Wentworth, by advancing cash in the amount of $225,852. The manager later entered Series Wentworth into a loan with Certain Lending on behalf of Series Wentworth for a principal of $158,340, at a fixed annual interest rate of 3.875%, on October 26, 2021, for a term of 30 years with interest only payments in the first 7 years. After the initial 7-year interest only period, the interest rate becomes variable for the remainder of the loan. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $20. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,451 was $154,889.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 11,243 membership interests for net proceeds of $111,306.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,251. The series also incurred a sourcing fee due to the Manager of $13,407.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $563, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due from Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Manager owed $5,092 to the Series, which is non-interest bearing with no stated repayment terms.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were $630.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $79, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $79 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $357.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,686, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES COLLINSTON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES COLLINSTON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Collinston, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Collinston, a series of Arrived Homes, LLC (the "Series") as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period August 2, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the "consolidated financial statements").  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period August 2, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES COLLINSTON, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	657
Due from related party	-
Total current assets	657
Property and equipment, net	215,103
Deposits held by property management company	-
Total assets	$215,760
LIABILITIES AND MEMBER'S DEFICIT
Current liabilities:
Accrued expenses	$1,117
Due to related party	81,658
Total current liabilities	82,775
Tenant deposits	-
Mortgage payable, net	134,741
Total liabilities	217,516
Member's deficit:
Member's capital	-
Accumulated deficit	(1,756)
Total member's deficit	(1,756)
Total liabilities and member's deficit	$215,760

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COLLINSTON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD AUGUST 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-
Operating expenses
Depreciation	484
Insurance	60
Management fees	-
Repair and maintenance	250
Property taxes	40
Other operating expenses	476
Total operating expenses	1,310
Loss from operations	(1,310)
Interest expense	(446)
Net loss before income taxes	(1,756)
Provision for income taxes	-
Net loss	$(1,756)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COLLINSTON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD AUGUST 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member's	Accumulated	Total Member's
	Capital	Deficit	Deficit
Balance at August 2, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	-	-	-
Distributions	-	-	-
Net loss	-	(1,756)	(1,756)
Balance at December 31, 2021	$-	$(1,756)	$(1,756)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COLLINSTON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD AUGUST 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(1,756)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	484
Amortization	5
Changes in operating assets and liabilities
Prepaid expenses	(657)
Accrued expenses	1,117
Due to related party	5,057
Net cash provided by operating activities	4,250
Cash flows from investing activities:
Property improvements	(4,250)
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$446
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$86,715
Acquisition of property	$212,306
Mortgage payable for acquisition of property	$136,500

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COLLINSTON, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Collinston, a series of Arrived Homes, LLC, (“Series Collinston") was formed on August 2, 2021 under the laws of Delaware. On September 15, 2021, the Arrived NC Collinston, LLC completed the acquisition of the Collinston property. The acquisition of the Collinston property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the "Manager"). The Collinston property is being held by Arrived NC Collinston, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Collinston, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$159,806
Land	52,500
Total	212,306
Add: Property improvements	4,250
Less: Accumulated depreciation	(1,453)
Property and equipment, net	$215,103

Depreciation expense was $484 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Collinston property, the Series entered into a mortgage with Certain Lending Bank for a principal of $136,500, including loan fees of $1,774. The mortgage bears interest at a rate of 3.875% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series' property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,759 was $134,741.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $81,658 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $413, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $413 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $1,756.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale ("public offering") 10,307 membership interests of Series   Collinston, which closed in Q1 2022.

ARRIVED HOMES SERIES HOLLAND, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES HOLLAND, a series of Arrived Homes, LLC
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Holland, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Holland, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period July 21, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period July 21, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES HOLLAND, a series of Arrived Homes, LLC
CONSOLIDATED BALANCE SHEET
December 31, 2021

ASSETS
Current assets:
Cash	$1,110
Prepaid expenses	1,516
Due from related party	-
Total current assets	2,626
Property and equipment, net	214,423
Deposits held by property management company	-
Total assets	$217,049

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,054
Due to related party	72,774
Total current liabilities	73,828
Tenant deposits	-
Mortgage payable, net	145,163
Total liabilities	218,991

Member’s deficit:
Member’s capital	-
Accumulated deficit	(1,942)
Total member’s deficit	(1,942)
Total liabilities and member’s deficit	$217,049

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLAND, a series of Arrived Homes, LLC
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	485
Insurance	77
Management fees	-
Repair and maintenance	205
Property taxes	9
Other operating expenses	686
Total operating expenses	1,462

Loss from operations	(1,462)

Interest expense	(480)
Net loss before income taxes	(1,942)
Provision for income taxes	-
Net loss	$(1,942)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLAND, a series of Arrived Homes, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JULY 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at July 21, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(1,942)	(1,942)
Balance at December 31, 2021	$-	$(1,942)	$(1,942)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLAND, a series of Arrived Homes, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(1,942)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	485
Amortization	5
Changes in operating assets and liabilities
Prepaid expenses	(1,516)
Accrued expenses	1,054
Due to related party	6,394
Net cash provided by operating activities	4,480
Cash flows from investing activities:
Property improvements	(3,370)
Net change in cash	1,110
Cash at beginning of period	$-
Cash at end of year	$1,110

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$480

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$79,168
Acquisition of property	$212,508
Mortgage payable for acquisition of property	$147,000

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES HOLLAND, a series of Arrived Homes, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Holland, a series of Arrived Homes, LLC, (“Series Holland”) was formed on July 21, 2021 under the laws of Delaware. On September 29, 2021, the Arrived NC Holland, LLC completed the acquisition of the Holland property. The acquisition of the Holland property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Holland property is being held by Arrived NC Holland, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Holland, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or

(c)	cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$160,008
Land	52,500
Total	212,508
Add: Property improvements	3,370
Less: Accumulated depreciation	(1,455)
Property and equipment, net	$214,423

Depreciation expense was $485 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Holland property, the Series entered into a mortgage with Certain Lending Bank for a principal of $136,500, including loan fees of $1,853. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,837 was $134,663.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $79,168 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $72,774 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $456, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $456 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $1,942.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,316 membership interests of Series Holland, which closed in Q1 2022.

ARRIVED HOMES SERIES JUPITER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES JUPITER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Jupiter, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Jupiter, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period July 22, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period July 22, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES JUPITER, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	3,018
Due from related party	-
Total current assets	3,018
Property and equipment, net	214,419
Deposits held by property management company	-
Total assets	$217,437
LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,718
Due to related party	79,581
Total current liabilities	81,299
Tenant deposits	-
Mortgage payable, net	137,967
Total liabilities	219,266
Member’s deficit:
Member’s capital	-
Accumulated deficit	(1,829)
Total member’s deficit	(1,829)
Total liabilities and member’s deficit	$217,437

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES JUPITER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 22, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-
Operating expenses
Depreciation	484
Insurance	77
Management fees	-
Repair and maintenance	250
Property taxes	-
Other operating expenses	474
Total operating expenses	1,285
Loss from operations	(1,285)
Interest expense	(544)
Net loss before income taxes	(1,829)
Provision for income taxes	-
Net loss	$(1,829)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES JUPITER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JULY 22, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member’s Capital	Accumulated Deficit	Total Member’s Deficit
Balance at July 22, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(1,829)	(1,829)
Balance at December 31, 2021	$-	$(1,829)	$(1,829)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES JUPITER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 22, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(1,829)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5
Amortization	539
Changes in operating assets and liabilities
Prepaid expenses	(3,018)
Accrued expenses	1,718
Due to related party	6,155
Net cash provided by operating activities	3,570
Cash flows from investing activities:
Property improvements	(3,570)
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$544
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$85,736
Acquisition of property	$212,302
Mortgage payable for acquisition of property	$139,750

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES JUPITER, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Jupiter, a series of Arrived Homes, LLC, (“Series Jupiter”) was formed on July 22, 2021 under the laws of Delaware. On September 10, 2021, the Arrived NC Jupiter, LLC completed the acquisition of the Jupiter property. The acquisition of the Jupiter property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Jupiter property is being held by Arrived NC Jupiter, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Jupiter, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$159,802
Land	52,500
Total	212,302
Add: Property improvements	3,570
Less: Accumulated depreciation	(1,453)
Property and equipment, net	$214,419

Depreciation expense was $484 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Jupiter property, the Series entered into a mortgage with Certain Lending Bank for a principal of $139,750, including loan fees of $1,798. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,783 was $137,967.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $85,736 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $79,581 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $430, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $430 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $1,829.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,523 membership interests of Series Jupiter, which closed in Q1 2022.

ARRIVED HOMES SERIES WELDON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES WELDON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Weldon, a series of Arrived Homes, LLC Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Weldon, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period July 21, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period July 21, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES WELDON, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	2,803
Due from related party	-
Total current assets	2,803
Property and equipment, net	214,173
Deposits held by property management company	-
Total assets	$216,976

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,390
Due to related party	82,844
Total current liabilities	84,234
Tenant deposits	-
Mortgage payable, net	134,741
Total liabilities	218,975

Member’s deficit:
Member’s capital	-
Accumulated deficit	(1,999)
Total member’s deficit	(1,999)
Total liabilities and member’s deficit	$216,976

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WELDON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	484
Insurance	77
Management fees	-
Repair and maintenance	260
Property taxes	133
Other operating expenses	599
Total operating expenses	1,553

Loss from operations	(1,553)

Interest expense	(446)
Net loss before income taxes	(1,999)
Provision for income taxes	-
Net loss	$(1,999)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WELDON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JULY 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at July 21, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(1,999)	(1,999)
Balance at December 31, 2021	$-	$(1,999)	$(1,999)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WELDON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(1,999)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	484
Amortization	5
Changes in operating assets and liabilities
Prepaid expenses	(2,803)
Accrued expenses	1,390
Due to related party	6,243
Net cash provided by operating activities	3,320
Cash flows from investing activities:
Property improvements	(3,320)
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$446

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$89,087
Acquisition of property	$212,306
Mortgage payable for acquisition of property	$136,500

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WELDON, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Weldon, a series of Arrived Homes, LLC, (“Series Weldon”) was formed on July 21, 2021 under the laws of Delaware. On September 14, 2021, the Arrived NC Weldon, LLC completed the acquisition of the Weldon property. The acquisition of the Weldon property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Weldon property is being held by Arrived NC Weldon, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Weldon, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$159,806
Land	52,500
Total	212,306
Add: Property improvements	3,320
Less: Accumulated depreciation	(1,453)
Property and equipment, net	$214,173

Depreciation expense was $484 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Weldon property, the Series entered into a mortgage with Certain Lending Bank for a principal of $136,500, including loan fees of $1,774. The mortgage bears interest at a rate of 3.875% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,759 was $134,741.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $89,087 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $82,844 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $470, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $470 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $1,999.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,307 membership interests of Series Weldon, which closed in Q1 2022.

ARRIVED HOMES SERIES DAVIDSON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES DAVIDSON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Davidson, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Davidson, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period July 23, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period July 23, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES DAVIDSON, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	1,321
Due from related party	-
Total current assets	1,321
Property and equipment, net	214,858
Deposits held by property management company	-
Total assets	$216,179

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$801
Due to related party	70,380
Total current liabilities	71,181
Tenant deposits	-
Mortgage payable, net	145,158
Total liabilities	216,339

Member’s deficit:
Member’s capital	-
Accumulated deficit	(160)
Total member’s deficit	(160)
Total liabilities and member’s deficit	$216,179

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAVIDSON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 23, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	160
Property taxes	-
Other operating expenses	-
Total operating expenses	160

Loss from operations	(160)
Interest expense	-
Net loss before income taxes	(160)
Provision for income taxes	-
Net loss	$(160)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAVIDSON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JULY 23, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at July 23, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(160)	(160)
Balance at December 31, 2021	$-	$(160)	$(160)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAVIDSON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 23, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(160)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Prepaid expenses	(1,321)
Accrued expenses	801
Due to related party	4,000
Net cash provided by operating activities	3,320
Cash flows from investing activities:
Property improvements	(3,320)
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$74,380
Acquisition of property	$212,508
Mortgage payable for acquisition of property	$147,000

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAVIDSON, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Davidson, a series of Arrived Homes, LLC, (“Series Davidson”) was formed on July 23, 2021 under the laws of Delaware. On September 27, 2021, the Arrived NC Davidson, LLC completed the acquisition of the Davidson property. The acquisition of the Davidson property was funded through an initial mortgage in the amount of $147,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Davidson property is being held by Arrived NC Davidson, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Davidson, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$160,008
Land	52,500
Total	212,508
Add: Property improvements	3,320
Less: Accumulated depreciation	(970)
Property and equipment, net	$214,858

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Davidson property, the Series entered into a mortgage with Certain Lending Bank for a principal of $147,000, including loan fees of $1,853. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,759 was $134,741.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $74,380 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $70,380 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $38, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $38 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $160.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager will offer for sale (“public offering”) 9,244 membership interests of Series Davidson, which closed in Q1 2022.

ARRIVED HOMES SERIES SATURN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SATURN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Saturn, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Saturn, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period August 3, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period August 3, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SATURN, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$77
Prepaid expenses	2,176
Due from related party	-
Total current assets	2,253
Property and equipment, net	221,804
Deposits held by property management company	-
Total assets	$224,057

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,517
Due to related party	86,529
Total current liabilities	88,046
Tenant deposits	-
Mortgage payable, net	137,972
Total liabilities	226,018

Member’s deficit:
Member’s capital	4,071
Accumulated deficit	(6,032)
Total member’s deficit	(1,961)
Total liabilities and member’s deficit	$224,057

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SATURN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD AUGUST 3, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	1,988
Insurance	306
Management fees	-
Repair and maintenance	537
Property taxes	333
Other operating expenses	675
Total operating expenses	3,839

Loss from operations	(3,839)
Interest expense	(2,193)
Net loss before income taxes	(6,032)
Provision for income taxes	-
Net loss	$(6,032)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SATURN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD AUGUST 3, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit

Balance at August 3, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	4,071	-	4,071
Distributions	-	-	-
Net loss	-	(6,032)	(6,032)
Balance at December 31, 2021	$4,071	$(6,032)	$(1,961)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SATURN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD AUGUST 3, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(6,032)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,988
Amortization	20
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,176)
Accrued expenses	1,517
Due to related party	11,240
Net cash provided by operating activities	6,557
Cash flows from investing activities:
Property improvements	(6,480)
Net cash used in investing activities	(6,480)
Net change in cash	77
Cash at beginning of period	$-
Cash at end of year	$77

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,193

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$97,769
Acquisition of property	$217,312
Mortgage payable for acquisition of property	$139,750
Deemed contribution from Manager	$4,071

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SATURN, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Saturn, a series of Arrived Homes, LLC, (“Series Saturn”) was formed on August 3, 2021 under the laws of Delaware. On August 30, 2021, the Arrived NC Saturn, LLC completed the acquisition of the Saturn property. The acquisition of the Saturn property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Saturn property is being held by Arrived NC Saturn, LLC, an North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Saturn, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$163,562
Land	53,750
Total	217,312
Add: Property improvements	6,480
Less: Accumulated depreciation	(1,988)
Property and equipment, net	$221,804

Depreciation expense was $1,988 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Saturn property, the Series entered into a mortgage with Certain Lending Bank for a principal of $139,750, including loan fees of $1,798. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $20. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,778 was $137,972.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $97,769 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $86,529 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,071 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $1,418, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,418 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $6,032.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,504 membership interests of Series Saturn, which closed in Q1 2022.

ARRIVED HOMES SERIES BANDELIER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES BANDELIER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Bandelier, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Bandelier, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s equity, and cash flows for the period September 20, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 20, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES BANDELIER LLC, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	2,702
Total current assets	2,702
Property and equipment, net	350,433
Deposits held by property management company	-
Total assets	$353,135

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$3,639
Due to related party	107,139
Total current liabilities	110,778
Tenant deposits	-
Mortgage payable, net	242,357
Total liabilities	353,135

Member’s equity:
Member’s capital	4,516
Accumulated deficit	(4,516)
Total member’s equity	-
Total liabilities and member’s equity	$353,135

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BANDELIER LLC, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OF SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	1,390
Insurance	244
Management fees	-
Repair and maintenance	-
Property taxes	546
Other operating expenses	608
Total operating expenses	2,788

Loss from operations	(2,788)

Interest expense	(1,728)
Net loss before income taxes	(4,516)
Provision for income taxes	-
Net loss	$(4,516)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BANDELIER LLC, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD OF SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member’s Capital	Accumulated Deficit	Total Member’s Equity

Balance at September 20, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	4,516	-	4,516
Net loss	-	(4,516)	(4,516)
Balance at December 31, 2021	$4,516	$(4,516)	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BANDELIER LLC, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD OF SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(4,516)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,390
Amortization	14
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,702)
Accrued expenses	3,639
Due to related party	2,175
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,728

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$109,314
Acquisition of property	$351,823
Mortgage payable for acquisition of property	$244,930
Deemed contribution from Manager	$4,516

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BANDELIER LLC, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Bandelier, a series of Arrived Homes, LLC, (“Series Bandelier”) was formed on September 20,2021 under the laws of Delaware. On October 27,2021, the Arrived AZ Bandelier, LLC completed the acquisition of the Bandelier property. The acquisition of the Bandelier property was funded through an initial mortgage in the amount of $244,930 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Bandelier property is being held by Arrived AZ Bandelier, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AZ Bandelier, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building . All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements. .

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$229,358
Land	122,465
Total	351,823
Less: Accumulated depreciation	(1,390)
Property and equipment, net	$350,433

Depreciation expense was $1,390 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In October 2021, the Series entered into a mortgage with Certain Lending Bank and received net proceeds of $242,357, including the mortgage principal of $244,930 less loan fees of $2,587. The Certain Lending mortgage bears interest at a rate of 3.875% per year for the initial 7 - year interest only period and then bears a variable interest rate to be determined rate for the remaining years, for the total loan term of 30 years. The principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $14. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,573 was $242,357.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $109,314 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $107,139 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,516 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,170, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,170 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.9%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $4,516.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,504 membership interests of Series Bandelier, which closed in Q1 of 2022.

ARRIVED HOMES SERIES ELEVATION, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES ELEVATION, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Elevation, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Elevation, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period July 7, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period July 7, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES ELEVATION, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$776
Accounts receivable	520
Prepaid expenses	5,779
Total current assets	7,075
Property and equipment, net	263,908
Deposits held by property management company	4,624
Total assets	$275,607

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$4,529
Due to related party	98,470
Total current liabilities	102,999
Tenant deposits	3,990
Mortgage payable, net	170,242
Total liabilities	277,231

Member’s deficit:
Member’s capital	4,496
Accumulated deficit	(6,120)
Total member’s deficit	(1,624)
Total liabilities and member’s deficit	$275,607

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELEVATION, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 7, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$6,717
Total revenue	6,717

Operating expenses
Depreciation	3,047
Insurance	358
Management fees	456
Repair and maintenance	1,327
Property taxes	1,743
Other operating expenses	2,553
Total operating expenses	9,484

Loss from operations	(2,767)
Interest expense	(3,353)
Net loss before income taxes	(6,120)
Provision for income taxes	-
Net loss	$(6,120)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELEVATION, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JULY 7, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at July 7, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	4,496	-	4,496
Distributions	-	-	-
Net loss	-	(6,120)	(6,120)
Balance at December 31, 2021	$4,496	$(6,120)	$(1,624)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELEVATION, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 7, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(6,120)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,047
Amortization	34
Changes in operating assets and liabilities
Accounts receivable	(520)
Prepaid expenses	(5,779)
Accrued expenses	4,529
Due to related party	5,585
Net cash provided by operating activities	776
Net change in cash	776
Cash at beginning of period	$-
Cash at end of year	$776

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,353

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$104,055
Acquisition of property	$266,955
Mortgage payable for acquisition of property	$172,250
Deemed contribution from Manager	$4,496

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELEVATION, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Elevation, a series of Arrived Homes, LLC, (“Series Elevation”) was formed on July 7, 2021 under the laws of Delaware. On July 21, 2021, the Arrived SC Elevation, LLC completed the acquisition of the Elevation property. The acquisition of the Elevation property was funded through an initial mortgage in the amount of $172,250 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Elevation property is being held by Arrived SC Elevation, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Elevation, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$201,118
Land	65,837
Total	266,955
Less: Accumulated depreciation	(3,047)
Property and equipment, net	$263,908

Depreciation expense was $3,047 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Elevation property, the Series entered into a mortgage with Certain Lending Bank for a principal of $172,250, including loan fees of $2,042. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $34. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,008 was $170,242.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $104,055 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $98,470 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,496 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,591, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,591 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $6,210.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 12,571 membership interests of Series Elevation, which closed  in Q1 2022.

ARRIVED HOMES SERIES ENSENADA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES ENSENADA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Ensenada, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Ensenada, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s equity, and cash flows for the period September 28, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 28, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES ENSENADA, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	6,722
Total current assets	6,722
Property and equipment, net	559,992
Deposits held by property management company	-
Total assets	$566,714

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$3,500
Due to related party	174,883
Total current liabilities	178,383
Tenant deposits	-
Mortgage payable, net	388,331
Total liabilities	566,714

Member’s equity:
Member’s capital	7,063
Accumulated deficit	(7,063)
Total member’s equity	-
Total liabilities and member’s equity	$566,714

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ENSENADA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	2,222
Insurance	372
Management fees	-
Repair and maintenance	-
Property taxes	529
Other operating expenses	671
Total operating expenses	3,794

Loss from operations	(3,794)

Interest expense	(3,269)
Net loss before income taxes	(7,063)
Provision for income taxes	-
Net loss	$(7,063)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ENSENADA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD SEPTEMBER 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity
Balance at September 28, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	7,063	-	7,063
Distributions	-	-	-
Net loss	-	(7,063)	(7,063)
Balance at December 31, 2021	$7,063	$(7,063)	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ENSENADA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(7,063)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,222
Amortization	21
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(6,722)
Accrued expenses	3,500
Due to related party	8,042
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,269

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$182,925
Acquisition of property	$562,214
Mortgage payable for acquisition of property	$392,000
Deemed contribution from Manager	$7,063

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ENSENADA, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Ensenada, a series of Arrived Homes, LLC, (“Series Ensenada”) was formed on September 28, 2021 under the laws of Delaware. On October 15, 2021, the Arrived CO Ensenada, LLC completed the acquisition of the Ensenada property. The acquisition of the Ensenada property was funded through an initial mortgage in the amount of $392,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Ensenada property is being held by Arrived CO Ensenada, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived CO Ensenada, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$366,214
Land	196,000
Total	562,214
Less: Accumulated depreciation	(2,222)
Property and equipment, net	$559,992

Depreciation expense was $2,222 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Ensenada property, the Series entered into a mortgage with Certain Lending Bank for a principal of $392,000, including loan fees of $3,690. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $21. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,670 was $388,331.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $182,925 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $174,883 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $7,063 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,805, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,805 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.55%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $7,063.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 23,169 membership interests of Series Ensenada, which closed in Q1 2022.

ARRIVED HOMES SERIES FOREST, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES FOREST, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Forest, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Forest, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 30, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 30, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES FOREST, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	3,389
Total current assets	3,389
Property and equipment, net	347,941
Deposits held by property management company	3,119
Total assets	$354,449

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$3,261
Due to related party	132,410
Total current liabilities	135,671
Tenant deposits	3,119
Mortgage payable, net	225,085
Total liabilities	363,875

Member’s deficit:
Member’s capital	7,441
Accumulated deficit	(16,867)
Total member’s deficit	(9,426)
Total liabilities and member’s deficit	$354,449

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES FOREST, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 30, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$4,824
Total revenue	4,824

Operating expenses
Depreciation	4,823
Insurance	382
Management fees	338
Repair and maintenance	7,911
Property taxes	566
Other operating expenses	3,246
Total operating expenses	17,266

Loss from operations	(12,442)

Interest expense	(4,425)
Net loss before income taxes	(16,867)
Provision for income taxes	-
Net loss	$(16,867)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES FOREST, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 30, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member’s Capital	Accumulated Deficit	Total Member’s Deficit

Balance at June 30, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	7,441	-	7,441
Distributions	-	-	-
Net loss	-	(16,867)	(16,867)
Balance at December 31, 2021	$7,441	$(16,867)	$(9,426)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES FOREST, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 30, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(16,867)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,823
Amortization	41
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,389)
Accrued expenses	3,261
Due to related party	12,131
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$4,425

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$144,541
Acquisition of property	$352,764
Mortgage payable for acquisition of property	$227,500
Deemed contribution from Manager	$7,441

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES FOREST, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Forest, a series of Arrived Homes, LLC, (“Series Forest”) was formed on June 30, 2021 under the laws of Delaware. On July 26, 2021, the Arrived SC Forest, LLC completed the acquisition of the Forest property. The acquisition of the Forest property was funded through an initial mortgage in the amount of $227,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Forest property is being held by Arrived SC Forest, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Forest, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 -	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$265,264
Land	87,500
Total	352,764
Less: Accumulated depreciation	(4,823)
Property and equipment, net	$347,941

Depreciation expense was $4,823 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Forest property, the Series entered into a mortgage with Certain Lending Bank for a principal of $227,500, including loan fees of $2,456. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $41. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,415 was $225,085.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $144,541 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $132,410 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $7,441 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $4,385, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $4,385 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $16,867.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 16,320 membership interests of Series Forest, which closed in Q1 2022.

ARRIVED HOMES SERIES GRANT, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES GRANT, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Grant, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Grant, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s equity, and cash flows for the period October 1, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period October 1, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES GRANT, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	2,201
Total current assets	2,201
Property and equipment, net	372,834
Deposits held by property management company	-
Total assets	$375,035

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$453
Due to related party	118,260
Total current liabilities	118,713
Tenant deposits	-
Mortgage payable, net	256,322
Total liabilities	375,035

Member’s equity:
Member’s capital	5,067
Accumulated deficit	(5,067)
Total member’s equity	-
Total liabilities and member’s equity	$375,035

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES GRANT, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OCTOBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	1,484
Insurance	248
Management fees	-
Repair and maintenance	-
Property taxes	595
Other operating expenses	969
Total operating expenses	3,296

Loss from operations	(3,296)

Interest expense	(1,771)
Net loss before income taxes	(5,067)
Provision for income taxes	-
Net loss	$(5,067)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES GRANT, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD OCTOBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity

Balance at October 1, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	5,067	-	5,067
Distributions	-	-	-
Net loss	-	(5,067)	(5,067)
Balance at December 31, 2021	$5,067	$(5,067)	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES GRANT, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD OCTOBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(5,067)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,484
Amortization	15
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,201)
Accrued expenses	453
Due to related party	5,316
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,771

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$123,576
Acquisition of property	$374,318
Mortgage payable for acquisition of property	$259,000
Deemed contribution from Manager	$5,067

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES GRANT, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Grant, a series of Arrived Homes, LLC, (“Series Grant”) was formed on October 1, 2021 under the laws of Delaware. On October 29, 2021, the Arrived GA Grant, LLC completed the acquisition of the Grant property. The acquisition of the Grant property was funded through an initial mortgage in the amount of $259,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Grant property is being held by Arrived GA Grant, LLC, a Georgia limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived GA Grant, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$244,818
Land	129,500
Total	374,318
Less: Accumulated depreciation	(1,484)
Property and equipment, net	$372,834

Depreciation expense was $1,484 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Grant property, the Series entered into a mortgage with Certain Lending Bank for a principal of $259,000, including loan fees of $2,693. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,678 was $256,322.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $123,576 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $118,260 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $5,067 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,355, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,355 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26.75%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $5,067.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 16,310 membership interests of Series Grant, which closed in Q1 2022.

ARRIVED HOMES SERIES KERRIANN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES KERRIANN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series KerriAnn, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series KerriAnn, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period October 1, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period October 1, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES KERRIANN, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$209
Prepaid expenses	2,433
Total current assets	2,642
Property and equipment, net	341,151
Deposits held by property management company	-
Total assets	$343,793

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$543
Due to related party	116,213
Total current liabilities	116,756
Tenant deposits	-
Mortgage payable, net	235,377
Total liabilities	352,133

Member’s deficit:
Member’s capital	4,919
Accumulated deficit	(13,259)
Total member’s deficit	(8,340)
Total liabilities and member’s deficit	$343,793

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KERRIANN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD OCTOBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	1,562
Insurance	228
Management fees	-
Repair and maintenance	8,430
Property taxes	580
Other operating expenses	907
Total operating expenses	11,707

Loss from operations	(11,707)

Interest expense	(1,552)
Net loss before income taxes	(13,259)
Provision for income taxes	-
Net loss	$(13,259)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KERRIANN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD OCTOBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit

Balance at October 1, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	4,919	-	4,919
Distributions	-	-	-
Net loss	-	(13,259)	(13,259)
Balance at December 31, 2021	$4,919	$(13,259)	$(8,340)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KERRIANN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD OCTOBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(13,259)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,562
Amortization	15
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,433)
Accrued expenses	543
Due to related party	13,781
Net cash provided by operating activities	209
Net change in cash	209
Cash at beginning of period	$-
Cash at end of year	$209

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,552

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$129,994
Acquisition of property	$342,713
Mortgage payable for acquisition of property	$238,000
Deemed contribution from Manager	$4,919

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES KERRIANN, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series KerriAnn, a series of Arrived Homes, LLC, (“Series KerriAnn”) was formed on October 1, 2021 under the laws of Delaware. On October 28, 2021, the Arrived NC KerriAnn, LLC completed the acquisition of the KerriAnn property. The acquisition of the KerriAnn property was funded through an initial mortgage in the amount of $238,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The KerriAnn property is being held by Arrived NC KerriAnn, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC KerriAnn, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$257,713
Land	85,000
Total	342,713
Less: Accumulated depreciation	(1,562)
Property and equipment, net	$341,151

Depreciation expense was $1,562 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the KerriAnn property, the Series entered into a mortgage with Certain Lending Bank for a principal of $238,000, including loan fees of $2,637. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,623 was $235,377.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $129,994 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $116,213 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,919 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $3,116, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $3,116 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $13,259.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 14,605 membership interests of Series KerriAnn, which closed in Q1 2022.

ARRIVED HOMES SERIES LILY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES LILY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Lily, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Lily, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period September 9, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 9, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES LILY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	5,063
Total current assets	5,063
Property and equipment, net	534,897
Deposits held by property management company	-
Total assets	$539,960

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$4,186
Due to related party	230,475
Total current liabilities	234,661
Tenant deposits	-
Mortgage payable, net	308,439
Total liabilities	543,100

Member’s deficit:
Member’s capital	5,715
Accumulated deficit	(8,855)
Total member’s deficit	(3,140)
Total liabilities and member’s deficit	$539,960

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LILY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 9, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	3,460
Insurance	523
Management fees	-
Repair and maintenance	-
Property taxes	930
Other operating expenses	865
Total operating expenses	5,778

Loss from operations	(5,778)

Interest expense	(3,077)
Net loss before income taxes	(8,855)
Provision for income taxes	-
Net loss	$(8,855)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LILY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD SEPTEMBER 9, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit

Balance at September 9, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	5,715	-	5,715
Distributions	-	-	-
Net loss	-	(8,855)	(8,855)
Balance at December 31, 2021	$5,715	$(8,855)	$(3,140)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LILY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 9, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(8,855)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,460
Amortization	26
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(5,063)
Accrued expenses	4,186
Due to related party	6,246
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,077

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$236,721
Acquisition of property	$538,356
Mortgage payable for acquisition of property	$311,500
Deemed contribution from Manager	$5,715

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LILY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Lily, a series of Arrived Homes, LLC, (“Series Lily”) was formed on September 9, 2021 under the laws of Delaware. On September 30, 2021, the Arrived CO Lily, LLC completed the acquisition of the Lily property. The acquisition of the Lily property was funded through an initial mortgage in the amount of $311,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Lily property is being held by Arrived CO Lily, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived CO Lily, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$412,106
Land	126,250
Total	538,356
Less: Accumulated depreciation	(3,460)
Property and equipment, net	$534,897

Depreciation expense was $3,460 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Lily property, the Series entered into a mortgage with Certain Lending Bank for a principal of $311,500, including loan fees of $3,086. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $26. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,061 was $308,439.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $236,721 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $230,475 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $5,715 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $2,262, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,262 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.55%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $8,855.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In  December 2021, the Manager offered for sale (“public offering”) 24,356 membership interests of Series Lily, which closed in Q1 2022.

ARRIVED HOMES SERIES MEADOW, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES MEADOW, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Meadow, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Meadow, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period August 25, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period August 25, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES MEADOW, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	2,723
Total current assets	2,723
Property and equipment, net	320,343
Deposits held by property management company	-
Total assets	$323,066

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$454
Due to related party	116,883
Total current liabilities	117,337
Tenant deposits	-
Mortgage payable, net	212,558
Total liabilities	329,895

Member’s deficit:
Member’s capital	4,033
Accumulated deficit	(10,862)
Total member’s deficit	(6,829)
Total liabilities and member’s deficit	$323,066

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MEADOW, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD AUGUST 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	2,205
Insurance	337
Management fees	-
Repair and maintenance	4,705
Property taxes	507
Other operating expenses	914
Total operating expenses	8,668

Loss from operations	(8,668)

Interest expense	(2,194)
Net loss before income taxes	(10,862)
Provision for income taxes	-
Net loss	$(10,862)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MEADOW, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD AUGUST 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member’s Capital	Accumulated Deficit	Total Member’s Deficit

Balance at August 25, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	4,033	-	4,033
Distributions	-	-	-
Net loss	-	(10,862)	(10,862)
Balance at December 31, 2021	$4,033	$(10,862)	$(6,829)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MEADOW, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD AUGUST 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(10,862)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,205
Amortization	20
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,723)
Accrued expenses	454
Due to related party	10,906
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,194

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$127,789
Acquisition of property	$322,548
Mortgage payable for acquisition of property	$214,900
Deemed contribution from Manager	$4,033

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MEADOW, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Meadow, a series of Arrived Homes, LLC, (“Series Meadow”) was formed on August 25, 2021 under the laws of Delaware. On September 27, 2021, the Arrived NC Meadow, LLC completed the acquisition of the Meadow property. The acquisition of the Meadow property was funded through an initial mortgage in the amount of $214,900 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Meadow property is being held by Arrived NC Meadow, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Meadow, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$242,548
Land	80,000
Total	322,548
Less: Accumulated depreciation	(2,205)
Property and equipment, net	$320,343

Depreciation expense was $2,205 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Meadow property, the Series entered into a mortgage with Certain Lending Bank for a principal of $214,900, including loan fees of $2,362. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $20. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,342 was $212,558.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $127,789 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $116,883 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,033 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $2,553, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,553 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $10,862.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 15,886 membership interests of Series Meadow, which closed in Q1 2022.

ARRIVED HOMES SERIES ODESSA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES ODESSA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Odessa, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Odessa, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period September 9, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 9, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES ODESSA, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	5,525
Total current assets	5,525
Property and equipment, net	533,345
Deposits held by property management company	-
Total assets	$538,870

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$5,223
Due to related party	165,595
Total current liabilities	170,818
Tenant deposits	-
Mortgage payable, net	370,971
Total liabilities	541,789

Member’s deficit:
Member’s capital	6,512
Accumulated deficit	(9,431)
Total member’s deficit	(2,919)
Total liabilities and member’s deficit	$538,870

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ODESSA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 9, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$695
Total revenue	695

Operating expenses
Depreciation	3,666
Insurance	552
Management fees	-
Repair and maintenance	-
Property taxes	1,150
Other operating expenses	1,060
Total operating expenses	6,428

Loss from operations	(5,733)

Interest expense	(3,698)
Net loss before income taxes	(9,431)
Provision for income taxes	-
Net loss	$(9,431)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ODESSA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD SEPTEMBER 9, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member’s Capital	Accumulated Deficit	Total Member’s Deficit
Balance at September 9, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	6,512	-	6,512
Distributions	-	-	-
Net loss	-	(9,431)	(9,431)
Balance at December 31, 2021	$6,512	$(9,431)	$(2,919)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ODESSA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 9, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(9,431)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,666
Amortization	30
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(5,525)
Accrued expenses	5,223
Due to related party	6,037
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,698

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$171,632
Acquisition of property	$537,011
Mortgage payable for acquisition of property	$374,500
Deemed contribution from Manager	$6,512

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ODESSA, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Odessa, a series of Arrived Homes, LLC, (“Series Odessa”) was formed on September 9, 2021 under the laws of Delaware. On September 30, 2021, the Arrived CO Odessa, LLC completed the acquisition of the Odessa property. The acquisition of the Odessa property was funded through an initial mortgage in the amount of $374,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Odessa property is being held by Arrived CO Odessa, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived CO Odessa, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$403,261
Land	133,750
Total	537,011
Less: Accumulated depreciation	(3,666)
Property and equipment, net	$533,345

Depreciation expense was $3,666 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Odessa property, the Series entered into a mortgage with Certain Lending Bank for a principal of $374,500, including loan fees of $3,559. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $30. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,529 was $370,971.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $171,632 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $165,595 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $6,512 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $2,410, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,410 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.55%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $9,431.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In  December 2021, the Manager offered for sale (“public offering”) 21,938 membership interests of Series Odessa, which closed in Q1 2022.

ARRIVED HOMES SERIES OLIVE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES OLIVE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Olive, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Olive, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES OLIVE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	1,905
Total current assets	1,905
Property and equipment, net	229,985
Deposits held by property management company	3,758
Total assets	$235,648

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$3,195
Due to related party	109,410
Total current liabilities	112,605
Tenant deposits	1,895
Mortgage payable, net	124,123
Total liabilities	238,623

Member’s deficit:
Member’s capital	6,103
Accumulated deficit	(9,078)
Total member’s deficit	(2,975)
Total liabilities and member’s deficit	$235,648

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLIVE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$3,664
Total revenue	3,664

Operating expenses
Depreciation	2,654
Insurance	238
Management fees	293
Repair and maintenance	3,590
Property taxes	377
Other operating expenses	3,126
Total operating expenses	10,278

Loss from operations	(6,614)

Interest expense	(2,464)
Net loss before income taxes	(9,078)
Provision for income taxes	-
Net loss	$(9,078)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLIVE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member’s Capital	Accumulated Deficit	Total Member’s Deficit
Balance at June 16, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	6,103	-	6,103
Distributions	-	-	-
Net loss	-	(9,078)	(9,078)
Balance at December 31, 2021	$6,103	$(9,078)	$(2,975)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLIVE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(9,078)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,654
Amortization	34
Changes in operating assets and liabilities
Accounts receivable	–
Prepaid expenses	(1,905)
Accrued expenses	3,195
Due to related party	5,100
Net cash provided by operating activities	–
Net change in cash	–
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,464

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$114,510
Acquisition of property	$232,639
Mortgage payable for acquisition of property	$126,100
Deemed contribution from Manager	$6,103

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLIVE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Olive, a series of Arrived Homes, LLC, (“Series Olive”) was formed on June 16, 2021 under the laws of Delaware. On July 27, 2021, the Arrived SC Olive, LLC completed the acquisition of the Olive property. The acquisition of the Olive property was funded through an initial mortgage in the amount of $126,100 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Olive property is being held by Arrived SC Olive, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however; the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Olive, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

   Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$175,139
Land	57,500
Total	232,639
Less: Accumulated depreciation	(2,654)
Property and equipment, net	$229,985

Depreciation expense was $2,654 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Olive property, the Series entered into a mortgage with Certain Lending Bank for a principal of $126,100, including loan fees of $2,011. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $34. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,977 was $124,123.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $114,510 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $109,410 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $6,103 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $2,360, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,360 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $9,078.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In  December 2021, the Manager offered for sale (“public offering”) 13,712 membership interests of Series Olive, which closed in Q1 2022.

ARRIVED HOMES SERIES RIBBONWALK, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES RIBBONWALK, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Ribbonwalk, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Ribbonwalk, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period September 28, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 28, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES RIBBONWALK, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	3,522
Total current assets	3,522
Property and equipment, net	320,275
Deposits held by property management company	-
Total assets	$323,797

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$538
Due to related party	104,796
Total current liabilities	105,334
Tenant deposits	-
Mortgage payable, net	221,584
Total liabilities	326,918

Member’s deficit:
Member’s capital	4,402
Accumulated deficit	(7,523)
Total member’s deficit	(3,121)
Total liabilities and member’s deficit	$323,797

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIBBONWALK, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	1,465
Insurance	215
Management fees	-
Repair and maintenance	3,213
Property taxes	454
Other operating expenses	619
Total operating expenses	5,966

Loss from operations	(5,966)
Interest expense	(1,557)
Net loss before income taxes	(7,523)
Provision for income taxes	-
Net loss	$(7,523)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIBBONWALK, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD SEPTEMBER 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at September 28, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	4,402	-	4,402
Distributions	-	-	-
Net loss	-	(7,523)	(7,523)
Balance at December 31, 2021	$4,402	$(7,523)	$(3,121)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIBBONWALK, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 28, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(7,523)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,465
Amortization	14
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,522)
Accrued expenses	538
Due to related party	9,028
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,557

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$113,824
Acquisition of property	$321,740
Mortgage payable for acquisition of property	$224,000
Deemed contribution from Manager	$4,402

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIBBONWALK, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Ribbonwalk, a series of Arrived Homes, LLC, (“Series Ribbonwalk”) was formed on September 28, 2021 under the laws of Delaware. On October 28, 2021, the Arrived NC Ribbonwalk, LLC completed the acquisition of the Ribbonwalk property. The acquisition of the Ribbonwalk property was funded through an initial mortgage in the amount of $224,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Ribbonwalk property is being held by Arrived NC Ribbonwalk, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however; the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Ribbonwalk, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$241,740
Land	80,000
Total	321,740
Less: Accumulated depreciation	(1,465)
Property and equipment, net	$320,275

Depreciation expense was $1,465 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Ribbonwalk property, the Series entered into a mortgage with Certain Lending Bank for a principal of $224,000, including loan fees of $2,430. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $14. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,417 was $221,584.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $113,824 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $104,796 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,402 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,768, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,768 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $7,523.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 13,884 membership interests of Series Ribbonwalk, which closed in Q1 2022.

ARRIVED HOMES SERIES ROONEY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES ROONEY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Rooney, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Rooney, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s equity, and cash flows for the period September 20, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 20, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES ROONEY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$101
Prepaid expenses	2,134
Total current assets	2,235
Property and equipment, net	371,243
Deposits held by property management company	-
Total assets	$373,478

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$359
Due to related party	116,797
Total current liabilities	117,156
Tenant deposits	-
Mortgage payable, net	256,322
Total liabilities	373,478

Member’s equity:
Member’s capital	5,004
Accumulated deficit	(5,004)
Total member’s equity	-
Total liabilities and member’s equity	$373,478

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROONEY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	1,474
Insurance	256
Management fees	-
Repair and maintenance	-
Property taxes	349
Other operating expenses	708
Total operating expenses	2,787

Loss from operations	(2,787)
Interest expense	(2,217)
Net loss before income taxes	(5,004)
Provision for income taxes	-
Net loss	$(5,004)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROONEY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity
Balance at September 20, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	5,004	-	5,004
Distributions	-	-	-
Net loss	-	(5,004)	(5,004)
Balance at December 31, 2021	$5,004	$(5,004)	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROONEY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(5,004)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,474
Amortization	15
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,134)
Accrued expenses	359
Due to related party	5,391
Net cash provided by operating activities	101
Net change in cash	101
Cash at beginning of period	$-
Cash at end of year	$101

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,217

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$122,188
Acquisition of property	$372,718
Mortgage payable for acquisition of property	$259,000
Deemed contribution from Manager	$5,004

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROONEY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Rooney, a series of Arrived Homes, LLC, (“Series Rooney”) was formed on September 20, 2021 under the laws of Delaware. On October 12, 2021, the Arrived AZ Rooney, LLC completed the acquisition of the Rooney property. The acquisition of the Rooney property was funded through an initial mortgage in the amount of $259,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Rooney property is being held by Arrived AZ Rooney, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however; the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AZ Rooney, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$243,218
Land	129,500
Total	372,718
Less: Accumulated depreciation	(1,474)
Property and equipment, net	$371,243

Depreciation expense was $1,474 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Rooney property, the Series entered into a mortgage with Certain Lending Bank for a principal of $259,000, including loan fees of $2,693. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $15. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,678 was $256,322.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $122,188 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $116,797 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $5,004 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,296, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,296 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.9%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $5,004.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 15,637 membership interests of Series Rooney, which closed in Q1 2022.

ARRIVED HOMES SERIES SADDLEBRED, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SADDLEBRED, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Saddlebred, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Saddlebred, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period September 20, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 20, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SADDLEBRED, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	4,487
Total current assets	4,487
Property and equipment, net	472,947
Deposits held by property management company	-
Total assets	$477,434

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$3,495
Due to related party	147,851
Total current liabilities	151,346
Tenant deposits	-
Mortgage payable, net	329,283
Total liabilities	480,629

Member’s deficit:
Member’s capital	5,476
Accumulated deficit	(8,671)
Total member’s deficit	(3,195)
Total liabilities and member’s deficit	$477,434

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SADDLEBRED, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	3,659
Insurance	496
Management fees	-
Repair and maintenance	-
Property taxes	757
Other operating expenses	475
Total operating expenses	5,387

Loss from operations	(5,387)
Interest expense	(3,284)
Net loss before income taxes	(8,671)
Provision for income taxes	-
Net loss	$(8,671)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SADDLEBRED, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at September 20, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	5,476	-	5,476
Distributions	-	-	-
Net loss	-	(8,671)	(8,671)
Balance at December 31, 2021	$5,476	$(8,671)	$(3,195)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SADDLEBRED, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 20, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(8,671)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,659
Amortization	27
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(4,487)
Accrued expenses	3,495
Due to related party	5,977
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,284

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$153,828
Acquisition of property	$476,606
Mortgage payable for acquisition of property	$332,500
Deemed contribution from Manager	$5,476

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SADDLEBRED, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Saddlebred, a series of Arrived Homes, LLC, (“Series Saddlebred”) was formed on September 20, 2021 under the laws of Delaware. On September 30, 2021, the Arrived CO Saddlebred, LLC completed the acquisition of the Saddlebred property. The acquisition of the Saddlebred property was funded through an initial mortgage in the amount of $332,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Saddlebred property is being held by Arrived CO Saddlebred, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however; the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived CO Saddlebred, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$357,856
Land	118,750
Total	476,606
Less: Accumulated depreciation	(3,659)
Property and equipment, net	$472,947

Depreciation expense was $3,659 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Saddlebred property, the Series entered into a mortgage with Certain Lending Bank for a principal of $332,500, including loan fees of $3,244. The mortgage bears interest at a rate of 4.625 % per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $27. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,217 was $329,283.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $153,828 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $147,851 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $5,476 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $2,215, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,215 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.55%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $8,671.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In  December 2021, the Manager offered for sale (“public offering”) 19,833 membership interests of Series Saddlebred, which closed in Q1 2022.

ARRIVED HOMES SERIES SCEPTER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SCEPTER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Scepter, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Scepter, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s equity, and cash flows for the period September 21, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 21, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SCEPTER, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	2,329
Total current assets	2,329
Property and equipment, net	271,490
Deposits held by property management company	-
Total assets	$273,819

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$357
Due to related party	86,617
Total current liabilities	86,974
Tenant deposits	-
Mortgage payable, net	186,845
Total liabilities	273,819

Member’s equity:
Member’s capital	4,003
Accumulated deficit	(4,003)
Total member’s equity	-
Total liabilities and member’s equity	$273,819

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SCEPTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	1,079
Insurance	182
Management fees	-
Repair and maintenance	-
Property taxes	357
Other operating expenses	745
Total operating expenses	2,363

Loss from operations	(2,363)
Interest expense	(1,640)
Net loss before income taxes	(4,003)
Provision for income taxes	-
Net loss	$(4,003)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SCEPTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD SEPTEMBER 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity
Balance at September 21, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	4,003	-	4,003
Distributions	-	-	-
Net loss	-	(4,003)	(4,003)
Balance at December 31, 2021	$4,003	$(4,003)	$0

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SCEPTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 21, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(4,003)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,079
Amortization	12
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,329)
Accrued expenses	357
Due to related party	4,884
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,640

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$91,501
Acquisition of property	$272,569
Mortgage payable for acquisition of property	$189,000
Deemed contribution from Manager	$4,003

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SCEPTER, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Scepter, a series of Arrived Homes, LLC, (“Series Scepter”) was formed on September 21, 2021 under the laws of Delaware. On October 12, 2021, the Arrived AZ Scepter, LLC completed the acquisition of the Scepter property. The acquisition of the Scepter property was funded through an initial mortgage in the amount of $189,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Scepter property is being held by Arrived AZ Scepter, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however; the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AZ Scepter, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$178,069
Land	94,500
Total	272,569
Less: Accumulated depreciation	(1,079)
Property and equipment, net	$271,490

Depreciation expense was $1,079 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Scepter property, the Series entered into a mortgage with Certain Lending Bank for a principal of $189,000, including loan fees of $2,168. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $12. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,155 was $186,845.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $91,501 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $86,617 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $4,003 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,307, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,307 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.9%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $4,003.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In  January 2022, the Manager offered for sale (“public offering”) 11,757 membership interests of Series Scepter, which closed in Q1 2022.

ARRIVED HOMES SERIES SUGAR, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SUGAR, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Sugar, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Sugar, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SUGAR, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$3,105
Prepaid expenses	2,790
Total current assets	5,895
Property and equipment, net	309,169
Deposits held by property management company	3,590
Total assets	$318,654

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,753
Due to related party	117,434
Total current liabilities	119,187
Tenant deposits	3,590
Mortgage payable, net	198,781
Total liabilities	321,558

Member’s deficit:
Member’s capital	5,490
Accumulated deficit	(8,394)
Total member’s deficit	(2,904)
Total liabilities and member’s deficit	$318,654

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUGAR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$7,238
Total revenue	7,238

Operating expenses
Depreciation	3,566
Insurance	367
Management fees	579
Repair and maintenance	2,397
Property taxes	647
Other operating expenses	4,147
Total operating expenses	11,703

Loss from operations	(4,465)
Interest expense	(3,929)
Net loss before income taxes	(8,394)
Provision for income taxes	-
Net loss	$(8,394)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUGAR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at June 17, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	5,490	-	5,490
Distributions	-	-	-
Net loss	-	(8,394)	(8,394)
Balance at December 31, 2021	$5,490	$(8,394)	$(2,904)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUGAR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(8,394)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,566
Amortization	46
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,790)
Accrued expenses	1,753
Due to related party	8,924
Net cash provided by operating activities	3,105
Net change in cash	3,105
Cash at beginning of period	$-
Cash at end of year	$3,105

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,929

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$126,358
Acquisition of property	$312,735
Mortgage payable for acquisition of property	$201,500
Deemed contribution from Manager	$5,490

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SUGAR, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Sugar, a series of Arrived Homes, LLC, (“Series Sugar”) was formed on June 17, 2021 under the laws of Delaware. On July 7, 2021, the Arrived SC Sugar, LLC completed the acquisition of the Sugar property. The acquisition of the Sugar property was funded through an initial mortgage in the amount of $201,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Sugar property is being held by Arrived SC Sugar, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Sugar, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$235,235
Land	77,500
Total	312,735
Less: Accumulated depreciation	(3,566)
Property and equipment, net	$309,169

Depreciation expense was $3,566 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Sugar property, the Series entered into a mortgage with Certain Lending Bank for a principal of $201,500, including loan fees of $2,765. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $46. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,719 was $198,781.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $126,358 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $117,434 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $5,490 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $2,182, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,182 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $8,394.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In  December 2021, the Manager offered for sale (“public offering”) 14,706 membership interests of Series Sugar, which closed in Q1 2022.

ARRIVED HOMES SERIES WESTCHESTER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES WESTCHESTER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Westchester, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Westchester, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 30, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 30, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES WESTCHESTER, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$1,483
Prepaid expenses	4,448
Total current assets	5,931
Property and equipment, net	338,885
Deposits held by property management company	3,397
Total assets	$348,213

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$3,138
Due to related party	146,041
Total current liabilities	149,179
Tenant deposits	3,119
Mortgage payable, net	196,207
Total liabilities	348,505

Member’s deficit:
Member’s capital	5,640
Accumulated deficit	(5,932)
Total member’s deficit	(292)
Total liabilities and member’s deficit	$348,213

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WESTCHESTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 30, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$6,922
Total revenue	6,922

Operating expenses
Depreciation	3,906
Insurance	357
Management fees	554
Repair and maintenance	267
Property taxes	1,163
Other operating expenses	2,728
Total operating expenses	8,975

Loss from operations	(2,053)

Interest expense	(3,879)
Net loss before income taxes	(5,932)
Provision for income taxes	-
Net loss	$(5,932)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WESTCHESTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 30, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit

Balance at June 30, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	5,640	-	5,640
Distributions	-	-	-
Net loss	-	(5,932)	(5,932)
Balance at December 31, 2021	$5,640	$(5,932)	$(292)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WESTCHESTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 30, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(5,932)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,906
Amortization	46
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(4,448)
Accrued expenses	3,138
Due to related party	4,773
Net cash provided by operating activities	1,483
Net change in cash	1,483
Cash at beginning of period	$-
Cash at end of year	$1,483

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,879

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$150,814
Acquisition of property	$342,791
Mortgage payable for acquisition of property	$198,900
Deemed contribution from Manager	$5,640

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES WESTCHESTER, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Westchester, a series of Arrived Homes, LLC, (“Series Westchester”) was formed on June 30, 2021 under the laws of Delaware. On July 15, 2021, the Arrived SC Westchester, LLC completed the acquisition of the Westchester property. The acquisition of the Westchester property was funded through an initial mortgage in the amount of $198,900 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Westchester property is being held by Arrived SC Westchester, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Westchester, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$257,791
Land	85,000
Total	342,791
Less: Accumulated depreciation	(3,906)
Property and equipment, net	$338,885

Depreciation expense was $3,906 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Westchester property, the Series entered into a mortgage with Certain Lending Bank for a principal of $198,900, including loan fees of $2,739. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $46. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,693 was $196,207.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $150,814 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $146,041 to the Manager, which is non-interest bearing with no stated repayment terms. During the period ended December 31, 2021, the Series received a deemed contribution from the Manager of $5,640 in exchange for forgiveness of amounts previously due.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series  had net deferred tax assets before valuation allowance of $1,542, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $1,542 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $5,932.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 18,213 membership interests of Series Westchester, which closed in Q1 2022.

ARRIVED HOMES SERIES AMBER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES AMBER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Amber, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Amber, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES AMBER, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET
December 31, 2021

ASSETS
Current assets:
Cash	$122
Prepaid expenses	2,600
Due from related party	-
Total current assets	2,722
Property and equipment, net	305,580
Deposits held by property management company	-
Total assets	$308,302
LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$524
Due to related party	112,665
Total current liabilities	113,189
Tenant deposits	-
Mortgage payable, net	198,593
Total liabilities	311,782
Member’s deficit:
Member’s capital	-
Accumulated deficit	(3,480)
Total member’s deficit	(3,480)
Total liabilities and member’s deficit	$308,302

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES AMBER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-
Operating expenses
Depreciation	701
Insurance	106
Management fees	-
Repair and maintenance	1,311
Property taxes	166
Other operating expenses	500
Total operating expenses	2,784
Loss from operations	(2,784)
Interest expense	(696)
Net loss before income taxes	(3,480)
Provision for income taxes	-
Net loss	$(3,480)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES AMBER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit

Balance at September 2, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	-	-	-
Distributions	-	-	-
Net loss	-	(3,480)	(3,480)
Balance at December 31, 2021	$-	$(3,480)	$(3,480)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES AMBER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(3,480)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	701
Amortization	6
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,600)
Accrued expenses	524
Due to related party	4,971
Net cash provided by operating activities	122
Net change in cash	122
Cash at beginning of period	$-
Cash at end of year	$122
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$696
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$117,636
Acquisition of property	$307,684
Mortgage payable for acquisition of property	$200,830

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES AMBER, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Amber, a series of Arrived Homes, LLC, (“Series Amber”) was formed on September 2, 2021 under the laws of Delaware. On September 29, 2021, the Arrived NC Amber, LLC completed the acquisition of the Amber property. The acquisition of the Amber property was funded through an initial mortgage in the amount of $200,830 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Amber property is being held by Arrived NC Amber, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Amber, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or

(c)	cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$231,434
Land	76,250
Total	307,684
Less: Accumulated depreciation	(2,104)
Property and equipment, net	$305,580

Depreciation expense was $701 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Amber property, the Series entered into a mortgage with Certain Lending Bank for a principal of $200,830, including loan fees of $2,256. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $19. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,237 was $198,593.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $117,636 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $112,665 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $818, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $818 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $3,480.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 14,553 membership interests of Series Amber, which closed in Q1 2022.

ARRIVED HOMES SERIES BAYSIDE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES BAYSIDE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Bayside, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Bayside, a series of Arrived Homes, LLC (the "Series") as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the "consolidated financial statements").  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES BAYSIDE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$3,337
Prepaid expenses	3,463
Due from related party	-
Total current assets	6,800
Property and equipment, net	254,675
Deposits held by property management company	2,935
Total assets	$264,410
LIABILITIES AND MEMBER'S DEFICIT
Current liabilities:
Accrued expenses	$2,374
Due to related party	96,372
Total current liabilities	98,746
Tenant deposits	2,619
Mortgage payable, net	163,383
Total liabilities	264,748
Member's deficit:
Member's capital	-
Accumulated deficit	(338)
Total member's deficit	(338)
Total liabilities and member's deficit	$264,410

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BAYSIDE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$2,095
Total revenue	2,095
Operating expenses
Depreciation	587
Insurance	87
Management fees	168
Repair and maintenance	263
Property taxes	165
Other operating expenses	517
Total operating expenses	1,787
Income from operations	308
Interest expense	(646)
Net loss before income taxes	(338)
Provision for income taxes	-
Net loss	$(338)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BAYSIDE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member's	Accumulated	Member's
	Capital	Deficit	Deficit
Balance at June 17, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(338)	(338)
Balance at December 31, 2021	$-	$(338)	$(338)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BAYSIDE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(338)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	587
Amortization	7
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,463)
Accrued expenses	2,374
Due to related party	4,170
Net cash provided by operating activities	3,337
Net change in cash	3,337
Cash at beginning of period	$-
Cash at end of year	$3,337
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$646
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$100,542
Acquisition of property	$257,613
Mortgage payable for acquisition of property	$165,750

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BAYSIDE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Bayside, a series of Arrived Homes, LLC, (“Series Bayside") was formed on June 17, 2021 under the laws of Delaware. On July 16, 2021, the Arrived SC Bayside, LLC completed the acquisition of the Bayside property. The acquisition of the Bayside property was funded through an initial mortgage in the amount of $165,750 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the "Manager"). The Bayside property is being held by Arrived SC Bayside, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Bayside, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$193,863
Land	63,750
Total	257,613
Less: Accumulated depreciation	(2,937)
Property and equipment, net	$254,675

Depreciation expense was $587 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Bayside property, the Series entered into a mortgage with Certain Lending Bank for a principal of $165,750, including loan fees of $2,408. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series' property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $40. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,367 was $163,383.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTION

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $100,542 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $96,372 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $88, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $88 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $338.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale ("public offering") 12,305 membership interests of Series Bayside, which closed in Q1 2022.

ARRIVED HOMES SERIES BUTTER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES BUTTER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Butter, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Butler, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES BUTTER, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	3,525
Due from related party	-
Total current assets	3,525
Property and equipment, net	379,693
Deposits held by property management company	525
Total assets	$383,743

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$640
Due to related party	123,388
Total current liabilities	124,028
Tenant deposits	-
Mortgage payable, net	259,715
Total liabilities	383,743
Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$383,743

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BUTTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-

Income from operations	-
Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BUTTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity
Balance at September 2, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Deemed contribution from Manager	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BUTTER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,525)
Accrued expenses	640
Due to related party	2,885
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$126,273
Acquisition of property	$380,558
Mortgage payable for acquisition of property	$262,426

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BUTTER, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Butter, a series of Arrived Homes, LLC, (“Series Butter”) was formed on September 2, 2021 under the laws of Delaware. On November 19, 2021, the Arrived SC Butter, LLC completed the acquisition of the Butter property. The acquisition of the Butter property was funded through an initial mortgage in the amount of $262,426 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Butter property is being held by Arrived SC Butter, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Butter, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$286,835
Land	93,724
Total	380,558
Less: Accumulated depreciation	(865)
Property and equipment, net	$379,693

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Butter property, the Series entered into a mortgage with Certain Lending Bank for a principal of $262,426, including loan fees of $2,711. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $0. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,711 was $259,715.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $126,273 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $123,388 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 16,107 membership interests of Series Butter, which closed in Q1 2022.

ARRIVED HOMES SERIES COATBRIDGE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES COATBRIDGE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Coatbridge, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Coatbridge, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES COATBRIDGE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$1,460
Accounts receivable	1,336
Prepaid expenses	3,039
Due from related party	-
Total current assets	5,835
Property and equipment, net	269,537
Deposits held by property management company	3,993
Total assets	$279,365

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$2,431
Due to related party	103,495
Total current liabilities	105,926
Tenant deposits	2,993
Mortgage payable, net	173,037
Total liabilities	281,956

Member’s deficit:

Member’s capital	-
Accumulated deficit	(2,591)
Total member’s deficit	(2,591)
Total liabilities and member’s deficit	$279,365

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COATBRIDGE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$1,995
Total revenue	1,995

Operating expenses
Depreciation	622
Insurance	69
Management fees	132
Repair and maintenance	2,365
Property taxes	178
Other operating expenses	537
Total operating expenses	3,903

Loss from operations	(1,908)

Interest expense	(683)
Net loss before income taxes	(2,591)
Provision for income taxes	-
Net loss	$(2,591)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COATBRIDGE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at June 16, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(2,591)	(2,591)
Balance at December 31, 2021	$-	$(2,591)	$(2,591)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COATBRIDGE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(2,591)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	622
Amortization	7
Changes in operating assets and liabilities
Accounts receivable	(1,336)
Prepaid expenses	(3,039)
Accrued expenses	2,431
Due to related party	5,366
Net cash provided by operating activities	1,460
Net change in cash	1,460
Cash at beginning of period	$-
Cash at end of year	$1,460

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$683

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$108,861
Acquisition of property	$272,645
Mortgage payable for acquisition of property	$175,500

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES COATBRIDGE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Coatbridge, a series of Arrived Homes, LLC, (“Series Coatbridge”) was formed on June 16, 2021 under the laws of Delaware. On July 1, 2021, the Arrived SC Coatbridge, LLC completed the acquisition of the Coatbridge property. The acquisition of the Coatbridge property was funded through an initial mortgage in the amount of $175,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Coatbridge property is being held by Arrived SC Coatbridge, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Coatbridge, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$205,145
Land	67,500
Total	272,645
Less: Accumulated depreciation	(3,108)
Property and equipment, net	$269,537

Depreciation expense was $622 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Coatbridge property, the Series entered into a mortgage with Certain Lending Bank for a principal of $175,500, including loan fees of $2,505. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $42. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,463 was $173,037.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $108,861 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $103,495 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $674, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $674 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $2,591.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 13,100 membership interests of Series Coatbridge, which closed in Q1 2022.

ARRIVED HOMES SERIES DAWSON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES DAWSON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Dawson, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Dawson, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES DAWSON, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$4,852
Prepaid expenses	2,502
Due from related party	-
Total current assets	7,354
Property and equipment, net	224,952
Deposits held by property management company	1,695
Total assets	$234,001

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,522
Due to related party	88,229
Total current liabilities	89,751
Tenant deposits	1,695
Mortgage payable, net	144,074
Total liabilities	235,520

Member’s deficit:
Member’s capital	-
Accumulated deficit	(1,519)
Total member’s deficit	(1,519)
Total liabilities and member’s deficit	$234,001

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAWSON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$1,695
Total revenue	1,695

Operating expenses
Depreciation	519
Insurance	95
Management fees	136
Repair and maintenance	1,275
Property taxes	94
Other operating expenses	525
Total operating expenses	2,644

Loss from operations	(949)

Interest expense	(570)
Net loss before income taxes	(1,519)
Provision for income taxes	-
Net loss	$(1,519)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAWSON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at June 16, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(1,519)	(1,519)
Balance at December 31, 2021	$-	$(1,519)	$(1,519)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAWSON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(1,519)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	519
Amortization	6
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,502)
Accrued expenses	1,522
Due to related party	6,826
Net cash provided by operating activities	4,852
Net change in cash	4,852
Cash at beginning of period	$-
Cash at end of year	$4,852
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$570

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$95,055
Acquisition of property	$227,548
Mortgage payable for acquisition of property	$146,250

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DAWSON, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Dawson, a series of Arrived Homes, LLC, (“Series Dawson”) was formed on June 16, 2021 under the laws of Delaware. On July 6, 2021, the Arrived SC Dawson, LLC completed the acquisition of the Dawson property. The acquisition of the Dawson property was funded through an initial mortgage in the amount of $146,250 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Dawson property is being held by Arrived SC Dawson, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Dawson, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$171,298
Land	56,250
Total	227,548
Less: Accumulated depreciation	(2,595)
Property and equipment, net	$224,952

Depreciation expense was $519 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Dawson property, the Series entered into a mortgage with Certain Lending Bank for a principal of $146,250, including loan fees of $2,213. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $37. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,176 was $144,074.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $95,055 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $88,229 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $395, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $395 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $1,519.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,974 membership interests of Series Dawson, which closed in Q1 2022.

ARRIVED HOMES SERIES DIABLO, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES DIABLO, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Diablo, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Diablo, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period December 1, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period December 1, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES DIABLO, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	1,926
Due from related party	-
Total current assets	1,926
Property and equipment, net	299,193
Deposits held by property management company	-
Total assets	$301,119
LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$436
Due to related party	95,092
Total current liabilities	95,528
Tenant deposits	-
Mortgage payable, net	205,591
Total liabilities	301,119
Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$301,119

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DIABLO, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD DECEMBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-
Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-
Income from operations	-
Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DIABLO, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD DECEMBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity
Balance at December 1, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DIABLO, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD DECEMBER 1, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,926)
Accrued expenses	436
Due to related party	1,490
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$96,582
Acquisition of property	$299,193
Mortgage payable for acquisition of property	$207,900

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DIABLO, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Diablo, a series of Arrived Homes, LLC, (“Series Diablo”) was formed on December 1, 2021 under the laws of Delaware. On December 27, 2021, the Arrived AZ Diablo, LLC completed the acquisition of the Diablo property. The acquisition of the Diablo property was funded through an initial mortgage in the amount of $207,900 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Diablo property is being held by Arrived AZ Diablo, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AZ Diablo, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

   Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$195,243
Land	103,950
Total	299,193
Less: Accumulated depreciation	-
Property and equipment, net	$299,193

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Diablo property, the Series entered into a mortgage with Certain Lending Bank for a principal of $207,900, including loan fees of $2,309. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $0. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,309 was $205,591.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $96,582 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $95,092 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.9%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 12,900 membership interests of Series Diablo, which closed in Q1 2022.

ARRIVED HOMES SERIES DOLITTLE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES DOLITTLE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Dolittle, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Dolittle, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, PennsylvaniaMay 2, 2022

ARRIVED HOMES SERIES DOLITTLE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	2,734
Due from related party	-
Total current assets	2,734
Property and equipment, net	307,573
Deposits held by property management company	25
Total assets	$310,332
LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$602
Due to related party	104,453
Total current liabilities	105,055
Tenant deposits	-
Mortgage payable, net	205,277
Total liabilities	310,332
Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$310,332

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DOLITTLE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-
Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-
Income from operations	-
Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DOLITTLE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity
Balance at December 1, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DOLITTLE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,734)
Accrued expenses	602
Due to related party	2,132
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$106,585
Acquisition of property	$308,276
Mortgage payable for acquisition of property	$207,577

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES DOLITTLE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Dolittle, a series of Arrived Homes, LLC, (“Series Dolittle”) was formed on September 2, 2021 under the laws of Delaware. On November 10, 2021, the Arrived SC Dolittle, LLC completed the acquisition of the Dolittle property. The acquisition of the Dolittle property was funded through an initial mortgage in the amount of $213,061 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Dolittle property is being held by Arrived SC Dolittle, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Dolittle, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$232,183
Land	76,093
Total	308,276
Less: Accumulated depreciation	(704)
Property and equipment, net	$307,573

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Dolittle property, the Series entered into a mortgage with Certain Lending Bank for a principal of $207,577, including loan fees of $2,307. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $6. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,300 was $205,277.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $106,585 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $104,453 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 13,369 membership interests of Series Dolittle, which closed in Q1 2022.

ARRIVED HOMES SERIES ELM, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES ELM, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Elm, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Elm, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES ELM, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$477
Prepaid expenses	1,394
Due from related party	-
Total current assets	1,871
Property and equipment, net	164,892
Deposits held by property management company	3,504
Total assets	$170,267

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$747
Due to related party	61,478
Total current liabilities	62,225
Tenant deposits	3,190
Mortgage payable, net	105,713
Total liabilities	171,128

Member’s deficit:
Member’s capital	-
Accumulated deficit	(861)
Total member’s deficit	(861)
Total liabilities and member’s deficit	$170,267

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$1,595
Total revenue	1,595

Operating expenses
Depreciation	383
Insurance	51
Management fees	128
Repair and maintenance	1,322
Property taxes	-
Other operating expenses	568
Total operating expenses	2,452

Loss from operations	(857)
Interest expense	(4)

Net loss before income taxes	(861)
Provision for income taxes	-
Net loss	$(861)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at June 17, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(861)	(861)
Balance at December 31, 2021	$-	$(861)	$(861)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(861)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	383
Amortization	4
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,394)
Accrued expenses	747
Due to related party	1,598
Net cash provided by operating activities	477
Net change in cash	477
Cash at beginning of period	$-
Cash at end of year	$477

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$4

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$63,076
Acquisition of property	$166,426
Mortgage payable for acquisition of property	$107,250

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ELM, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Elm, a series of Arrived Homes, LLC, (“Series Elm”) was formed on June 17, 2021 under the laws of Delaware. On August 16, 2021, the Arrived SC Elm, LLC completed the acquisition of the Elm property. The acquisition of the Elm property was funded through an initial mortgage in the amount of $107,250 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Elm property is being held by Arrived SC Elm, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Elm, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$125,176
Land	41,250
Total	166,426
Less: Accumulated depreciation	(1,533)
Property and equipment, net	$164,892

Depreciation expense was $383 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Elm property, the Series entered into a mortgage with Certain Lending Bank for a principal of $107,250, including loan fees of $1,554. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $17. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,537 was $105,713.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $63,076 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $61,478 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $224, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $224 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $861.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 8,210 membership interests of Series Elm, which closed in Q1 2022.

ARRIVED HOMES SERIES LENNOX, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES LENNOX, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Lennox, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Lennox, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 16, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES LENNOX, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET
December 31, 2021

ASSETS
Current assets:
Cash	$4,431
Prepaid expenses	2,028
Due from related party	-
Total current assets	6,459
Property and equipment, net	215,051
Deposits held by property management company	1,695
Total assets	$223,205
LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,655
Due to related party	84,097
Total current liabilities	85,752
Tenant deposits	1,695
Mortgage payable, net	137,639
Total liabilities	225,086
Member’s deficit:
Member’s capital	-
Accumulated deficit	(1,881)
Total member’s deficit	(1,881)
Total liabilities and member’s deficit	$223,205

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LENNOX, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$1,695
Total revenue	1,695
Operating expenses
Depreciation	496
Insurance	55
Management fees	136
Repair and maintenance	1,775
Property taxes	94
Other operating expenses	475
Total operating expenses	3,031
Loss from operations	(1,336)
Interest expense	(545)
Net loss before income taxes	(1,881)
Provision for income taxes	-
Net loss	$(1,881)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LENNOX, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit

Balance at June 16, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(1,881)	(1,881)
Balance at December 31, 2021	$-	$(1,881)	$(1,881)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LENNOX, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 16, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(1,881)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	496
Amortization	6
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,028)
Accrued expenses	1,655
Due to related party	6,183
Net cash provided by operating activities	4,431
Net change in cash	4,431
Cash at beginning of period	$-
Cash at end of year	$4,431
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$545
Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$90,280
Acquisition of property	$217,533
Mortgage payable for acquisition of property	$139,750

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LENNOX, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Lennox, a series of Arrived Homes, LLC, (“Series Lennox”) was formed on June 16, 2021 under the laws of Delaware. On July 1, 2021, the Arrived SC Lennox, LLC completed the acquisition of the Lennox property. The acquisition of the Lennox property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Lennox property is being held by Arrived SC Lennox, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Lennox, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$163,783
Land	53,750
Total	217,533
Less: Accumulated depreciation	(2,482)
Property and equipment, net	$215,051

Depreciation expense was $496 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Lennox property, the Series entered into a mortgage with Certain Lending Bank for a principal of $139,750, including loan fees of $2,147. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $36. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,111 was $137,639.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $90,280 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $84,097 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $489, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $489 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $1,881.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,593 membership interests of Series Lennox, which closed in Q1 2022.

ARRIVED HOMES SERIES LIMESTONE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES LIMESTONE, a series of Arrived Homes, LLC
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Limestone, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Limestone, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period July 22, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period July 22, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES LIMESTONE, a series of Arrived Homes, LLC
CONSOLIDATED BALANCE SHEET
December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	3,228
Due from related party	-
Total current assets	3,228
Property and equipment, net	291,746
Deposits held by property management company	-
Total assets	$294,974
LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,031
Due to related party	96,002
Total current liabilities	97,033
Tenant deposits	-
Mortgage payable, net	200,746
Total liabilities	297,779
Member’s deficit:
Member’s capital	-
Accumulated deficit	(2,805)
Total member’s deficit	(2,805)
Total liabilities and member’s deficit	$294,974

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIMESTONE, a series of Arrived Homes, LLC
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 22, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-
Operating expenses
Depreciation	670
Insurance	110
Management fees	-
Repair and maintenance	717
Property taxes	137
Other operating expenses	509
Total operating expenses	2,143

Loss from operations	(2,143)
Interest expense	(662)
Net loss before income taxes	(2,805)
Provision for income taxes	-
Net loss	$(2,805)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIMESTONE, a series of Arrived Homes, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JULY 22, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Member’s Capital	Accumulated Deficit	Member’s Deficit
Balance at July 22, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(2,805)	(2,805)
Balance at December 31, 2021	$-	$(2,805)	$(2,805)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIMESTONE, a series of Arrived Homes, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 22, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(2,805)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	670
Amortization	6
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,228)
Accrued expenses	1,031
Due to related party	4,326
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$662

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$100,328
Acquisition of property	$293,758
Mortgage payable for acquisition of property	$203,000

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES LIMESTONE, a series of Arrived Homes, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Limestone, a series of Arrived Homes, LLC, (“Series Limestone”) was formed on July 22, 2021 under the laws of Delaware. On September 22, 2021, the Arrived SC Limestone, LLC completed the acquisition of the Limestone property. The acquisition of the Limestone property was funded through an initial mortgage in the amount of $188,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Limestone property is being held by Arrived SC Limestone, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Limestone, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or

(c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$221,258
Land	72,500
Total	293,758
Less: Accumulated depreciation	(2,011)
Property and equipment, net	$291,746

Depreciation expense was $670 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Limestone property, the Series entered into a mortgage with Certain Lending Bank for a principal of $203,000, including loan fees of $2,273. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $19. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,254 was $200,746.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $100,328 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $96,002 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $729, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $729 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $2,805.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 13,828 membership interests of Series Limestone, which closed in Q1 2022.

ARRIVED HOMES SERIES MATCHINGHAM, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES MATCHINGHAM, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Matchingham, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Matchingham a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period August 11, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period August 11, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES MATCHINGHAM, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$86
Prepaid expenses	3,085
Due from related party	-
Total current assets	3,171
Property and equipment, net	211,492
Deposits held by property management company	3,195
Total assets	$217,858

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$858
Due to related party	70,679
Total current liabilities	71,537
Tenant deposits	1,795
Mortgage payable, net	144,526
Total liabilities	217,858

Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$217,858

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MATCHINGHAM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD AUGUST 11, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-

Income from operations	-

Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MATCHINGHAM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD AUGUST 11, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity

Balance at August 11, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MATCHINGHAM, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD AUGUST 11, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(3,085)
Accrued expenses	858
Due to related party	2,313
Net cash provided by operating activities	86
Net change in cash	86
Cash at beginning of period	$-
Cash at end of year	$86

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$72,992
Acquisition of property	$212,463
Mortgage payable for acquisition of property	$146,364

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MATCHINGHAM, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Matchingham, a series of Arrived Homes, LLC, (“Series Matchingham”) was formed on August 11, 2021 under the laws of Delaware. On October 18, 2021, the Arrived SC Matchingham, LLC completed the acquisition of the Matchingham property. The acquisition of the Matchingham property was funded through an initial mortgage in the amount of $146,364 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Matchingham property is being held by Arrived SC Matchingham, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Matchingham, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$160,191
Land	52,273
Total	212,463
Less: Accumulated depreciation	(971)
Property and equipment, net	$211,492

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Matchingham property, the Series entered into a mortgage with Certain Lending Bank for a principal of $146,364, including loan fees of $1,848. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $10. As December 31, 2021, mortgage payable, net of unamortized loan fees of $1,837 was $144,526.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $72,992 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $70,679 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 9,523 membership interests of Series Matchingham, which closed in Q1 2022.

ARRIVED HOMES SERIES MCLOVIN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES MCLOVIN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series McLovin, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series McLovin, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period November 12, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period November 12, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES MCLOVIN, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	7,532
Total current assets	7,532
Property and equipment, net	526,794
Deposits held by property management company	-
Total assets	$534,326

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$6,462
Due to related party	163,870
Total current liabilities	170,332
Tenant deposits	-
Mortgage payable, net	363,994
Total liabilities	534,326

Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$534,326

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MCLOVIN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD NOVEMBER 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-

Income from operations	-

Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MCLOVIN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD NOVEMBER 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity

Balance at August 11, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MCLOVIN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD NOVEMBER 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(7,532)
Accrued expenses	6,462
Due to related party	1,070
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$164,940
Acquisition of property	$526,794
Mortgage payable for acquisition of property	$367,500

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MCLOVIN, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series McLovin, a series of Arrived Homes, LLC, (“Series McLovin”) was formed on November 12, 2021 under the laws of Delaware. On December 3, 2021, the Arrived CO McLovin, LLC completed the acquisition of the McLovin property. The acquisition of the McLovin property was funded through an initial mortgage in the amount of $367,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The McLovin property is being held by Arrived CO McLovin, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived CO McLovin, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$343,044
Land	183,750
Total	526,794
Less: Accumulated depreciation	-
Property and equipment, net	$526,794

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the McLovin property, the Series entered into a mortgage with Certain Lending Bank for a principal of $367,500, including loan fees of $3,506. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $0. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,506 was $363,994.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $164,940 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $163,870 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.55%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 21,989 membership interests of Series McLovin, which closed in Q1 2022.

ARRIVED HOMES SERIES MURPHY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES MURPHY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Murphy, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Murphy, a series of Arrived Homes, LLC (the "Series") as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period September 2, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES MURPHY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	2,693
Total current assets	2,693
Property and equipment, net	297,632
Deposits held by property management company	25
Total assets	$300,350

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accrued expenses	$602
Due to related party	94,776
Total current liabilities	95,378
Tenant deposits	-
Mortgage payable, net	204,972
Total liabilities	300,350

Member's equity:
Member's capital	-
Accumulated deficit	-
Total member's equity	-
Total liabilities and member's equity	$300,350

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MURPHY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-

Income from operations	-

Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MURPHY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member's	Accumulated	Member's
	Capital	Deficit	Equity

Balance at August 11, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MURPHY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,693)
Accrued expenses	602
Due to related party	2,091
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$96,867
Acquisition of property	$298,312
Mortgage payable for acquisition of property	$207,270

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES MURPHY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Murphy, a series of Arrived Homes, LLC, (“Series Murphy") was formed on September 2, 2021 under the laws of Delaware. On November 10, 2021, the Arrived SC Murphy, LLC completed the acquisition of the Murphy property. The acquisition of the Murphy property was funded through an initial mortgage in the amount of $207,270 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the "Manager"). The Murphy property is being held by Arrived SC Murphy, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Murphy, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or

(c)	cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$224,701
Land	73,612
Total	298,312
Less: Accumulated depreciation	(681)
Property and equipment, net	$297,632

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Murphy property, the Series entered into a mortgage with Certain Lending Bank for a principal of $207,270, including loan fees of $2,298. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series' property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $0. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,298 was $204,972.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $96,867 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $94,776 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale ("public offering") 13,058 membership interests of Series Murphy, which closed in Q1 2022.

ARRIVED HOMES SERIES OLY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES OLY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Oly, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Oly, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period November 12, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period November 12, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania May 2, 2022

ARRIVED HOMES SERIES OLY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	5,746
Total current assets	5,746
Property and equipment, net	527,604
Deposits held by property management company	-
Total assets	$533,350

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$4,956
Due to related party	163,696
Total current liabilities	168,652
Tenant deposits	-
Mortgage payable, net	364,698
Total liabilities	533,350

Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$533,350

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD NOVEMBER 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-

Income from operations	-

Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD NOVEMBER 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Member’s	Accumulated	Total Member’s
	Capital	Deficit	Equity

Balance at August 11, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD NOVEMBER 12, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(5,746)
Accrued expenses	4,956
Due to related party	790
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$164,486
Acquisition of property	$528,649
Mortgage payable for acquisition of property	$368,200

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES OLY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Oly, a series of Arrived Homes, LLC, (“Series Oly”) was formed on November 12, 2021 under the laws of Delaware. On November 30, 2021, the Arrived CO Oly, LLC completed the acquisition of the Oly property. The acquisition of the Oly property was funded through an initial mortgage in the amount of $368,200 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Oly property is being held by Arrived CO Oly, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived CO Oly, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$344,549
Land	184,100
Total	528,649
Less: Accumulated depreciation	(1,044)
Property and equipment, net	$527,604

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Oly property, the Series entered into a mortgage with Certain Lending Bank for a principal of $368,200, including loan fees of $3,502. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $0. As December 31, 2021, mortgage payable, net of unamortized loan fees of $3,502 was $364,698.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $164,486 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $163,696 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 25.55%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 21,841 membership interests of Series Oly, which closed in Q1 2022.

ARRIVED HOMES SERIES RIDGE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES RIDGE, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Ridge, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Ridge, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 17, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES RIDGE, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$677
Prepaid expenses	2,459
Total current assets	3,136
Property and equipment, net	216,043
Deposits held by property management company	5,933
Total assets	$225,112

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,438
Due to related party	83,371
Total current liabilities	84,809
Tenant deposits	2,543
Mortgage payable, net	138,282
Total liabilities	225,634
Member’s deficit:
Member’s capital	-
Accumulated deficit	(522)
Total member’s deficit	(522)
Total liabilities and member’s deficit	$225,112

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIDGE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$1,695
Total revenue	1,695
Operating expenses
Depreciation	499
Insurance	74
Management fees	-
Repair and maintenance	500
Property taxes	90
Other operating expenses	507
Total operating expenses	1,670

Income from operations	25

Interest expense	(547)
Net loss before income taxes	(522)
Provision for income taxes	-
Net loss	$(522)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIDGE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit
Balance at June 17, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(522)	(522)
Balance at December 31, 2021	$-	$(522)	$(522)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIDGE, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 17, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(522)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	499
Amortization	6
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,459)
Accrued expenses	1,438
Due to related party	1,715
Net cash provided by operating activities	677
Net change in cash	677
Cash at beginning of period	$-
Cash at end of year	$677

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$547

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$85,086
Acquisition of property	$218,536
Mortgage payable for acquisition of property	$140,400

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIDGE, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Ridge, a series of Arrived Homes, LLC, (“Series Ridge”) was formed on June 17, 2021 under the laws of Delaware. On July 9, 2021, the Arrived SC Ridge, LLC completed the acquisition of the Ridge property. The acquisition of the Ridge property was funded through an initial mortgage in the amount of $140,400 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Ridge property is being held by Arrived SC Ridge, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Ridge, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$164,536
Land	54,000
Total	218,536
Less: Accumulated depreciation	(2,493)
Property and equipment, net	$216,043

Depreciation expense was $499 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Ridge property, the Series entered into a mortgage with Certain Lending Bank for a principal of $140,400, including loan fees of $2,154. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $36. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,118 was $138,282.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $85,086 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $83,371 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $136, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $136 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $522.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 10,500 membership interests of Series Ridge, which closed in Q1 2022.

ARRIVED HOMES SERIES RIVER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES RIVER, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series River, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series River, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in member’s deficit, and cash flows for the period June 18, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 18, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES RIVER, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$2,390
Prepaid expenses	2,596
Total current assets	4,986
Property and equipment, net	264,587
Deposits held by property management company	2,993
Total assets	$272,566

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accrued expenses	$1,858
Due to related party	99,650
Total current liabilities	101,508
Tenant deposits	2,993
Mortgage payable, net	170,242
Total liabilities	274,743

Member’s deficit:
Member’s capital	-
Accumulated deficit	(2,177)
Total member’s deficit	(2,177)
Total liabilities and member’s deficit	$272,566

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIVER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$1,995
Total revenue	1,995

Operating expenses
Depreciation	610
Insurance	90
Management fees	160
Repair and maintenance	1,997
Property taxes	133
Other operating expenses	512
Total operating expenses	3,502

Loss from operations	(1,507)

Interest expense	(670)
Net loss before income taxes	(2,177)
Provision for income taxes	-
Net loss	$(2,177)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIVER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Deficit

Balance at June 18, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net loss	-	(2,177)	(2,177)
Balance at December 31, 2021	$-	$(2,177)	$(2,177)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIVER, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(2,177)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	610
Amortization	6
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,596)
Accrued expenses	1,858
Due to related party	4,689
Net cash provided by operating activities	2,390
Net change in cash	2,390
Cash at beginning of period	$-
Cash at end of year	$2,390

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$670

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$104,339
Acquisition of property	$267,638
Mortgage payable for acquisition of property	$172,250

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES RIVER, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series River, a series of Arrived Homes, LLC, (“Series River”) was formed on June 18, 2021 under the laws of Delaware. On July 30, 2021, the Arrived SC River, LLC completed the acquisition of the River property. The acquisition of the River property was funded through an initial mortgage in the amount of $172,250 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The River property is being held by Arrived SC River, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC River, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$201,388
Land	66,250
Total	267,638
Less: Accumulated depreciation	(3,051)
Property and equipment, net	$264,587

Depreciation expense was $610 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the River property, the Series entered into a mortgage with Certain Lending Bank for a principal of $172,250, including loan fees of $2,042. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $34. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,008 was $170,242.

NOTE 6: MEMBER’S DEFICIT

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $104,339 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $99,650 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $566, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $566 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $2,177.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In December 2021, the Manager offered for sale (“public offering”) 12,765 membership interests of Series River, which closed in Q1 2022.

ARRIVED HOMES SERIES SIGMA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SIGMA, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Sigma, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Sigma, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period November 23, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period November 23, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SIGMA, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	1,172
Total current assets	1,172
Property and equipment, net	389,239
Deposits held by property management company	-
Total assets	$390,411

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$355
Due to related party	123,327
Total current liabilities	123,682
Tenant deposits	-
Mortgage payable, net	266,729
Total liabilities	390,411

Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$390,411

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SIGMA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD NOVEMBER 23, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-

Income from operations	-

Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SIGMA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD NOVEMBER 23, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity

Balance at August 11, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SIGMA, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD NOVEMBER 23, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,172)
Accrued expenses	355
Due to related party	817
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$124,144
Acquisition of property	$389,239
Mortgage payable for acquisition of property	$269,500

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SIGMA, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Sigma, a series of Arrived Homes, LLC, (“Series Sigma”) was formed on November 23, 2021 under the laws of Delaware. On December 17, 2021, the Arrived NC Sigma, LLC completed the acquisition of the Sigma property. The acquisition of the Sigma property was funded through an initial mortgage in the amount of $269,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Sigma property is being held by Arrived NC Sigma, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived NC Sigma, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$292,989
Land	96,250
Total	389,239
Less: Accumulated depreciation	-
Property and equipment, net	$389,239

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Sigma property, the Series entered into a mortgage with Certain Lending Bank for a principal of $269,500, including loan fees of $2,771. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $0. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,771 was $266,729.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $124,144 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $123,327 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 23.5%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 16,396 membership interests of Series Sigma, which closed in Q1 2022.

ARRIVED HOMES SERIES VERNON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES VERNON, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Member of

Arrived Homes Series Vernon, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Vernon, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the period August 11, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period August 11, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania May 2, 2022

ARRIVED HOMES SERIES VERNON, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$-
Prepaid expenses	1,333
Total current assets	1,333
Property and equipment, net	263,370
Deposits held by property management company	-
Total assets	$264,703

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accrued expenses	$602
Due to related party	84,372
Total current liabilities	84,974
Tenant deposits	-
Mortgage payable, net	179,729
Total liabilities	264,703

Member’s equity:
Member’s capital	-
Accumulated deficit	-
Total member’s equity	-
Total liabilities and member’s equity	$264,703

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES VERNON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD AUGUST 11, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$-
Total revenue	-

Operating expenses
Depreciation	-
Insurance	-
Management fees	-
Repair and maintenance	-
Property taxes	-
Other operating expenses	-
Total operating expenses	-

Income from operations	-

Interest expense	-
Net income before income taxes	-
Provision for income taxes	-
Net income	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES VERNON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD AUGUST 11, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Equity

Balance at August 11, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-
Distributions	-	-	-
Net income	-	-	-
Balance at December 31, 2021	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES VERNON, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD AUGUST 11, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net income	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-
Amortization	-
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,333)
Accrued expenses	602
Due to related party	731
Net cash provided by operating activities	-
Net change in cash	-
Cash at beginning of period	$-
Cash at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$85,103
Acquisition of property	$263,973
Mortgage payable for acquisition of property	$181,837

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES VERNON, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Vernon, a series of Arrived Homes, LLC, (“Series Vernon”) was formed on August 11, 2021 under the laws of Delaware. On November 23, 2021, the Arrived SC Vernon, LLC completed the acquisition of the Vernon property. The acquisition of the Vernon property was funded through an initial mortgage in the amount of $181,837 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Vernon property is being held by Arrived SC Vernon, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Vernon, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income

The Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Series has no items of other comprehensive income, comprehensive income is equal to net income.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$199,031
Land	64,942
Total	263,973
Less: Accumulated depreciation	(603)
Property and equipment, net	$263,370

Depreciation expense was $0 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Vernon property, the Series entered into a mortgage with Certain Lending Bank for a principal of $181,837, including loan fees of $2,108. The mortgage bears interest at a rate of 3.875% per year for the initial 7-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $0. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,108 was $179,729.

NOTE 6: MEMBER’S EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $85,103 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $84,372 to the Manager, which is non-interest bearing, with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $0, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $0 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $0.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive income. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager offered for sale (“public offering”) 11,609 membership interests of Series Vernon, which closed in Q1 2022.

ARRIVED HOMES SERIES BASIL, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES BASIL, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Basil, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Basil, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES BASIL, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$7,938
Prepaid expenses	1,385
Total current assets	9,323
Property and equipment, net	200,978
Deposits held by property management company	1,495
Total assets	$211,796

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$2,914
Due to related party	262
Total current liabilities	3,176
Tenant deposits	1,495
Mortgage payable, net	129,599
Total liabilities	134,270

Members’ equity:
Members’ capital	80,080
Accumulated deficit	(2,554)
Total members’ equity	77,526
Total liabilities and members’ equity	$211,796

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BASIL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$5,880
Total revenue	5,880

Operating expenses
Depreciation	1,856
Insurance	275
Management fees	789
Repair and maintenance	1,353
Property taxes	238
Other operating expenses	1,871
Total operating expenses	6,382

Loss from operations	(502)

Interest expense	(2,052)
Net loss before income taxes	(2,554)
Provision for income taxes	-
Net loss	$(2,554)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BASIL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity

Balance at May 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	80,558	-	80,558
Deemed contribution from Manager	-	-	-
Distributions	(478)	-	(478)
Net loss	-	(2,554)	(2,554)
Balance at December 31, 2021	$80,080	$(2,554)	$77,526

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BASIL, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(2,554)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,856
Amortization	23
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(1,385)
Accrued expenses	2,914
Due to related party	1,205
Net cash provided by operating activities	2,059
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(88,326)
Net proceeds from the issuance of membership units	94,684
Distributions	(478)
Net cash provided by financing activities	5,879
Net change in cash	7,938
Cash at beginning of period	-
Cash at end of year	$7,938

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,052

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$89,793
Acquisition of property	$203,763
Mortgage payable for acquisition of property	$131,625
Offering expenses	$1,913
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES BASIL, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Basil, a series of Arrived Homes, LLC, (“Series Basil”) was formed on May 27, 2021 under the laws of Delaware. On June 25, 2021, the Arrived SC Basil, LLC completed the acquisition of the Basil property. The acquisition of the Basil property was funded through an initial mortgage in the amount of $131,625 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Basil property is being held by Arrived SC Basil, LLC, an South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 9,564 membership interests of Series Basil to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Basil, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property  or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$153,138
Land	50,625
Total	203,763
Less: Accumulated depreciation	(2,784)
Property and equipment, net	$200,978

Depreciation expense was $1,856 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Basil property, the Series entered into a mortgage with Certain Lending Bank for a principal of $131,625, including loan fees of $2,066. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $23. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,026 was $129,599.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 9,564 membership interests for net proceeds of $94,684.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $1,913. The series also incurred a sourcing fee due to the Manager of $12,213.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $478, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $89,793 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $262 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $664, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $664 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $2,554.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,243, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES EASTFAIR, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES EASTFAIR, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Eastfair, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Eastfair, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period May 25, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES EASTFAIR, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$10,835
Prepaid expenses	2,917
Total current assets	13,752
Property and equipment, net	213,369
Deposits held by property management company	3,590
Total assets	$230,711

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,525
Due to related party	1,202
Total current liabilities	4,727
Tenant deposits	3,590
Mortgage payable, net	147,794
Total liabilities	156,111

Members’ equity:
Members’ capital	74,674
Accumulated deficit	(74)
Total members’ equity	74,600
Total liabilities and members’ equity	$230,711

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES EASTFAIR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$7,180
Total revenue	7,180

Operating expenses
Depreciation	1,971
Insurance	231
Management fees	861
Repair and maintenance	310
Property taxes	503
Other operating expenses	1,040
Total operating expenses	4,916

Income from operations	2,264

Interest expense	(2,338)
Net loss before income taxes	(74)
Provision for income taxes	-
Net loss	$(74)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES EASTFAIR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

	Members’ Capital	Accumulated Deficit	Total Members’ Equity
Balance at May 25, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	75,104	-	75,104
Deemed contribution from Manager	-	-	-
Distributions	(430)	-	(430)
Net loss	-	(74)	(74)
Balance at December 31, 2021	$74,674	$(74)	$74,600

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES EASTFAIR, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 25, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(74)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,971
Amortization	25
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(2,917)
Accrued expenses	3,525
Due to related party	2,210
Net cash provided by operating activities	4,740
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(78,645)
Net proceeds from the issuance of membership units	85,170
Distributions	(430)
Net cash provided by financing activities	6,095
Net change in cash	10,835
Cash at beginning of period	-
Cash at end of year	$10,835

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$2,338

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$82,057
Acquisition of property	$216,325
Mortgage payable for acquisition of property	$150,000
Offering expenses	$1,721
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES EASTFAIR, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Eastfair, a series of Arrived Homes, LLC, (“Series Eastfair”) was formed on May 25, 2021 under the laws of Delaware. On June 9, 2021, the Arrived SC Eastfair, LLC completed the acquisition of the Eastfair property. The acquisition of the Eastfair property was funded through an initial mortgage in the amount of $150,000 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Eastfair property is being held by Arrived SC Eastfair, LLC, an South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 8,603 membership interests of Series Eastfair to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Eastfair, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

 NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2021
Building	$162,575
Land	53,750
Total	216,325
Less: Accumulated depreciation	(2,956)
Property and equipment, net	$213,369

Depreciation expense was $1,971 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Eastfair property, the Series entered into a mortgage with Certain Lending Bank for a principal of $150,000, including loan fees of $2,250. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $25. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,206 was $147,794.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 8,603 membership interests for net proceeds of $85,170.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $1,721. The series also incurred a sourcing fee due to the Manager of $8,345.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $430, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $82,057 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $1,202 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $19, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $19 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $74.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,290, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES ROSEBERRY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES ROSEBERRY, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Roseberry, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Roseberry, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period June 18, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period June 18, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES ROSEBERRY, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$2,749
Prepaid expenses	4,555
Total current assets	7,304
Property and equipment, net	326,445
Deposits held by property management company	3,443
Total assets	$337,192

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,217
Due to related party	5,136
Total current liabilities	8,353
Tenant deposits	3,443
Mortgage payable, net	208,948
Total liabilities	220,744

Members’ equity:
Members’ capital	125,794
Accumulated deficit	(9,346)
Total members’ equity	116,448
Total liabilities and members’ equity	$337,192

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROSEBERRY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$7,956
Total revenue	7,956

Operating expenses
Depreciation	3,009
Insurance	336
Management fees	392
Repair and maintenance	6,620
Property taxes	877
Other operating expenses	2,785
Total operating expenses	14,019

Loss from operations	(6,063)

Interest expense	(3,283)
Net loss before income taxes	(9,346)
Provision for income taxes	-
Net loss	$(9,346)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROSEBERRY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD JUNE 18, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity

Balance at June 18, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	127,258	-	127,258
Deemed contribution from Manager	-	-	-
Distributions	(1,464)	-	(1,464)
Net loss	-	(9,346)	(9,346)
Balance at December 31, 2021	$125,794	$(9,346)	$116,448

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROSEBERRY, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 2, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(9,346)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,009
Amortization	26
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(4,555)
Accrued expenses	3,217
Due to related party	3,094
Net cash provided by operating activities	(4,555)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(136,088)
Net proceeds from the issuance of membership units	144,856
Distributions	(1,464)
Net cash provided by financing activities	7,304
Net change in cash	2,749
Cash at beginning of period	-
Cash at end of year	$2,749

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$3,283

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$144,318
Acquisition of property	$329,454
Mortgage payable for acquisition of property	$211,250
Offering expenses	$2,928
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES ROSEBERRY, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Roseberry, a series of Arrived Homes, LLC, (“Series Roseberry”) was formed on June 18, 2021 under the laws of Delaware. On August 2, 2021, the Arrived SC Roseberry, LLC completed the acquisition of the Roseberry property. The acquisition of the Roseberry property was funded through an initial mortgage in the amount of $211,250 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Roseberry property is being held by Arrived SC Roseberry, LLC, an South Carolina limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 14,642 membership interests of Series Roseberry to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived SC Roseberry, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$248,204
Land	81,250
Total	329,454
Less: Accumulated depreciation	(3,009)
Property and equipment, net	$326,445

Depreciation expense was $3,009 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Roseberry property, the Series entered into a mortgage with Certain Lending Bank for a principal of $211,250, including loan fees of $2,334. The mortgage bears interest at a rate of 4.625% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 30 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $26. As December 31, 2021, mortgage payable, net of unamortized loan fees of $2,302 was $208,948.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

 The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 14,642 membership interests for net proceeds of $144,856.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,928. The series also incurred a sourcing fee due to the Manager of $14,669.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $1,464, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The acquisition of the property was funded through an initial mortgage as noted above, as well as $144,318 in advances from the Manager, which were paid directly to the property’s seller.

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $5,136 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $2,430, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $2,430 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 26%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $9,346.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,902, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES SPLASH, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES SPLASH, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Splash, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Splash, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period April 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period April 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES SPLASH, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$12,537
Prepaid expenses	439
Total current assets	12,976
Property and equipment, net	213,550
Deposits held by property management company	1,450
Total assets	$227,976

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$2,426
Due to related party	2,605
Total current liabilities	5,031
Tenant deposits	1,450
Mortgage payable, net	121,823
Total liabilities	128,304

Members’ equity:
Members’ capital	100,559
Accumulated deficit	(887)
Total members’ equity	99,672
Total liabilities and members’ equity	$227,976

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPLASH, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$5,890
Total revenue	5,890

Operating expenses
Depreciation	1,985
Insurance	293
Management fees	-
Repair and maintenance	2,000
Property taxes	336
Other operating expenses	467
Total operating expenses	5,081

Income from operations	809

Interest expense	(1,696)
Net loss before income taxes	(887)
Provision for income taxes	-
Net loss	$(887)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPLASH, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at April 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	102,238	-	102,238
Deemed contribution from Manager	-	-	-
Distributions	(1,679)	-	(1,679)
Net loss	-	(887)	(887)
Balance at December 31, 2021	$100,559	$(887)	$99,672

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPLASH, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(887)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,985
Amortization	8
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(439)
Accrued expenses	2,426
Due to related party	4,636
Net cash provided by operating activities	7,729
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(104,304)
Net proceeds from the issuance of membership units	110,791
Distributions	(1,679)
Net cash provided by financing activities	4,808
Net change in cash	12,537
Cash at beginning of period	-
Cash at end of year	$12,537

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,252

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-
Acquisition of property	$217,520
Mortgage payable for acquisition of property	$122,500
Offering expenses	$2,238
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES SPLASH, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Splash, a series of Arrived Homes, LLC, (“Series Splash”) was formed on April 27, 2021 under the laws of Delaware. On May 3, 2021, the Arrived AR Splash, LLC completed the acquisition of the Splash property. The acquisition of the Splash property was funded through an initial mortgage in the amount of $122,500 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Splash property is being held by Arrived AR Splash, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 11,191 membership interests of Series Splash to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Splash, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$163,770
Land	53,750
Total	217,520
Less: Accumulated depreciation	(3,970)
Property and equipment, net	$213,550

Depreciation expense was $1,971 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Splash property, the Series entered into a mortgage with Arvest Bank for a principal of $122,500, including loan fees of $689. The mortgage bears interest at a rate of 4.000% per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 10 years of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $12. As December 31, 2021, mortgage payable, net of unamortized loan fees of $677 was $121,823.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 11,191 membership interests for net proceeds of $110,791.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $2,238. The series also incurred a sourcing fee due to the Manager of $6,315.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $1,679, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $2,605 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $195, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $195 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $887.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $1,679, based on operating results for the fourth quarter of fiscal 2021.

ARRIVED HOMES SERIES TUSCAN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES SERIES TUSCAN, a series of Arrived Homes, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and the Members of

Arrived Homes Series Tuscan, a series of Arrived Homes, LLC

Seattle, Washington

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Arrived Homes Series Tuscan, a series of Arrived Homes, LLC (the “Series”) as of December 31, 2021, and the related consolidated statements of comprehensive loss, changes in members’ equity, and cash flows for the period April 27, 2021 (date of inception) through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Series as of December 31, 2021, and the consolidated results of their operations and their cash flows for the period April 27, 2021 (date of inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Series will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Series’ management.  Our responsibility is to express an opinion on the Series’ consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Series’ auditor since 2021.

Blue Bell, Pennsylvania

May 2, 2022

ARRIVED HOMES SERIES TUSCAN, a series of Arrived Homes, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

ASSETS
Current assets:
Cash	$15,689
Prepaid expenses	613
Total current assets	16,302
Property and equipment, net	318,765
Deposits held by property management company	2,195
Total assets	$337,262

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$2,818
Due to related party	2,231
Total current liabilities	5,049
Tenant deposits	2,195
Mortgage payable, net	180,658
Total liabilities	187,902

Members’ equity:
Members’ capital	150,001
Accumulated deficit	(641)
Total members’ equity	149,360
Total liabilities and members’ equity	$337,262

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES TUSCAN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Rental income	$9,130
Total revenue	9,130

Operating expenses
Depreciation	2,960
Insurance	408
Management fees	-
Repair and maintenance	2,000
Property taxes	1,044
Other operating expenses	849
Total operating expenses	7,261

Income from operations	1,869

Interest expense	(2,510)
Net loss before income taxes	(641)
Provision for income taxes	-
Net loss	$(641)

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES TUSCAN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Capital	Deficit	Equity
Balance at April 27, 2021 (inception)	$-	$-	$-
Issuance of membership interests, net of offering costs	152,484	-	152,484
Deemed contribution from Manager	-	-	-
Distributions	(2,483)	-	(2,483)
Net loss	-	(641)	(641)
Balance at December 31, 2021	$150,001	$(641)	$149,360

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES TUSCAN, a series of Arrived Homes, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 27, 2021 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities
Net loss	$(641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,960
Amortization	9
Changes in operating assets and liabilities
Accounts receivable	-
Prepaid expenses	(613)
Accrued expenses	2,818
Due to related party	4,990
Net cash provided by operating activities	9,523
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-
Repayment of amounts due to related party	(155,216)
Net proceeds from the issuance of membership units	163,865
Distributions	(2,483)
Net cash provided by financing activities	6,166
Net change in cash	15,689
Cash at beginning of period	-
Cash at end of year	$15,689

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$1,855

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-
Acquisition of property	$324,389
Mortgage payable for acquisition of property	$181,480
Offering expenses	$3,310
Deemed contribution from Manager	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARRIVED HOMES SERIES TUSCAN, a series of Arrived Homes, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Homes was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Tuscan, a series of Arrived Homes, LLC, (“Series Tuscan”) was formed on April 27, 2021 under the laws of Delaware. On May 13, 2021, the Arrived AR Tuscan, LLC completed the acquisition of the Tuscan property. The acquisition of the Tuscan property was funded through an initial mortgage in the amount of $181,400 (Note 5) with the remainder of the purchase price being advanced by Arrived Holdings, Inc. (the “Manager”). The Tuscan property is being held by Arrived AR Tuscan, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

In August 2021, the Manager offered for sale (“public offering”) 16,552 membership interests of Series Tuscan to the general public (Note 6).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Series is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Series may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of the Series and its wholly-owned subsidiary, Arrived AR Tuscan, LLC (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be entitled to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Management Fee

The Manager will receive from the Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, the Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Company and Tenant Deposit Liability

The deposits held by property management company represent funds from tenants’ security deposits that are held by the property management company classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Series’ property and equipment includes the cost of the purchased property, including the building and related land. The Series allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive loss.

Impairment of Long-Lived Assets

The Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series y, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Series adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Loss

The Series follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Series has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Series has elected and qualifies to be taxed as a C corporation.

The Series uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Series assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Series is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a Series should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Series has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Series to continue as a going concern for a reasonable period of time. The Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to continue to generate cash flow from the rental property or obtain funding from the Manager. In the event the Series requires immediate liquidity to continue its operations, the Manager plans to fund the Series to cover its operating expense requirements. However, there are no assurances that the Manager will always be in the position to provide funding when needed. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,
2021
Building	$244,164
Land	80,225
Total	324,389
Less: Accumulated depreciation	(5,623)
Property and equipment, net	$318,765

Depreciation expense was $2,960 for the period ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE

In connection with the purchase of the Tuscan property, the Series entered into a mortgage with Arvest Bank  for a principal of $181,480 , including loan fees of $836. The mortgage bears interest at a rate of 4%  per year for the initial 5-year interest only period and then bears a variable interest rate for the remaining term of the mortgage. The mortgage requires interest only payments on a monthly basis and the principal must be repaid within 10 years  of the date of closing of the purchase of the Series’ property. The mortgage is secured by the Series property. As of December 31, 2021, the entire principal of the mortgage loan remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the period ended December 31, 2021, the Series recorded amortization of loan fees of $9. As December 31, 2021, mortgage payable, net of unamortized loan fees of $822 was $180,658.

NOTE 6: MEMBERS’ EQUITY

The Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Series. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series business and affairs, managing the day-to-day affairs, and implementing the Series investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Series, and no member of the Series is obligated personally for any such debt, obligation, or liability.

Membership Interests

In August 2021, the Series closed on its public offering and issued 16,552 membership interests for net proceeds of $163,865.

In connection with the public offering, the Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $3,310. The series also incurred a sourcing fee due to the Manager of $8,071.

Distributions

During the period ended December 31, 2021, the Series made distributions to the investors of the Series totaling $2,483, which were recorded as a reduction to members’ capital.

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due to Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, the Series owed $2,231 to the Manager, which is non-interest bearing with no stated repayment terms.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Series had net deferred tax assets before valuation allowance of $141, solely attributable to net loss carryforwards.

The Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $141 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Series’ federal and state combined effective tax rate, which it estimated to be 22%. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Series had net operating loss carryforwards available to offset future taxable income in the amount of $641.

The Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At inception, the Series had no unrecognized tax benefits and no charge during 2021, and accordingly, the Series did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Series is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution of $2,483, based on operating results for the fourth quarter of fiscal 2021.

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes, LLC (incorporated by reference to Exhibit 2.1 to the Form 1-A filed on September 9, 2020)
2.2*	Operating Agreement of Arrived Homes, LLC (incorporated by reference to Exhibit 2.2 to the Form 1-A filed on September 9, 2020)
3.1*	Form of Series Designation of Arrived Homes Series [*], a series of Arrived Homes, LLC (incorporated by reference to Exhibit 3.1 to the Form 1-A filed on January 12, 2021)
4.1*	Form of Subscription Agreement of Arrived Homes Series [*], a Series of Arrived Homes, LLC (incorporated by reference to Exhibit 4.1 to the Form 1-A filed on January 12, 2021)
6.1*	Broker Dealer Agreement, dated September 23, 2020, between Arrived Homes LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.2*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Lierly LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.2 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.3*	Form of Promissory Note between Arrived Homes Series Lierly LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.3 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.4*	Form of Property Management Agreement dated [*], 202[*], between Blue Canopy Realty and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.4 to the Form 1-A filed on January 12, 2021)
6.5*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Soapstone LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.5 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.6*	Promissory Note between Arrived Homes Series Soapstone LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.6 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.7*	Form of Purchase and Sale Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.7 to the Form 1-A filed on January 12, 2021)
6.8*	Form of Software and Services License Agreement dated [*], 2020 by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.8 to the Form 1-A filed on September 9, 2020)
6.9*	Promissory Note between Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021 (incorporated by reference to Exhibit 6.9 to the Form 1-A filed on January 12, 2021)
6.10*	Form of Purchase and Sale Agreement dated January 1, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.10 to the Form 1-A filed on January 12, 2021)
6.11*	Promissory Note between Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 1, 2021 (incorporated by reference to Exhibit 6.11 to the Form 1-A filed on January 12, 2021)
6.12*	Form of Membership Interest Purchase Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.12 to the Form 1-A filed on January 12, 2021)
6.13*	Promissory Note between Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021 (incorporated by reference to Exhibit 6.13 to the Form 1-A filed on January 12, 2021)
6.14*	Form of Membership Interest Purchase Agreement dated January 14, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.14 to the Form 1-A filed on January 12, 2021)

6.15*	Promissory Note between Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 14, 2021 (incorporated by reference to Exhibit 6.15 to the Form 1-A filed on January 12, 2021)
6.16*	Membership Interest Purchase Agreement dated April 30, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC
6.17*	Promissory Note between Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated April 30, 2021
6.18*	Membership Interest Purchase Agreement dated May 12, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC
6.19*	Promissory Note between Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated May 12, 2021
6.20*	Contract of Sale Residential dated May 11, 2021 by and between the seller and Arrived SC Kingsley, LLC
6.21*	Promissory Note between Arrived Homes Series Kingsley LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 1, 2021
6.22*	Offer to Purchase and Contract dated May 14, 2021 by and between certain sellers and Arrived NC Centennial, LLC
6.23*	Promissory Note between Arrived Homes Series Centennial LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 7, 2021
6.24*	Contract of Sale Residential dated May 14, 2021 by and between the seller named therein and Arrived SC Eastfair, LLC
6.25*	Promissory Note between Arrived Homes Series Eastfair LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 4, 2021
6.26*	Purchase and Sale Agreement dated May 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Badminton Property
6.27*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Basil Property
6.28*	Purchase and Sale Agreement dated May 15, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Eastfair Property
6.29*	Purchase and Sale Agreement dated May 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holloway Property
6.30*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Kingsley Property
6.31*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lallie Property
6.32*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.32.1*	Counteroffer to Offer dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.33*	Purchase and Sale Agreement dated March 26, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.33.1*	Counteroffer to Offer dated March 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.34*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Shoreline Property
6.35*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Spencer Property
6.36*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.36.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.37*	Purchase and Sale Agreement dated May 14, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Centennial Property
6.38*	Purchase and Sale Agreement dated May 25, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dewberry Property

6.39*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Luna Property
6.40*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Malbec Property
6.41*	Purchase and Sale Agreement dated June 2, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Roseberry Property
6.42*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Summerset Property
6.43*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.43.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.44*	Purchase and Sale Agreement dated June 3, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Windsor Property
6.45*	Form of Property Management Agreement dated [*], 20[*], between Great Jones and Arrived Homes Series [*], a series of Arrived Homes, LLC
6.46*	Form of Promissory Note between Arrived Holdings, Inc. and Arrived Homes Series [*], a Series of Arrived Homes, LLC
6.47*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC through its Authorized Agent, Blue Canopy Realty LLC
6.48*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Amber Property
6.49*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Bayside Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bayside dated June 22, 2021 for Series Bayside Property
6.50*	Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.50.1*	Addendum to Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.51*	Purchase and Sale Agreement dated July 19, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Collinston Property
6.52*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dawson Property
6.53*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elevation Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Elevation dated July 15, 2021 for Series Elevation Property
6.54*	Purchase and Sale Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.54.1*	Addendum to Purchase and Sale Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.55*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Forest Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Forest dated July 15, 2021 for Series Forest Property
6.56*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holland Property
6.57*	Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Jupiter Property
6.58*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.58.1*	Addendum to Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.59*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lily Property

6.60*	Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property
6.60.1*	Addendum to Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property
6.60.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Limestone dated August 5, 2021 for Series Limestone Property
6.61*	Purchase and Sale Agreement dated August 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Meadow Property
6.62*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.62.1*	Counteroffer to Offer Dated September 1, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.63*	Purchase and Sale Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property
6.63.1*	Addendum to Purchase and Sale Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property
6.64*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.64.1*	Addendum to Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.65*	Purchase and Sale Agreement dated June 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series River Property
6.66*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.66.1*	Counteroffer to Offer Dated September 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.67*	Purchase and Sale Agreement dated July 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saturn Property
6.68*	Purchase and Sale Agreement dated June 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Sugar Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sugar dated June 17, 2021 for Series Sugar Property
6.69*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Weldon Property
6.70*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property
6.70.1*	Addendum to Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property
6.71*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in North Carolina through its Authorized Agent, Great Jones North Carolina, LLC
6.72*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in South Carolina through its Authorized Agent, Great Jones South Carolina, LLC
6.73*	Form of Mortgage Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of South Carolina
6.74*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of North Carolina
6.75*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of Colorado
6.76*	Purchase and Sale Agreement dated September 8, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Bandelier Property
6.76.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bandelier dated September 29, 2021 for Series Bandelier Property
6.76.2*	Addendum to Purchase and Sale Agreement dated September 8, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Bandelier Property

6.77*	Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Butter Property
6.77.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Butter dated September 7, 2021 for Series Butter Property
6.78*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Davidson Property
6.79*	Purchase and Sale Agreement dated November 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.79.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Diablo dated December 1, 2021 for Series Diablo Property
6.79.2*	Addendum to Purchase and Sale Agreement dated November 19, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.79.3*	Counteroffer to Offer dated November 19, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.80*	Purchase and Sale Agreement dated June 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Dolittle Property
6.81*	Purchase and Sale Agreement dated September 22, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ensenada Property
6.81.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated September 23, 2021 for Series Ensenada Property
6.81.2*	Counteroffer to Offer dated September 23, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ensenada Property
6.82*	Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Grant Property
6.82.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated October 12, 2021 for Series Grant Property
6.82.2*	Addendum to Purchase and Sale Agreement dated October 13, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Grant Property
6.83*	Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Kerriann Property
6.83.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated October 20, 2021 for Series Kerriann Property
6.83.2*	Addendum to Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Kerriann Property
6.84*	Purchase and Sale Agreement dated May 25, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Matchingham Property
6.84.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Matchingham dated September 17, 2021 for Series Matchingham Property
6.85*	Purchase and Sale Agreement dated November 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series McLovin Property
6.85.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McLovin dated November 19, 2021 for Series McLovin Property
6.85.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McLovin dated November 29, 2021 for Series McLovin Property
6.85.3*	Addendum to Purchase and Sale Agreement dated November 24, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series McLovin Property
6.86*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Murphy Property
6.87*	Purchase and Sale Agreement dated October 28, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Oly Property
6.87.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Oly dated November 10, 2021 for Series Oly Property
6.88*	Purchase and Sale Agreement dated September 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ribbonwalk Property
6.88.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ribbonwalk dated September 18, 2021 for Series Ribbonwalk Property

6.89*	Purchase and Sale Agreement dated September 3, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Rooney Property
6.89.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Rooney dated October 2, 2021 for Series Rooney Property
6.90*	Purchase and Sale Agreement dated September 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Scepter Property
6.90.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Scepter dated September 29, 2021 for Series Scepter Property
6.91*	Purchase and Sale Agreement dated November 17, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.91.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sigma dated November 24, 2021 for Series Sigma Property
6.91.2*	Addendum to Purchase and Sale Agreement dated December 3, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.91.3*	Addendum to Purchase and Sale Agreement dated November 24, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.92*	Purchase and Sale Agreement dated June 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Vernon Property
6.92.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Vernon dated July 15, 2021 for Series Vernon Property
6.92.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Vernon dated August 31, 2021 for Series Vernon Property
6.93*	Transfer Agent Agreement dated November 30, 2020, between Arrived Homes, LLC and Colonial Stock Transfer Company, Inc.
6.94*	Purchase and Sale Agreement dated December 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Delta Property
6.94.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Delta dated December 31, 2021 for Series Delta Property
6.94.2*	Addendum to Purchase and Sale Agreement dated January 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Delta Property
6.95*	Purchase and Sale Agreement dated January 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Emporia Property
6.95.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Emporia dated January 11, 2022 for Series Emporia Property
6.96*	Purchase and Sale Agreement dated June 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Greenhill Property
6.96.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Greenhill dated January 4, 2022 for Series Greenhill Property
6.97*	Purchase and Sale Agreement dated January 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kawana Property
6.97.1*	Counteroffer to Offer Dated January 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kawana Property
6.98*	Purchase and Sale Agreement dated January 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lovejoy Property
6.98.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lovejoy dated January 11, 2022 for Series Lovejoy Property
6.99*	Purchase and Sale Agreement dated December 16, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saint Property
6.99.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Saint dated December 22, 2021 for Series Saint Property
6.100*	Purchase and Sale Agreement dated January 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Tuxford Property
6.101*	Purchase and Sale Agreement dated December 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Wave Property
6.101.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Saint dated December 31, 2021 for Series Wave Property

6.102*	Form of Property Management Agreement dated December 30, 2021, between Marketplace Homes and Arrived Homes Series [*], a series of Arrived Homes, LLC
6.103*	Purchase and Sale Agreement dated January 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Avebury Property
6.103.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Avebury dated February 4, 2022 for Series Avebury Property
6.103.2*	Addendum to Purchase and Sale Agreement dated January 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Avebury Property
6.104*	Purchase and Sale Agreement dated January 26, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Chelsea Property
6.104.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Chelsea dated February 7, 2022 for Series Chelsea Property
6.105*	Purchase and Sale Agreement dated December 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Hadden Property
6.105.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hadden dated January 3, 2022 for Series Hadden Property
6.105.2*	Addendum to Purchase and Sale Agreement dated January 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hadden Property
6.106*	Purchase and Sale Agreement dated January 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hollandaise Property
6.106.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hollandaise dated January 20, 2022 for Series Hollandaise Property
6.106.2*	Counteroffer to Offer dated January 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hollandaise Property
6.107*	Purchase and Sale Agreement dated January 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Otoro Property
6.107.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Otoro dated February 4, 2022 for Series Otoro Property
6.108*	Purchase and Sale Agreement dated January 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Terracotta Property
6.108.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Terracotta dated January 21, 2022 for Series Terracotta Property
6.109*	Purchase and Sale Agreement dated December 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Bedford Property
6.109.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bedford dated January 3, 2022 for Series Bedford Property
6.109.2*	Addendum to Purchase and Sale Agreement dated February 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Bedford Property
6.110*	Purchase and Sale Agreement dated December 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Gardens Property
6.110.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Gardens dated March 11, 2022 for Series Gardens Property
6.111*	Purchase and Sale Agreement dated Janaury 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Jack Property
6.111.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Jack dated March 18, 2022 for Series Jack Property
6.112*	Purchase and Sale Agreement dated February 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Louise Property
6.112.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Louise dated March 11, 2022 for Series Louise Property
6.113*	Purchase and Sale Agreement dated March 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Peanut Property
6.113.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Peanut dated March 11, 2022 for Series Peanut Property
6.114*	Purchase and Sale Agreement dated March 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Tulip Property

6.114.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Tulip dated March 11, 2022 for Series Tulip Property
6.115*	Purchase and Sale Agreement dated April 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series 100 Property
6.115.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series 100 dated April 12, 2022 for Series 100 Property
6.116*	Purchase and Sale Agreement dated March 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Grove Property
6.116.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Grove dated March 11, 2022 for Series Grove Property
6.117*	Purchase and Sale Agreement dated March 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Heritage Property
6.117.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Heritage dated March 21, 2022 for Series Heritage Property
6.118*	Purchase and Sale Agreement dated March 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Heron Property
6.118.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Heron dated March 23, 2022 for Series Heron Property
6.119*	Purchase and Sale Agreement dated March 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kirkwood Property
6.119.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Kirkwood dated March 23, 2022 for Series Kirkwood Property
6.120*	Purchase and Sale Agreement dated March 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lanier Property
6.120.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lanier dated March 21, 2022 for Series Lanier Property
6.121*	Purchase and Sale Agreement dated April 4, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Magnolia Property
6.121.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Magnolia dated April 5, 2022 for Series Magnolia Property
6.122*	Purchase and Sale Agreement dated March 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Mammoth Property
6.122.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Mammoth dated March 14, 2022 for Series Mammoth Property
6.123*	Purchase and Sale Agreement dated March 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series McGregor Property
6.123.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McGregor dated April 12, 2022 for Series McGregor Property
6.123.2*	Counteroffer to Offer dated March 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series McGregor Property
6.124*	Purchase and Sale Agreement dated March 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.124.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Point dated March 22, 2022 for Series Point Property
6.124.2*	Counteroffer to Offer dated March 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.124.3*	Addendum to Purchase and Sale Agreement dated March 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.125*	Purchase and Sale Agreement dated March 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Rosewood Property
6.125.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Rosewood dated March 15, 2022 for Series Rosewood Property
6.126*	Purchase and Sale Agreement dated March 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Roxy Property
6.126.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Roxy dated March 16, 2022 for Series Roxy Property

6.126.2*	Counteroffer to Offer dated March 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Roxy Property
6.127*	Purchase and Sale Agreement dated March 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Stonebriar Property
6.127.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Stonebriar dated March 23, 2022 for Series Stonebriar Property
6.127.2*	Addendum to Purchase and Sale Agreement dated April 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Stonebriar Property
6.128*	Purchase and Sale Agreement dated February 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wisteria Property
6.128.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Wisteria dated March 11, 2022 for Series Wisteria Property
8.1*	Form of Escrow Agreement dated [*], 202[*], by and among North Capital Private Securities Corporation, Arrived Holdings, Inc. and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED HOMES, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	February 8, 2023

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	February 8, 2023
Ryan Frazier		(principal executive officer) Chief Executive Officer and Director of Arrived Homes, LLC

/s/ Joel Mezistrano		Interim Principal Financial and	February 8, 2023
Joel Mezistrano		Accounting Officer of Arrived Holdings, Inc. Interim Principal Financial and Accounting Officer of Arrived Homes, LLC

Arrived Holdings, Inc.		Managing Member	February 8, 2023

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer